CONIFER HOLDINGS, INC.

CREDIT AGREEMENT

DATED AS OF JUNE 21, 2018

THE HUNTINGTON NATIONAL BANK

Execution Copy

TABLE OF CONTENTS

EXHIBITS:

Exhibit A	Form of Covenant Compliance Report
Exhibit B	Form of Revolving Credit Note
Exhibit C	Form of Letter of Credit Application
Exhibit D	Form of Security Agreement

SCHEDULES:

Schedule 6.1	Jurisdictions
Schedule 6.2	Names
Schedule 7.3(b)	Real Property
Schedule 7.5	Compliance with Laws
Schedule 7.7	ERISA
Schedule 7.11	Subsidiaries of Borrower
Schedule 7.12	Environmental
Schedule 7.17	Union Contracts
Schedule 9.1(b)	Debt
Schedule 9.3	Guarantees
Schedule 9.5(c)	Liens
Schedule 9.8	Affiliate Transactions
Schedule 9.10	Investments

CREDIT AGREEMENT

CREDIT AGREEMENT (the "Agreement"), dated June 21, 2018, between CONIFER HOLDINGS, INC. ("Borrower") and THE HUNTINGTON NATIONAL BANK ("Bank").

RECITALS

A. Borrower desires to obtain certain credit facilities from Bank as provided in this Agreement.

B. Bank is willing to extend such credit to Borrower on the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, Bank and Borrower agree as follows:

1. DEFINITIONS

1.1 Defined Terms. For the purposes of this Agreement the following terms will have the following meanings:

"Advance" shall mean a borrowing requested by Borrower and made by Bank under Section 2.

"Adverse Development Cover" shall mean the SwissRe Adverse Development Cover as described in the document "ADC Binding Quote Conifer 2017 08 31."

"Affiliate" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, a Person will be deemed to have "Control" over any other Person if such first Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Borrower.

"Anti-Terrorism Laws" shall mean those laws and sanctions relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act (Public Law 107-56), the Bank Secrecy Act (Public Law 91-508), the Trading with the Enemy Act (50 U.S.C. App. Section 1 et. seq.), the International Emergency Economic Powers Act (50 U.S.C. Section 1701 et. seq.), and the sanction regulations promulgated pursuant thereto by the Office of Foreign Assets Control, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957 (as any of the foregoing may from time to time be amended, renewed, extended or replaced).

"Applicable Letter of Credit Fee Rate" shall mean a per annum letter of credit fee equal to 2 3/4% per annum with respect to the undrawn amount of each Standby Letter of Credit issued under Section 2.8.

"Asset Sale" shall mean the sale, transfer, lease or other disposition by Borrower or any of its Subsidiaries of any asset to any Person.

"Authorized Officers" shall mean the following individuals: Nicholas J. Petcoff, Brian J. Roney, Harold J. Meloche, and Rochelle Kaplan-Rudolph.

"Bank" shall have the meaning set forth in the preamble to this Agreement, and includes any successors and assigns of Bank.

"Blocked Person" shall mean any of the following: (a) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224; (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224; (c) a Person with which Bank is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (d) a Person that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order No. 13224; (e) a Person that is named as a "specially designated national" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or (f) a Person who is affiliated or associated with a Person listed above.

"Borrowing Limit" shall mean as of any date of determination thereof an amount equal to (a) the Revolving Credit Commitment as of such date minus (b) the aggregate principal amount of the Senior Debt (excluding the Obligations) as of such date.

"Business Day" means any day other than a Saturday, a Sunday, or other day on which Bank is authorized or required to be closed; and if the applicable Business Day relates to any loan or other obligation hereunder accruing interest based on the LIBO Rate, such day must also be a day for trading by and between banks in US dollar deposits in the London interbank market.

"Capital Lease" means, at any time, a lease with respect to which the lessee is or is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP as in effect on the effective date of this Agreement.

"Cash Equivalents" shall include:

(a) direct general obligations of the United States of America or obligations the payment of principal of and interest on which is unconditionally guaranteed by the United States of America;

(b) obligations of a state of the United States, the District of Columbia or any possession of the United States, or any political subdivision thereof, which are described in Section 103(a) of the Code and are graded in any of the highest three (3) major grades as determined by at least one nationally recognized statistical rating organization; or secured, as to payments of principal and interest, by a letter of credit provided by a financial institution or insurance provided by a bond insurance company which in each case is itself or its debt is rated in one of the highest three (3) major grades as determined by at least one nationally recognized statistical rating organization;

(c) banker's acceptances, commercial accounts, demand deposit accounts, money market accounts, certificates of deposit, or depository receipts issued by or maintained with any bank, trust company, savings and loan association, savings bank or other financial institution whose deposits are insured by the Federal Deposit Insurance Corporation and whose reported capital and surplus equal at least $250,000,000, provided that such minimum capital and surplus requirement shall not apply to demand deposit accounts maintained by Borrower or any of the Subsidiaries in the ordinary course of business;

(d) commercial paper rated at the time of purchase within the two highest classifications established by not less than two nationally recognized statistical rating organizations, and which matures within 270 days after the date of issue;

(e) secured repurchase agreements against obligations itemized in clause (a) above, and executed by a bank or trust company or by members of the association of primary dealers or other recognized dealers in United States government securities, the market value of which must be maintained at levels at least equal to the amounts advanced; and

(f) any fund or other pooling arrangement which exclusively purchases and holds the items listed in (a) through (e) above.

"Change of Control" shall mean (a) an event or series of events whereby any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) other than the Petcoff Shareholders shall either (x) acquire beneficial ownership of more than 25% of any outstanding class of common stock of any Borrower having ordinary voting power in the election of directors of such Borrower or (y) obtain the power (whether or not exercised) to elect a majority of such Borrower's directors or (b) the occurrence of event or series of events that would trigger a violation of any change of control or change in control provision in any of the Subordinated Debt Documents.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

"Collateral" shall mean all property or rights in which a security interest, mortgage, Lien or other encumbrance for the benefit of Bank is or has been granted or arises or has arisen, under or in connection with this Agreement, the other Loan Documents, or otherwise to secure the Indebtedness.

"Consolidated Indebtedness" means, as at any date of determination, the aggregate amount of all Indebtedness of the Borrower and its Subsidiaries.

"Consolidated Net Income" means the net income (or loss) of the Borrower and its consolidated Subsidiaries for such period, all as determined in accordance with GAAP.

"Covenant Compliance Report" shall mean a Covenant Compliance Report, substantially in the form of Exhibit A.

"Default" shall mean any condition or event which, with the giving of notice and/or the passage of time, would constitute an Event of Default.

"Dividend Paying Capacity" means for any Insurance Subsidiary for any fiscal quarter end, the greater of (i) net income of such Insurance Subsidiary for the most recent year end or (ii) 10% of Statutory Surplus for such Insurance Subsidiary as of the last day of the most recent quarter end, all as determined in accordance with GAAP or SAP.

"Effective Date" shall mean the date on which all the conditions precedent set forth in Section 6 have been satisfied.

"Environmental Laws" shall mean all federal, state and local laws including statutes, regulations, ordinances, codes, rules, and other governmental restrictions and requirements, relating to environmental pollution, contamination or other impairment of the environment or any hazardous or toxic substances of any nature, including but not being limited to the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, and the Federal Superfund Amendments and Reauthorization Act of 1986, each as amended from time to time.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import and the rules and regulations promulgated thereunder as from time to time in effect.

"Event of Default" shall mean any of the events of default specified in Section 10.

"Fixed Charge Coverage Ratio" means, as of any date of determination, a ratio, the numerator of which is Consolidated Net Income of the Borrower less net income from its Subsidiaries (to the extent included in Consolidated Net Income when applying the equity basis of accounting, in accordance with GAAP) for the four preceding fiscal quarters ending on such date, plus to the extent deducted in determining Consolidated Net Income, interest expense, depreciation and amortization expenses (only to the extent directly recorded by the Borrower) for such period, plus the Dividend Paying Capacity of all Insurance Subsidiaries plus dividends received in cash by the Borrower from its Subsidiaries during such period and the denominator of which is the sum of (A) the amount of all dividends paid by the Borrower to its shareholders during such period, (B) all scheduled principal and interest payments with respect to the Consolidated Indebtedness of the Borrower and its Subsidiaries during such period and (C) all payments by the Borrower with respect to Capital Leases during such period; provided that during an Interest Deferral Period, the amount included in clause (B) shall exclude the amount of all deferred interest permitted to be deferred under the Note Purchase Agreement.

"GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

"Guaranty" shall mean any guaranty of the Obligations executed by a Guarantor and those guaranties of the Obligations executed and delivered to the Bank after the Effective Date, as the same may be amended or modified from time to time.

"Guarantors" shall mean the Persons, other than the Borrower, who, at any time, guaranty or otherwise become obligated to pay any or all of the Obligations, including each Person required to guaranty the Obligations under the provisions of Section 9.9 and "Guarantor" shall mean each of them.

"Hazardous Materials" shall mean and include any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Environmental Laws.

"Hedging Contract" shall mean any foreign exchange contract, currency swap agreement, futures contract, commodities hedge agreement, interest rate protection agreement, interest rate future agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, option agreement or any other similar hedging agreement or arrangement entered into by a Person in the ordinary course of business.

"Indebtedness" shall mean, with respect to any Person, (a) all indebtedness for borrowed money (excluding trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations under Capital Leases, (c) all obligations in respect of letters of credit, acceptances or similar obligations issued or created for the account of the Borrower or any of its Subsidiaries as of such date, other than insurance contracts issued by the Borrower or any of its Subsidiaries in the ordinary course of business, (d) net obligations in respect of interest rate or currency obligation swaps, hedges or similar arrangements (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time), (e) amounts owed as deferred purchase price for the purchase of any property or services (other than trade payables incurred in the ordinary course of business), (f) all indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the indebtedness secured thereby has been assumed, (g) all liabilities of Borrower or any Subsidiary under any securitization, any so-called "synthetic lease" or "tax ownership operating lease" or any other off balance sheet transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on a balance sheet of such Person, based on the outstanding amount of such liability if it had been structured as a financing on the balance sheet of such Person, (h) all obligations of such Person to purchase, redeem, retire, void or otherwise make any payment in respect of any mandatorily redeemable capital stock, and (i) obligations to guarantee any of the foregoing obligations on behalf of any Person other than the Borrower and its Subsidiaries; provided that standard trust accounts, deposit requirements

or obligations of regulatory agencies and any collateral requirements or obligations of other insurance business partners in the normal course of business shall not constitute Indebtedness.

"Interest Deferral Period" shall have the meaning given to such term in the Note Purchase Agreement.

"Insurance Regulatory Authority" means, with respect to any Insurance Subsidiary, the insurance department or similar governmental authority charged with regulating insurance companies or insurance holding companies, in its state of domicile and, to the extent that it has regulatory authority over such Insurance Subsidiary, in each other jurisdiction in which such Insurance Subsidiary conducts business or is licensed to conduct business.

"Insurance Subsidiary" means any Subsidiary of the Borrower, the ability of which to pay dividends is regulated by an Insurance Regulatory Authority or that is otherwise required to be regulated thereby in accordance with the applicable insurance rules and regulations of its state of domicile.

"Inventory" shall have the meaning assigned to it in the UCC on the date of this Agreement.

"Letter(s) of Credit" shall mean Standby Letter(s) of Credit issued pursuant to a Letter of Credit Agreement.

"Letter of Credit Agreement(s)" shall mean, in respect of each Letter of Credit, the application (in the form of Exhibit C) and related documentation consistent with this Agreement executed by Borrower requesting the issuance of a Letter of Credit, and all amendments, restatements or other modifications thereto from time to time, in each case in form and substance reasonably acceptable to Bank.

"Letter of Credit Reserve" shall mean as of any date of determination subsequent to the Effective Date, an amount equal to the aggregate undrawn face amount of all issued, outstanding and unexpired Letters of Credit issued by Bank for the account of Borrower under and pursuant to this Agreement and the amount of all draws under Letters of Credit paid by Bank and not reimbursed by Borrower.

"Letter of Credit Sublimit" shall mean Two Million Dollars ($2,000,000).

"Lien" shall mean the security interest or lien arising from any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, trust receipt, conditional sale or title retaining contract, sale and leaseback transaction, Capital Lease, consignment or bailment for security, or any other type of lien, charge, encumbrance, title exception, preferential or priority arrangement affecting property, whether based on common law or statute.

"Loan Documents" shall mean this Agreement, the Notes, any Letter of Credit, any Hedging Contract, any guaranties, security agreements, collateral assignments, pledge agreements, dominion of funds/lockbox agreement, account assignments, control agreements, letter of credit application and agreement or other reimbursement agreements, any Subordination Agreements, intercreditor agreements and any and all other agreements, instruments and documents, including powers of attorney, consents, and all other writings heretofore, now or hereafter executed by any Loan Party or delivered to Bank in connection with this Agreement.

"Loan Parties" shall mean collectively, Borrower, its Subsidiaries and Guarantors, and "Loan Party" shall mean any one of them, as the context indicates or otherwise requires.

"Material" shall mean in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Borrower and its Subsidiaries taken as a whole.

"Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, or financial condition of the Loan Parties taken as a whole, (b) the ability of any Loan Party to

perform its respective obligations under this Agreement, the Note or any other Loan Document to which it is a party, or (c) the validity or enforceability of this Agreement, the Note or any of the other Loan Documents or the rights or remedies of Bank hereunder or thereunder.

"NAIC" means the National Association of Insurance Commissioners or any successor thereto.

"Net Worth" means as of any date of determination shareholders' equity, including all common stock, preferred stock and any minority interests of the Borrower and its consolidated Subsidiaries as of such date as determined in accordance with GAAP as in effect on the date of this Agreement.

"Note" shall mean the Revolving Credit Note, as such note may be amended or supplemented from time to time and any other note issued in substitution, replacement or renewal thereof from time to time.

"Note Purchase Agreement" shall mean the Note Purchase Agreement dated September 29, 2017 among the purchasers party thereto and Borrower, as the same may be amended or modified from time to time.

"Obligations" shall mean all loans, advances, indebtedness, obligations and liabilities of each Loan Party to Bank under this Agreement or any of the other Loan Documents, together with all other indebtedness, obligations and liabilities whatsoever of such Loan Party to Bank arising under or in connection with this Agreement, or otherwise, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and any renewals or refinancing of the same.

"PBGC" is defined in Section 7.7.

"Pension Plan" is defined in Section 7.7.

"Permitted Acquisition" shall mean any acquisition by Borrower of all or substantially all of the assets of another Person, or of a division or line of business of another Person, or any equity interests of another Person which satisfies and/or is conducted in accordance with the following requirements:

(a) Such acquisition is of a business or Person engaged in a line of business which is substantially similar to, compatible with, or complementary to, the business of Borrower and any of its Subsidiaries;

(b) If such acquisition is structured as an acquisition of the equity interests of any Person, then the Person so acquired shall (X) become a wholly-owned direct Subsidiary of Borrower and the Borrower shall cause such acquired Person to comply with Section 9.9 hereof or (Y), be merged with and into Borrower (with the Borrower being the surviving entity);

(c) If such acquisition is structured as the acquisition of assets, such assets shall be acquired directly by the Borrower or a Subsidiary of Borrower;

(d) The Borrower shall have delivered to Bank not less than ten (10) (or such shorter period of time agreed to by Bank) nor more than ninety (90) days prior to the date of such acquisition, notice of such acquisition, copies of all material documents relating to such acquisition (including the acquisition agreement and any related documents), in each case in form and substance reasonably satisfactory to Bank;

(e) Both immediately before and after giving effect to the consummation of such acquisition, no Default or Event of Default shall have occurred and be continuing;

(f) The board of directors (or other Person(s) exercising similar functions) of the seller of the assets or issuer of the equity interests being acquired shall not have disapproved such transaction or recommended that such transaction be disapproved;

(g) All governmental, quasi-governmental, agency, regulatory or similar licenses, authorizations, exemptions, qualifications, consents and approvals necessary under any laws applicable to the Borrower, or the acquisition target (if applicable) for or in connection with the proposed acquisition and all necessary non-governmental and other third-party approvals which, in each case, are material to such acquisition shall have been obtained, and all necessary or appropriate declarations, registrations or other filings with any court, governmental or regulatory authority, securities exchange or any other Person, which in each case, are material to the consummation of such acquisition or to the acquisition target, if applicable, have been made, and evidence thereof reasonably satisfactory in form and substance to Bank shall have been delivered, or caused to have been delivered, by the Borrower to Bank;

(h) There shall be no actions, suits or proceedings pending or, to the knowledge of the Borrower threatened in writing against or affecting the acquisition target in any court or before or by any governmental department, agency or instrumentality, which would reasonably be expected to be decided adversely to the acquisition target and which, if decided adversely, would reasonably be expected to have a material adverse effect on the business, operations, properties or financial condition of the acquisition target and its subsidiaries (taken as a whole) or would materially adversely affect the ability of the acquisition target to enter into or perform its obligations in connection with the proposed acquisition, nor shall there be any actions, suits, or proceedings pending, or to the knowledge of the Borrower threatened in writing against the Borrower which would materially adversely affect the ability of the Borrower to enter into or perform its obligations in connection with the proposed acquisition; and

(i) The purchase price of such proposed new acquisition, computed on the basis of total acquisition consideration paid or incurred, or required to be paid or incurred, with respect thereto, including the amount of Indebtedness (such Indebtedness being otherwise permitted under this Agreement) assumed or to which such assets, businesses or business or equity interests, or any Person so acquired is subject and including any portion of the purchase price allocated to any non-compete agreements, (X) is less than Five Million Dollars ($5,000,000), (Y) when added to the purchase price for each other acquisition consummated hereunder as a Permitted Acquisition during the same fiscal year as the applicable acquisition (not including acquisitions specifically consented to which fall outside of the terms of this definition), does not exceed Five Million Dollars ($5,000,000) and (Z) when added to the purchase price for each other acquisition consummated hereunder as a Permitted Acquisition during the term of this Agreement (not including acquisitions specifically consented to which fall outside the terms of this definition), does not exceed Five Million Dollars ($5,000,000).

"Permitted Liens" shall mean with respect to any Person (A) to the extent incurred in the normal course of business (i) rights of third parties with respect to standard trust accounts, (ii) deposit requirements or similar obligations of regulatory agencies, and (iii) any collateral requirements or obligations of other insurance business partners including the Federal Home Loan Bank of Indiana relating to loans issued to the Insurance Subsidiaries, (B) Liens for taxes, fees, assessments or other governmental charges which are not past due or remain payable without penalty or which are disputed in good faith and in appropriate proceedings, and for which the Borrower or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Borrower or such Subsidiary, (C) mechanics', materialmen's banker's, carriers', warehousemen's and similar liens and encumbrances arising in the ordinary course of business and securing obligations of such Person that are not overdue for a period of more than sixty (60) days or are disputed in good faith by appropriate proceedings, provided that in the case of any such dispute (i) any proceedings commenced for the enforcement of such

liens and encumbrances shall have been duly suspended and (ii) such provision for the payment of such liens and encumbrances has been made in accordance with GAAP on the books of such Person, (D) liens arising in connection with worker's compensation, unemployment insurance, old age pensions and social security benefits and similar statutory obligations which are not overdue or are disputed in good faith by appropriate proceedings, provided that in the case of any such dispute (i) any proceedings commenced for the enforcement of such liens shall have been duly suspended and (ii) such provision for the payment of such liens has been made in accordance with GAAP on the books of such Person, (E)(i) liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States government or any agency thereof entered into in the ordinary course of business and (ii) liens incurred or deposits made in the ordinary course of business to secure the performance of statutory obligations, bids, leases, fee and expense arrangements with trustees and fiscal agents and other similar obligations (exclusive of obligations incurred in connection with the borrowing of money, any lease-purchase arrangements or the payment of the deferred purchase price of property), provided that full provision for the payment of all such obligations set forth in clauses (i) and (ii) has been made in accordance with GAAP on the books of such Person, (F) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which to not materially interfere with the business of such Person, (G) liens in respect of judgments that do not constitute an Event of Default under clause (h) of Section 10.1 and (H) other Liens incurred in the ordinary course or which are not material in amount or nature and which do not secure Indebtedness.

"Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or governmental body.

"Petcoff Shareholders" shall mean James Petcoff, his spouse and/or lineal descendants.

"Refinance Prepayment Conditions" shall mean:

(a) the prepayment of the principal Indebtedness under the Note Purchase Agreement shall be made solely from the proceeds of new unsecured Subordinated Debt issued on terms reasonably acceptable to Bank,

(b) Bank shall have received not less than ten (10) Business Days prior written notice from Borrower of the planned prepayment of the Indebtedness under the Note Purchase Agreement, which notice shall be accompanied by copies of the Note Purchase Agreement and other documents to be executed in connection therewith; and

(c) at the time of the prepayment and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

"Regulatory Agency" means any state board, commission, department or other regulatory body which regulates insurance companies or insurance holding companies.

"Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Pension Plan other than those events as to which the thirty-day notice period is waived under subsection 22, 23, 25, 27, 28 or 29 of PBGC Regulation Section 4043.

"Responsible Officer" shall mean any Senior Financial Officer and any other officer of the Borrower with responsibility for the administration of the relevant portion of this Agreement.

"Request for Advance" shall mean a Request for Advance in form reasonably acceptable to Bank pursuant to which the Borrower may request an Advance under Section 2 or Section 5.

"Revolving Credit Commitment" shall mean Ten Million Dollars ($10,000,000), subject to reduction or termination under Section 2.7, 10.1 or 10.2.

"Revolving Credit Maturity Date" shall mean June 21, 2019.

"Revolving Credit Note" shall mean the Revolving Credit Note described in Section 2.1 made by Borrower to Bank in the form of Exhibit B, as such note may be amended, renewed, replaced, extended or supplemented from time to time.

"SAP" means, with respect to any Insurance Subsidiary, the statutory accounting practices and procedures, prescribed or permitted, by the relevant Insurance Regulatory Authority of its state of domicile.

"Security Agreement" shall mean the Security Agreement in the form of Exhibit D executed and delivered by Borrower and each other party thereto, as the same may be amended restated or otherwise modified from time to time.

"Senior Debt" shall have the meaning given to such term in the Note Purchase Agreement.

"Standby Letter(s) of Credit" shall mean the irrevocable standby Letters of Credit under which Bank agrees to make payments for the account of Borrower in respect to obligations of Borrower incurred pursuant to contracts made or performance undertaken or to be undertaken or matters relating to contracts to which Borrower is or proposes to become a party in the ordinary course of its business.

"Subordination Agreement(s)" shall mean (i) each Subordination Agreement executed and delivered by any Subordinated Lenders in favor of Bank in form and substance satisfactory to Bank, as each may be amended, restated or otherwise modified from time to time in compliance with the terms thereof and of this Agreement and (ii) the subordination provisions contained in the Note Purchase Agreement.

"Subordinated Debt" shall mean all Debt which is subordinated to the Obligations under the terms of a Subordination Agreement.

"Subordinated Debt Documents" shall mean any and all agreements, documents and instruments relating to or evidencing any Subordinated Debt, each as amended, restated or otherwise modified from time to time, subject to the terms hereof and of the applicable Subordination Agreement.

"Subordinated Lenders" shall mean each Person from which a Loan Party receives Subordinated Debt financing.

"Subsidiary" shall mean, a corporation or other entity of which more than fifty percent (50%) of the outstanding voting stock or equivalent equity interest are owned by Borrower, either directly or indirectly, through one or more intermediaries.

"Tangible Net Worth" means as of any date Net Worth less the Intangible Assets of the Borrower and its consolidated Subsidiaries, excluding the cumulative impact to Tangible Net Worth from changes in net unrealized gains or losses from investments since December 31, 2017, and plus the amount of liabilities recorded on the balance sheet attributable to deferred gains from the Adverse Development Cover, all determined as of such date. For purposes of this Agreement, "Intangible Assets" means the amount (to the extent reflected in determining such Net Worth) of goodwill, patents, trademarks, service marks, trade names, customer lists, renewal rights, copyrights, organization, and research and/or development expenses. For purposes of this definition, net unrealized gains or losses shall have the meaning as applied in GAAP without giving effect to the Financial Accounting Standards Board's Accounting Standards Update No. 2016-01, *Financial Instruments (Topic 825): Recognition and Measurement of Financial Assets and Financial Liabilities*.

"TNW Prepayment Conditions" shall mean:

(a) the prepayment of the principal Indebtedness under the Note Purchase Agreement is made not more than once during any period of twelve (12) consecutive months,

(b) Bank shall have received not less than ten (10) Business Days prior written notice from Borrower of the planned prepayment of the Indebtedness under the Note Purchase Agreement;

(c) at the time of the prepayment and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

(d) after giving effect to the prepayment Tangible Net Worth is not less than $53,000,000; and

(e) the prepayment is made within sixty (60) days of Bank's receipt of Borrower's annual audited financial statements for the fiscal year ending immediately prior to the date of the prepayment.

"Total Capital" means (i) the Consolidated Indebtedness plus (ii) Net Worth.

"UCC" shall mean the Uniform Commercial Code as adopted in the State of Michigan from time to time.

1.2 Accounting Terms. GAAP shall be determined on the basis of such principles in effect on the Effective Date and consistent with those used in the preparation of the most recent audited financial statements of the Borrower referred to in Section 8.1(b). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Bank agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower and the Bank, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, the Public Borrower Accounting Oversight Board or, if applicable, the Securities and Exchange Commission. Notwithstanding anything herein to the contrary, the effect of any changes to lease accounting that requires the assets and liabilities arising under operating leases to be recognized in any statement of financial position (including the balance sheet) shall be excluded from the method of financial covenant calculation for purposes hereof..

1.3 Uniform Commercial Code Terms. All capitalized terms used herein with reference to the Collateral and defined in the UCC shall have the meaning given therein unless otherwise defined herein. To the extent the definition of any category or type of Collateral is expanded by any amendment, modification or revision to the UCC, such expanded definition will apply automatically as of the effective date of such amendment, modification or revision.

2. REVOLVING CREDIT

2.1 Revolving Credit Commitment. Subject to the terms and conditions of this Agreement (including without limitation Section 2.3), Bank agrees to make Advances to Borrower at any time and from time to time from the Effective Date until the Revolving Credit Maturity Date, in an aggregate principal amount not to exceed at any one time outstanding the lesser of (i) the Revolving Credit

Commitment and the Borrowing Limit. All of the Advances under this Section 2 shall be evidenced by the Revolving Credit Note under which Advances, repayments and re-advances may be made, subject to the terms and conditions of this Agreement.

2.2 Accrual of Interest and Maturity. The Revolving Credit Note and all principal and interest outstanding, shall mature on the Revolving Credit Maturity Date and each Advance from time to time outstanding shall bear interest as provided in the Revolving Credit Note. The amount and date of each Advance, and the amount and date of any repayment shall be noted on Bank's records, which records will be conclusive evidence thereof absent manifest error.

2.3 Requesting Advances.

(a) Borrower may request an Advance under this Section 2 upon the delivery to Bank of a Request for Advance executed by two Authorized Officers of Borrower. Borrower must request Advances no later than 1:00 p.m. (Columbus, Ohio local time) on a Business Day, unless otherwise authorized under Bank's electronic banking platform; and

(b) Each Request for Advance shall constitute a certification by Borrower, as of the date thereof:

(i) both before and after giving effect to such Advance, the obligations of the Loan Parties set forth in this Agreement and the other Loan Documents to which such Persons are parties are valid, binding and enforceable obligations of such Persons;

(ii) all conditions to Advances have been satisfied and shall remain satisfied to the date of and after giving effect to such Advance;

(iii) there is no Default or Event of Default in existence, and none will exist upon the making of and after giving effect to such Advance;

(iv) the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of the making of and after giving effect to such Advance, other than any representation or warranty that expressly speaks only as of a different date;

(v) after giving effect to such Advance, the aggregate principal amount of the outstanding Advances plus the Letter of Credit Reserve does not exceed the Borrowing Limit; and

(vi) the execution of such Request for Advance will not violate the material terms and conditions of any material contract, agreement or other borrowing of any Loan Party.

2.4 Disbursement of Loan Proceeds. During the term of this Agreement, Borrower may use Advance(s) under the Revolving Credit Note by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of Advance(s) under the Revolving Credit Note requested by Borrower shall be made available to Borrower on the day so requested by way of credit to Borrower's operating account with Bank, in immediately available funds.

2.5 Certification regarding Senior Debt. Each time Borrower requests an Advance or the issuance of a Letter of Credit, Borrower shall provide to Bank a certificate in form and detail acceptable to Bank listing all Senior Debt (other than the Obligations) outstanding as of the date of such date, which shall include the Person to whom such Senior Debt is owed and the outstanding principal amount thereof.

2.6 Prepayment. Borrower may prepay all or part of the outstanding balance of the Advance(s) under the Revolving Credit Note as provided in the Revolving Credit Note.

2.7 Reduction of Obligations. If at any time and for any reason the aggregate outstanding principal amount of Advances hereunder to Borrower plus the Letter of Credit Reserve, shall exceed the lesser of (i) the Revolving Credit Commitment and (ii) the Borrowing Limit, then Borrower shall immediately reduce any pending request for an Advance on such day by the amount of such excess and, to the extent any excess remains thereafter, immediately repay an amount of the Obligations equal to such excess. Borrower acknowledges that, in connection with any repayment required hereunder, it shall also be responsible for the reimbursement of any prepayment or other costs required under the terms of the Revolving Credit Note.

2.8 Letters of Credit. In addition to Advances under the Revolving Credit Note to be provided to Borrower by Bank under Sections 2.1 and 2.3, Bank may issue, or commit to issue, from time to time, Standby Letters of Credit for the account of Borrower in aggregate undrawn amounts not to exceed the Letter of Credit Sublimit at any one time outstanding; provided, however, that after giving effect to each Letter of Credit requested hereunder there shall not exist any Default or Event of Default and such Letter of Credit shall be subject to the Letter of Credit Sublimit and the other terms and conditions of this Agreement. The sum of the aggregate amount of Advances outstanding under the Revolving Credit Note plus the Letter of Credit Reserve shall not exceed at any one time the lesser of (i) the Revolving Credit Commitment and (ii) the Borrowing Limit. No Letter of Credit shall, by its terms, have an expiration date which is longer than one (1) year after the date of issuance of such Letter of Credit or which exceeds the Revolving Credit Maturity Date (or such later date as is acceptable to Bank). With respect to any outstanding Letters of Credit with an expiry date later than the Revolving Credit Maturity Date, Borrower shall provide cash collateral no later than ten (10) Business Days prior to the Revolving Credit Maturity Date, in an amount equal to 105% of the maximum amount that may be available to be drawn at any time prior to the stated expiry of all such outstanding Letters of Credit. In addition to the terms and conditions of this Agreement, the issuance of any Letters of Credit shall also be subject to the terms and conditions of any Letter of Credit Agreements. Borrower shall pay to Bank quarterly in arrears a per annum fee equal to the Applicable Letter of Credit Fee Rate on the undrawn face amount of each Standby Letter of Credit, determined on the basis of the actual number of days elapsed using a year of 360 days. It is expressly understood that the fees paid pursuant to this Section 2.8 shall not be refundable under any circumstances. Upon any termination of this Agreement, Borrower shall deposit with Bank cash collateral equal to 105% of the maximum amount that may be available to be drawn at any time prior to the stated expiry of all such outstanding Letters of Credit as of such date

2.9 Requirements for Issuance of Letters of Credit.

(a) In connection with the issuance of any Letters of Credit, Borrower shall indemnify, save and hold Bank harmless from any loss, cost, expense or liability, including payments made by Bank and reasonable out-of-pocket expenses and reasonable attorneys' fees incurred by Bank arising out of, or in connection with, any Letter of Credit to be issued or created for a Borrower except to the extent resulting solely from the gross negligence or willful misconduct of Bank as determined by a court of competent jurisdiction by final and non-appealable judgment. Borrower shall be bound by Bank's regulations and good faith interpretations of any Letter of Credit issued for the account of Borrower, although this interpretation may be different from its own; and, neither Bank nor any of its correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrower's instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit other than those resulting solely from the willful misconduct or gross negligence of Bank as determined by a court of competent jurisdiction by final and non-appealable judgment;

(b) In connection with all Letters of Credit issued by Bank, Borrower hereby appoints Bank, or its designee, as its attorney in fact, with full power and authority upon the occurrence

of an Event of Default, (i) to sign and/or endorse Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign Borrower's name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department in the name of such Borrower or Bank or Bank's designee, and to sign and deliver to officials of such customs department powers of attorney in the name of Borrower for such purpose; and (iv) to complete in Borrower's name or Bank's, or in the name of Bank's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Bank nor its attorneys will be liable for any acts or omissions or for any error of judgment or mistakes of fact or law other than those resulting solely from the willful misconduct or gross negligence of Bank or its attorneys as determined by a court of competent jurisdiction by final and non-appealable judgment. This power, being coupled with an interest, is irrevocable;

(c) Immediately upon the request of Bank, (i) after the occurrence of an Event of Default, or (ii) if any Letter of Credit remains outstanding after ten (10) Business Days prior to the Revolving Credit Maturity Date, in each such case, Borrower shall deposit and maintain in an account with Bank in cash, as cash collateral, in an amount equal to one hundred five percent (105%) of the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit. In each case, Borrower hereby irrevocably authorizes Bank, in its sole discretion, on Borrower's behalf and in Borrower's name, to open such an account and to make and maintain deposits in such account or in an account opened by Borrower, in any amount required to be made by Borrower, out of the proceeds of Accounts or other Collateral, from an Advance, or out of any other funds of Borrower coming into Bank's possession at any time. Any net return on such cash or investments shall be credited to such account and constitute additional cash collateral. Borrower may not withdraw any amount credited to any such account, except upon payment and performance in full of all Indebtedness and termination of this Agreement; and

(d) Notwithstanding any term, provision, condition or covenant contained herein, while any Event of Default exists, Bank shall not be required to issue, and Borrower shall not be entitled to request the issuance of, a Letter of Credit.

2.10 Unused Fee. From the Effective Date to the payment in full in cash of all Advances under the Revolving Credit Note and the termination of any obligation under this Agreement or any Loan Document on the part of Bank to extend Advances under the Revolving Credit Note to Borrower, Borrower shall pay to Bank, an unused fee quarterly commencing on October 1, 2018, and on the first day of each quarter thereafter for the previous quarter. The unused fee payable to Bank shall be determined by multiplying twenty (20) basis points per annum times the daily unused amount of the Revolving Credit Commitment (which shall reflect a reduction for the aggregate undrawn face amount of all issued, outstanding and undrawn Letters of Credit) each day during the relevant period or portion thereof. The unused fee shall be computed in the same manner as interest is computed in the Revolving Credit Note. Whenever any payment of the unused fee shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. It is expressly understood that the unused fee described in this Section 2.10 shall not be refundable under any circumstances.

2.11 Use of Proceeds. Proceeds of Advances under the Revolving Credit Note shall be used solely for working capital, acquisitions, investments and general corporate purposes of Borrower and its Subsidiaries, and any other purpose not expressly prohibited by this Agreement, including to pay all costs, fees and expenses due in connection with the issuance of the Indebtedness.

2.12 Paydown. Borrower shall reduce to Zero Dollars ($0) the Advances under the Revolving Credit Note for thirty (30) consecutive days during each calendar year.

3. **[RESERVED].**

4. **[RESERVED].**

5. **[RESERVED].**

6. **CONDITIONS.**

The Effective Date shall be deemed to have occurred, and the obligations of Bank to make Advances and issue Letters of Credit shall arise upon the satisfaction or waiver of each of the following conditions:

6.1 Corporate Authority. Borrower agrees to furnish Bank, in form and substance reasonably satisfactory to Bank, with (a) certified copies of resolutions of the boards of directors, members, managers or partners, as applicable, of each Loan Party evidencing approval of the transactions contemplated hereunder and authorizing the execution and delivery of the Loan Documents, and in the case of Borrower, the Requests for Advances and Letters of Credit hereunder, including incumbency and signatures of two Authorized Officers of the applicable Loan Party; (b) a certificate of good standing from the state of each Loan Party's organization and from the state(s) in which a failure by any of them to be qualified to do business would reasonably be expected to have a Material Adverse Effect (each such jurisdiction being listed on Schedule 6.1); (c) copies of each Loan Party's articles of incorporation and bylaws, articles of organization and operating agreement, partnership certificate and agreement or other constitutional documents as applicable, as in effect on the Effective Date, (d) a trust certificate, executed by the trustee of any trust that is a Loan Party, and (e) such other similar documents and instruments as Bank may reasonably require.

6.2 Execution of Loan Documents. Borrower agrees to furnish, execute and deliver to Bank, or cause to be furnished, executed and delivered to Bank, prior to or simultaneously with the initial borrowing hereunder, in form and substance reasonably satisfactory to Bank, the following:

(a) this Agreement;

(b) the Note;

(c) the Security Agreement;

(d) the Guaranty;

(e) financing statements reasonably required or requested by Bank to perfect all security interests to be conferred upon Bank under any Loan Document and to accord Bank a perfected first priority security position under the UCC (subject only to the Liens permitted by Section 9.5);

(f) certified copies of uniform commercial code requests for information, or a similar search report certified by a party reasonably acceptable to Bank, dated a date reasonably near to the Effective Date, listing all effective financing statements which name Borrower or any Subsidiary or any Guarantor granting a security interest in Collateral within five (5) years prior to the date hereof, as debtors under their present name and any and all previous names or d/b/a's as listed and attached hereto as Schedule 6.2, which are filed in jurisdictions;

(g) Such other documents or agreements of security and appropriate assurances of validity, perfection of Liens for the benefit of Bank and first priority of Liens for the benefit of Bank (subject only to the Liens permitted by Section 9.5) as Bank may reasonably request at any time.

6.3 Insurance. Bank shall have received evidence reasonably satisfactory to it that the Loan Parties have obtained the insurance policies required by the Loan Documents, including but not limited to Section 8.3 hereof and that such insurance policies are in full force and effect.

6.4 Compliance with Contractual Obligations. Borrower (and any of its Subsidiaries or Affiliates) shall have each performed and complied in all material respects with all agreements and conditions contained in this Agreement, the other Loan Documents, or any agreement or other document executed thereunder and required to be performed or complied with by each of them (as of the applicable date), and none of such parties shall be in material default in the performance of or compliance with any of their terms or provisions.

6.5 Opinion of Counsel. The Loan Parties shall furnish Bank with an opinion of counsel to the Loan Parties, dated as of the Effective Date and covering such matters as reasonably required by and otherwise reasonably satisfactory in form and substance to Bank.

6.6 Lease Agreements. For each property leased by any Loan Party, on the Effective Date, Bank shall have received a copy of the applicable lease agreement.

6.7 Payment of Fees. On or before the Effective Date, Borrower shall have paid all reasonable out-of-pocket fees and expenses (including, but not limited to reasonable attorney's fees and recordation costs) incurred in connection with the execution and delivery of this Agreement and the related Loan Documents.

6.8 No Material Adverse Change. No material adverse change to the finances, condition, operations or property of the Loan Parties taken as a whole shall result from the consummation of the transactions contemplated by this Agreement, other than any material adverse change that results from or would be expected to result from the incurrence of the Indebtedness under this Agreement and the Loan Documents.

6.9 Continuing Conditions to all Advances. The obligations of Bank to make Advances (including the initial Advance) under this Agreement and to issue any Letters of Credit shall be subject to the continuing conditions that:

(a) No Default or Event of Default shall exist as of the date of the Advance; and

(b) Each of the representations and warranties contained in this Agreement and in each of the other Loan Documents shall be true and correct in all material respects as of the date of the Advance as if made on and as of such date (other than any representation or warranty that expressly speaks only as of a different date certain).

6.10 Closing Conditions. The Borrower states, by executing this Agreement, that, to the best of its knowledge after due inquiry, (a) the conditions set forth in this Section 6 have been satisfied; (b) the representations and warranties made by Loan Parties in this Agreement or any of the other Loan Documents, shall have been true and correct in all material respects when made and on the Effective Date; and (c) no Default or Event of Default shall have occurred and be continuing on the Effective Date.

7. REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants as follows and such representations and warranties shall survive until the irrevocable final payment in full of the Indebtedness, the performance by the Loan Parties of all other obligations under this Agreement and the other Loan Documents and Bank shall have no obligation to extend credit to the Borrower:

7.1 Corporate Authority. Each Loan Party is duly organized and existing in good standing under the laws of the jurisdiction of its organization; each Loan Party is in good standing in each

jurisdiction in which it is required to be qualified to do business, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

7.2 Due Authorization: Non-Contravention; Binding Obligations. Execution, delivery and performance of the applicable Loan Documents to which any Loan Party is a party, are within such Loan Party's powers, have been duly authorized, are not in contravention of law or such Loan Party's organizational documents or of the unwaived terms of any material indenture, contract, agreement or undertaking to which such Loan Party is a party or by which it is bound, and do not require the consent or approval of any third party, governmental body, agency or authority; and the Loan Documents and other documents and instruments required thereunder, when issued and delivered, will be valid and binding on such Loan Party in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or law).

7.3 Good Title; Property; Leases; No Liens.

(a) Each Loan Party, to the extent applicable, has good and valid title (or, in the case of real property, good and marketable title) to all assets owned by it, and, each Loan Party has a valid leasehold interest or interest as a licensee in all of its leased real property;

(b) The real property described in Schedule 7.3(b) constitutes all of the real property owned or leased (including all office locations) by the Loan Parties on the Effective Date;

(c) On the Effective Date, each Loan Party will own or have a valid leasehold interest in all real property and assets reasonably necessary for the continued operation of its business in substantially the same manner as immediately prior to the Effective Date;

(d) No material condemnation, eminent domain or expropriation action has been commenced, or, to the best knowledge of Borrower, threatened in writing, with respect to any real property owned or leased by any Loan Party;

(e) There are no security interests, Liens, mortgages, or other encumbrances on and no financing statements are on file with respect to any of the assets owned by the Loan Parties, except for the Liens permitted under Section 9.5 of this Agreement;

(f) There are no defaults by any Loan Party or, to the knowledge of Borrower, any other party under any real property lease agreement which, either singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect; each real property lease agreement is the valid and binding obligation of the Persons party thereto; and

(g) All real property leases (and all amendments thereto) of the Loan Parties in effect on the Effective Date shall have been delivered to Bank prior to the date hereof.

7.4 No Litigation. No litigation or other proceeding before any court or administrative agency is pending, or to the best knowledge of Borrower is threatened in writing against any Loan Party, the outcome of which would reasonably be expected to have a Material Adverse Effect. There is not outstanding against any Loan Party any judgment, decree, injunction, rule, or order of any court, government, department, commission, agency, instrumentality or arbitrator nor is any Loan Party in violation of any applicable law, regulation, ordinance, order, injunction, decree or requirement of any governmental body or court where such matters would reasonably be expected to have a Material Adverse Effect.

7.5 Compliance with Laws. Except as disclosed on Schedule 7.5, each Loan Party is in compliance with all applicable federal, state and local laws, ordinances, codes, rules, regulations and

guidelines (including consent decrees and administrative orders) including but not limited to Environmental Laws, and the requirements of its own organizational documents except to the extent where failure to comply therewith would not reasonably be expected to have a Material Adverse Effect. Neither the extension of credit made pursuant to this Agreement or the use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, nor any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or The United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act) Act of 2001, Public Law 10756, October 26, 2001 or Executive Order 13224 of September 23, 2001 issued by the President of the United States (66 Fed. Reg. 49049 (2001)).

7.6 Governmental Authorizations, etc. Each of the Borrower and its Subsidiaries holds all necessary permits, approvals, authorizations, orders, licenses, consents, registrations, qualifications, certificates and permits including, without limitation, insurance licenses from the insurance departments of the various states and jurisdictions where the Insurance Subsidiaries write insurance business or otherwise conduct insurance or reinsurance business, (collectively, the "Insurance Licenses") as the case may be, or as may be required by any applicable insurance statutes of such states or other jurisdictions of and from Governmental Authorities reasonably necessary to conduct their respective businesses as now being conducted, (collectively, including the Insurance Licenses, the "Governmental Licenses") and neither the Borrower nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental License, except where the failure to hold such Governmental Licenses or the receipt of an unfavorable decision, ruling or finding in respect of any such proceeding, would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Borrower and its Subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in such compliance would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.7 ERISA. No Loan Party maintains or contributes to any employee pension benefit plan subject to title IV of ERISA, except those set forth in Schedule 7.7 (each, a "Pension Plan"). There is no material unfunded past service liability of any Pension Plan maintained by any Loan Party, and there is no "accumulated funding deficiency" within the meaning of Section 302 of ERISA, or any existing material liability with respect to any Pension Plan owed to the Pension Benefit Guaranty Corporation ("PBGC") or any successor thereto, except any funding deficiency for which an application to the PBGC for waiver is pending or for which a waiver has been granted by the PBGC.

7.8 Accuracy of Information. The financial statements delivered to Bank dated as of December 31, 2017 fairly present in all material respects the financial condition of Borrower and its Subsidiaries as of such date. The projections and pro forma financial information delivered to Bank are based upon good faith estimates and assumptions believed by Borrower to be accurate and reasonable at the time made. Since said date there has been no material adverse change in the financial condition of Borrower and its Subsidiaries (other than the execution and delivery of this Agreement, the related Loan Documents, and the incurrence of the Obligations under such documents). Borrower and its Subsidiaries do not have any material contingent obligations (including any liability for taxes) not disclosed by or reserved against in the balance sheet previously delivered to Bank and dated as of December 31, 2017, except as otherwise disclosed to Bank in writing prior to the Effective Date. On the Effective Date there are no material unrealized or anticipated losses from any present commitment of Borrower or any of its Subsidiaries that are not disclosed by or reserved against in the financial statements delivered to Bank dated as of December 31, 2017.

7.9 Taxes. All U.S. Federal and state income and other material tax returns and tax reports of the Loan Parties required by law to have been filed have been duly filed or extensions in respect thereof have been obtained, and all taxes, assessments and other governmental charges or levies (other than those presently payable without penalty and those currently being contested in good faith for which

adequate reserves have been established) upon any Loan Party (or any of its properties) which are shown thereon due and payable, and for which the failure to pay would reasonably be expected to have a Material Adverse Effect have been paid. The charges, accruals and reserves on the books of the Loan Parties in respect of the U.S. Federal income tax for all periods are adequate in the opinion of Borrower.

7.10 Anti-Terrorism Laws. No Loan Party is in violation of any Anti-Terrorism Law or engaged in nor has it conspired to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. No Loan Party (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

7.11 Subsidiaries. As of the Effective Date, Borrower has no Subsidiaries except as listed in Schedule 7.11.

7.12 Environmental and Safety Matters. Except as set forth in Schedule 7.12 and except for such matters that would not reasonably be expected to have a Material Adverse Effect:

(a) all facilities and property owned or leased by the Loan Parties are in compliance with all Environmental Laws;

(b) to the best knowledge of Borrower, there have been no unresolved and outstanding past, and there are no pending or threatened in writing:

(i) claims, complaints, notices or requests for information received by any Loan Party with respect to any alleged violation of any Environmental Law, or

(ii) written complaints, notices or inquiries to any Loan Party regarding potential liability of the Loan Parties under any Environmental Law; and

(c) to the best knowledge of Borrower, no conditions exist at, on or under any property now or previously owned or leased by the Loan Parties which, with the passage of time, or the giving of notice or both, would give rise to liability of the Loan Parties under any Environmental Law.

7.13 No Investment Company or Margin Stock. No Loan Party is an "investment company" within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock, and none of the proceeds of any of the Obligations hereunder will be used, directly or indirectly, for any purpose which would violate the provisions of Regulation U or X of the Board of Governors of the Federal Reserve System. Terms for which meanings are provided in Regulation U of the Board of Governors of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

7.14 Conditions Affecting Business or Properties. None of the businesses or the properties of any Loan Party is affected by any fire, storm, hail, earthquake, explosion, accident, Act of God, strike, lockout, dispute, embargo, or other casualty which, (a) after giving effect to the Loan Party's receipt of the insurance proceeds therefor, to the extent applicable, would reasonably be expected to have a Material Adverse Effect, or (b) if such strike, lockout, dispute or embargo were to continue for more than seven (7) days, it would reasonably be expected to have a Material Adverse Effect.

7.15 Solvency. After giving effect to the transactions contemplated by this Agreement, each Loan Party, on a consolidated basis, will be solvent, able to pay all of its indebtedness as it matures and will have capital sufficient to carry on its business and all business in which it is about to engage. No Loan

Party is insolvent, nor will any Loan Party be rendered insolvent by its execution and delivery to Bank of this Agreement, any Loan Document or by the consummation of the transactions contemplated by this Agreement, or any Loan Document, and the capital and monies remaining in the Loan Parties are not now and will not become so unreasonably small as to preclude the Loan Parties from carrying on their respective businesses. No Loan Party intends to, nor does management of any Loan Party believe it will, incur debts beyond its ability to pay them as they mature. No Loan Party contemplates filing a petition in bankruptcy or for an arrangement or reorganization under the Title 11 of the United States Code entitled "Bankruptcy", or any similar law of any jurisdiction now or hereafter in effect relating to any Loan Party, nor does any Loan Party have any knowledge of any threatened bankruptcy or insolvency proceedings against a Loan Party.

7.16 Capitalization. All issued and outstanding shares of capital stock of (or other equity interests in) each Loan Party are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens (except for the benefit of Bank and those certain Permitted Liens set forth in subsection (a) of the definition of Permitted Liens) and such shares (or other equity interests) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. No shares (or other equity interests) of any Loan Party, other than those described above, are issued and outstanding as of the Effective Date. As of the Effective Date, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Loan Party, of any shares of capital stock or other securities or ownership interests of any Loan Party.

7.17 Employee Matters. Set forth on Schedule 7.17 are all union contracts or agreements to which any Loan Party is party as of the Effective Date and the related expiration dates of each such contract. There are no slowdowns, unfair labor practice complaints, strikes, grievances, work stoppages, arbitration proceedings or controversies pending or, to the best knowledge of the Borrower, threatened in writing against any Loan Party, other than such grievances or controversies arising in the ordinary course of business which in the aggregate would not reasonably be expected to have a Material Adverse Effect.

7.18 Senior Debt. The Obligations constitute "Senior Debt" as such term is defined in the Note Purchase Agreement.

8. AFFIRMATIVE COVENANTS.

Borrower covenants and agrees, until the irrevocable final payment in full of the Indebtedness, the performance by the Loan Parties of all other obligations under this Agreement and the other Loan Documents (other than unasserted contingent obligations for indemnification or expense reimbursement) and Bank shall have no obligation to extend credit to the Borrower, as follows:

8.1 Financial Statements; Certificate; Other Information. Borrower shall deliver to Bank:

(a) Quarterly Statements – as soon as available, but in any event not later than 60 days after the end of each fiscal quarter (excluding the fourth fiscal quarter of each fiscal year) commencing with the fiscal quarter ending March 31, 2018), (i) a copy of the Borrower's quarterly report filed on Form 10-Q promulgated under the Securities Exchange Act of 1934 prepared in compliance with the requirements therefor and filed or required to be filed with the Securities and Exchange Commission and (ii) a copy of each Insurance Subsidiary's financial statements for such fiscal quarter, including a balance sheet as of the end of such fiscal quarter and the related statements of income and retained earnings for such fiscal quarter, each prepared in accordance with SAP and certified by an officer of the applicable Insurance Subsidiary;

(b) Annual Statements – as soon as available, but in any event not later than 100 days after and as of the end of each fiscal year of the Borrower (i) a copy of the Borrower's annual report on Form 10-K promulgated under the Securities Exchange Act of 1934 for such fiscal year prepared in accordance with the requirements therefor and filed or required to

be filed with the Securities and Exchange Commission and (ii) a copy of each Insurance Subsidiary's financial statements for such fiscal year, including a balance sheet as of the end of such fiscal year and the related statements of income and retained earnings for such fiscal year, each prepared in accordance with SAP (commonly referred to as the "Yellow Book" statements) and certified by an officer of the applicable Insurance Subsidiary;

(c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Borrower or any Subsidiary (x) to any holders of Subordinated Debt or any Indebtedness incurred pursuant to Section 9.1(d) hereunder or (y) to its public securities holders generally, (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Borrower or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Borrower or any Subsidiary to the public concerning developments that are Material and (iii) all significant reports and financial statements related to Borrower and/or any of its Subsidiaries filed with any Regulatory Agency;

(d) Notice of Default or Event of Default -- promptly, and in any event within five (5) Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 10.1(f), a written notice specifying the nature and period of existence thereof and what action the Borrower is taking or proposes to take with respect thereto;

(e) Proceedings -- promptly, and in any event within five (5) Business Days of receipt thereof, copies of any notice of the commencement of (i) any action, suit or proceeding against or affecting the Borrower or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority relating to any license or licenses of any Insurance Subsidiaries (representing singularly or in the aggregate 10% or more of gross written premiums of the Borrower and its Subsidiaries) that may be revoked, not renewed or otherwise impaired, or (ii) any other action, suit or proceeding that would reasonably be expected to have a Material Adverse Effect.

(f) Notices from Governmental Authority -- promptly, and in any event within five (5) Business Days of receipt thereof, copies of (i) any notice to the Borrower or any Subsidiary from an Insurance Regulatory Authority to the effect that any license or licenses of any Insurance Subsidiaries (representing singularly or in the aggregate 10% or more of gross written premiums of the Borrower and its Subsidiaries) will be revoked, not renewed or otherwise impaired, or (ii) any other notice from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect; and

(g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Borrower or any of its Subsidiaries or relating to the ability of the Borrower to perform its obligations hereunder and under the Note as from time to time may be reasonably requested by Bank.

(h) Covenant Compliance Report -- concurrently with the delivery of the financial statements required by subsections (a) and (b) of this Section, a Covenant Compliance Report executed by the president, chief financial officer or other officer acceptable to Bank.

8.2 Payment of Obligations. Borrower shall and, as applicable, shall cause its Subsidiaries to pay and discharge all taxes and other governmental charges, and all contractual obligations calling for the payment of money, before the same shall become overdue except (i) where the failure to do so would not reasonably be expected to have a Material Adverse Effect or (ii) to the extent only that such payment is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided upon the books of Borrower or its Subsidiaries, provided that, in any event, Borrower will, and will cause its respective Subsidiaries to pay any such tax, charge or other obligation prior to the commencement of any proceeding to foreclose any Lien securing the same.

8.3 Maintenance of Property; Insurance.

(a) Borrower shall and shall cause its Subsidiaries to keep all material property useful and necessary in its and its Subsidiaries' business in working order (ordinary wear and tear excepted); and

(b) Borrower shall maintain, and cause its Subsidiaries to maintain, insurance coverage on their physical assets against business risks in such amounts and of such types as are customarily carried by insurance companies similar in size and nature, and in the event of acquisition of additional property, real or personal, or of incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as Borrower's prudent business judgment and present practice would dictate; and in the case of all policies covering property mortgaged or pledged to Bank or property in which Bank shall have a security interest of any kind whatsoever, all such insurance policies shall provide that the loss payable thereunder shall be payable to the applicable Loan Party and Bank (as mortgagee or lender loss payee, as applicable) as their respective interests may appear, and applicable liability policies shall name Bank as an additional insured, all such policies, including all endorsements thereon, or copies thereof or any insurance certificates relating thereto, to be deposited with Bank.

8.4 Inspection of Property; Books and Records. Borrower shall permit Bank or cause Bank to be permitted, through its authorized attorneys, accountants and representatives, to examine each Loan Party's books, accounts, records, ledgers and assets of every kind and description at all reasonable times during normal business hours upon reasonable prior oral or written request of Bank, which shall include but shall not be limited to collateral audits of each Loan Party conducted by Bank at Bank's own cost and expense (or at the Borrower's cost and expense if an Event of Default has occurred and is continuing), and to visit each Loan Party's offices and discuss financial matters with each Loan Party's officers. Borrower hereby authorizes (and will cause each other Loan Party to authorize) its independent certified public accountants to discuss the finances and affairs of the Loan Parties (and agrees to request such accountants to so discuss with the Bank) and to examine any of its or their books and other corporate records, provided that Borrower is offered the opportunity to participate in such discussions.

8.5 Notices.

(a) Borrower shall promptly notify Bank of any condition or event which constitutes a Default or an Event of Default under this Agreement, and promptly inform Bank of the existence or occurrence of any condition or event (other than conditions having an effect on the economy in general) which would reasonably be expected to have a Material Adverse Effect;

(b) Borrower shall promptly notify Bank in writing of any "Default" or "Event of Default" (as such terms are defined in the Subordinated Debt Documents) under the Subordinated Debt Documents;

(c) Borrower shall promptly notify Bank in writing of any litigation or other proceeding before any court or administrative agency that arises, or to the knowledge of the officers of the

Borrower is threatened in writing against any Loan Party after the Effective Date, the outcome of which would reasonably be expected to have a Material Adverse Effect;

(d) Borrower shall deliver to Bank, not less than ten (10) Business Days prior to the proposed effective date thereof, copies of any proposed amendments, restatements or modifications (in substantially final form) made on or after the Effective Date to (i) any material real property leases that have a Material Adverse Effect on Borrower or (ii) any Subordinated Debt Documents;

(e) Borrower shall provide Bank with copies and/or verbal notice (if verbal notice is only notice given) of all notices of default or event of default under any material real property lease;

(f) Borrower shall promptly deliver to Bank copies of any written notices to the Subordinated Debt Holders similar to the types required under this Section 8.5 other than notices otherwise required hereunder.

8.6 Licenses; Permits. Borrower shall maintain, and cause its Subsidiaries to maintain, in good standing all licenses permits or approvals required by their respective states of incorporation or organization or any agency thereof, or other governmental authority or any other third party that may be necessary or required for the Loan Parties to carry on their respective general business objects and purposes, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

8.7 Conduct of Business. Borrower shall continue to engage in its business and operations substantially in the same manner as conducted immediately prior to the Effective Date, or in other businesses and operations related or complementary thereto as permitted hereunder.

8.8 ERISA. Borrower shall, with respect to any Plan or Multiemployer Plan, as such terms are defined in Sections 3(2), 3(37) and 4001 (a) (3) of ERISA:

(a) at all times make prompt payment of contributions required to meet the minimum funding standards set forth in Section 302 through 305 of the ERISA;

(b) promptly, after the filing thereof, furnish to Bank copies of each annual report required to be filed pursuant to Section 103 of ERISA for the plan year, including any certified financial statements or actuarial statements required pursuant to said Section 103;

(c) notify Bank immediately of any fact, including, but not limited to, any "Reportable Event," as that term is defined in Section 4043 of ERISA, arising in connection with Borrower's Plan which might constitute grounds for termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a Trustee to administer Borrower's Plan;

(d) notify Bank of the occurrence of any "Prohibited Transaction", as that term is defined in Section 406 of ERISA;

(e) not:

(i) intentionally engage in any "Prohibited Transaction;"

(ii) permit any Plan to be determined to be in "at-risk" status, as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any

successor statute of similar import and the rules and regulations promulgated thereunder as from time to time in effect; or

(iii) intentionally terminate any Plan in a manner which would result in the imposition of a lien on the property of Borrower pursuant to Part 4068 of ERISA.

8.9 Hedging Contracts. Except as authorized by Bank, Borrower is not currently a party to, nor will it be a party to any Hedging Contract, except for Hedging Contracts entered into in the ordinary course of business related to FHLB Debt for interest rate management and not for speculative purposes.

8.10 Change of Control. Borrower shall maintain, directly or indirectly, 100% of the outstanding voting equity interests of any wholly-owned Subsidiary existing as of the Effective Date and of any future wholly-owned Subsidiaries, free and clear of all liens (other than in favor of Bank).

8.11 Further Assurances. Borrower shall furnish Bank, or cause to be furnished to Bank, upon Bank's request, in form and substance reasonably satisfactory to Bank such additional pledges, assignments, mortgages, Lien instruments or other security instruments covering any Loan Party's real and personal property of every nature and description, whether now owned or hereafter acquired, as Bank may in its sole discretion require, and defend all Collateral pledged to Bank as security for the Indebtedness pursuant to the terms of the Security Agreement, any applicable mortgage and any other related Loan Documents, as applicable, from any Liens other than Liens permitted under Section 9.5.

8.12 Deposit Accounts. Borrower shall maintain all primary operating deposit accounts with Bank.

8.13 Environmental Compliance.

(a) Borrower shall, and shall cause its of its Subsidiaries to, use and operate all of its facilities and properties in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations under Environmental Laws in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws except where the failure to do so could not reasonably be expected to have a Material Adverse Effect;

(b) Borrower shall promptly notify Bank and provide copies upon receipt of all written claims, complaints, notices or inquiries received by any Loan Party relating to its facilities and properties or compliance with Environmental Laws, and shall promptly cure all violations of or noncompliance with all Environmental Laws to the extent that such violations would reasonably be likely to have a Material Adverse Effect and shall diligently undertake to have dismissed with prejudice to the reasonable satisfaction of Bank any actions and proceedings relating to compliance with Environmental Laws to which any Loan Party is named a party, other than such actions or proceedings being contested in good faith and with the establishment of a reserve in an amount reasonably acceptable to Bank;

(c) Borrower shall, to the extent necessary to comply with Environmental Laws, remediate or monitor contamination arising from a release or disposal of Hazardous Material; and

(d) Borrower shall provide such information and certifications which Bank may reasonably request from time to time to evidence compliance with this Section 8.13.

8.14 Use of Proceeds. Borrower shall use all Advances under the Revolving Credit Note as set forth in Section 2.11.

8.15 Financial Covenants.

(a) Borrower shall maintain as of the end of each fiscal quarter (commencing June 30, 2018) of Borrower a Tangible Net Worth of not less than $45,000,000.

(b) The Borrower shall, commencing with the fiscal quarter ending June 30, 2018, maintain as of the end of each fiscal quarter of the Borrower a Fixed Charge Coverage Ratio of not less than 1.25 to 1.0.

(c) Borrower shall not permit and shall cause its Subsidiaries not to permit the Dividend Paying Capacity of any Insurance Subsidiary for any fiscal year to be less than $1,000,000. This Section 8.15(c) does not apply to Red Cedar Insurance Company.

(d) Borrower shall not permit and shall cause its Subsidiaries not to permit reinsurance contracts to have a greater retention (or deductible) than those in place as of July 1, 2017.

(e) Borrower shall not permit and shall cause its Subsidiaries not to permit "total adjusted capital" (within the meaning of the Risk-Based Capital for Insurers Model Act as promulgated by the NAIC as of the date of this Agreement (the "Model Act")) of any of its Insurance Subsidiaries as of the last day of each fiscal year to be less than 300% of the applicable "authorized control level of risk-based capital" (within the meaning of the Model Act) for such Insurance Subsidiary. This Section does not apply to Red Cedar Insurance Company.

(f) Borrower shall, commencing with the fiscal quarter ending March 31, 2018, not permit the ratio of the total Consolidated Indebtedness (excluding from the calculation of Consolidated Indebtedness any FHLB Debt the proceeds of which were used solely to make investments of the types permitted under Section 9.10(a) and Indebtedness under Hedging Contracts related to such Indebtedness) to the Total Capital to exceed 0.45 to 1.00. For purposes of the foregoing calculation, outstanding Advances shall be considered Indebtedness.

9. NEGATIVE COVENANTS.

Borrower covenants and agrees, until the irrevocable final payment in full of the Indebtedness, the performance by the Loan Parties of all other obligations under this Agreement and the other Loan Documents (other than unasserted contingent obligations for indemnification or expense reimbursement) and Bank shall have no obligation to extend credit to the Borrower, as follows:

9.1 Limitations on Debt. Borrower and its Subsidiaries shall not create, incur, assume or suffer to exist any Debt, except:

(a) the Obligations and any renewals or refinancings thereof;

(b) any Indebtedness as described in Schedule 9.1(b) and any renewal or refinancing of such Indebtedness in amounts not exceeding the scheduled amounts (less any required amortization according to the terms thereof or other payments made reducing the principal amount of such Indebtedness) on substantially the same terms or terms that are not more burdensome on such Loan Party as in effect on the Effective Date and otherwise in compliance with this Agreement, provided that no Default or Event of Default has occurred and is continuing, both before and after giving effect to the incurrence, renewal or refinancing thereof;

(c) Indebtedness (including purchase money indebtedness) incurred in connection with the acquisition, construction or improvement of fixed or capital assets (whether pursuant to a loan or a Capital Lease) in an aggregate amount not exceeding $1,000,000 during any single fiscal year of Borrower and $3,000,000 in the aggregate during the term of this Agreement at any time outstanding, and any renewals or refinancing of such Indebtedness, on substantially the same terms or terms that are not more burdensome on such Loan Party as in effect on the date of incurrence of such Indebtedness and otherwise in compliance with this Agreement, provided that no Default or Event of Default has occurred and is continuing, both before and after giving effect to the incurrence, renewal or refinancing thereof; provided, further, that the principal amount of such renewed or refinanced Indebtedness shall not exceed the principal amount of the Indebtedness so renewed or refinanced and shall in no event exceed the caps set forth above;

(d) the existing Subordinated Debt, and any renewals or refinancings thereof in amounts not exceeding the original principal amount thereof as of the Effective Date after giving effect to any payments made reducing the principal amount of the existing Subordinated Debt permitted under the existing Subordination Agreement plus the amount of any payable in kind interest, such renewals and refinancings being subject to the terms of the existing Subordination Agreement and the other provisions of this Agreement;

(e) Indebtedness in respect of Hedging Contracts authorized as required under Section 8.9;

(f) Guarantee Obligations to the extent permitted under Section 9.3;

(g) Indebtedness incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations or to or for the benefit of any Person providing workers' compensation, health, disability or other employee benefits or property, casualty or liability insurance, all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Loan Parties' industry;

(h) additional unsecured Indebtedness of the Borrower and its Subsidiaries not otherwise described above, such additional unsecured Indebtedness to consist of Debt not in excess of $1,500,000 in aggregate principal amount at any one time outstanding, provided that no Default or Event of Default shall have occurred and be continuing at the time of incurring such Debt or shall result from the incurrence of such Indebtedness;

(i) Loans from the Federal Home Loan Bank of Indiana issued or created for the account of the Insurance Subsidiaries ("FHLB Debt"); and

(j) Indebtedness of Borrower under Capital Leases for office machinery in existence as of the Effective Date not to exceed in the aggregate $100,000.

9.2 Limitations on Mergers; Sales of Assets. Borrower and its Subsidiaries shall not enter into any merger or consolidation or sell, lease, assign, transfer, or dispose of all, substantially all, or any part of its assets, except:

(a) leases or sales of inventory leased or sold in the ordinary course of its business;

(b) sales or other dispositions of obsolete, damaged or worn out property, or property no longer useful or useable in the conduct of any Loan Party's business;

(c) transfers of assets (i) to Borrower from another Loan Party, provided that each Loan Party which receives assets as permitted hereunder takes such actions as Bank may

require to ensure that Bank shall have a perfected first priority Lien over such transferred assets, or (ii) expressly permitted by Sections 9.4, 9.5, 9.6 or 9.8;

(d) leases or subleases to third parties of real property owned in fee or leased by any Loan Party or a disposition or assignment as lessor of a lease of real property or a non-exclusive license of intellectual property, in each case in the ordinary course of business;

(e) (i) mergers or consolidations of any Subsidiary of Borrower with or into Borrower (so long as Borrower shall be the continuing or surviving entity); and (ii) mergers or consolidations of any Subsidiary of Borrower with or into any other Subsidiary of Borrower, so long as the continuing or surviving entity is a Guarantor; provided, however, that at the time of each such merger or consolidation under sub-clauses (i) and (ii) of this clause (e), both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or result therefrom and notice of such merger or consolidation is provided to Bank at least fifteen (15) Business Days prior to its consummation;

(f) dispositions of cash, Cash Equivalents or other investments held in accordance with current investment policies in the ordinary course of business;

(g) the settlement, discount or compromise of receivables in connection with the collection thereof, provided that such settlement, discount or compromise shall be in the ordinary course of such Loan Party's business and pursuant to customary and reasonable industry practices; and

(h) (i) provided no Default or Event of Default has occurred and is continuing at the time of such sale (both before and after giving effect to such Asset Sale), Asset Sales in which the sales price is at least the fair market value of the assets sold and the aggregate amount of such Asset Sales (as determined on the basis of the gross sales price of such Asset Sales) is less than $5,000,000 in any fiscal year, and (ii) other Asset Sales approved in writing by Bank.

9.3 Limitation of Guarantee Obligations. Borrower and its Subsidiaries shall not guarantee, endorse, or otherwise become secondarily liable for or upon the obligations of others, except (i) by endorsement for deposit in the ordinary course of business, (ii) guarantees in favor of Bank, (iii) guarantees existing on the Effective Date and set forth on Schedule 9.3, (iv) any guarantees related to Borrower's business not to exceed $1,500,000 of guarantees existing on the Effective Date, (v) any guarantees required by regulatory authorities, (vi) guarantees of Indebtedness of other Persons (including joint ventures) to the extent such Indebtedness is permitted hereunder and under the Note Purchase Agreement and guarantees constitute investments permitted under Section 9.10, and (vii) any guarantee of Indebtedness of a Loan Party to the Federal Home Loan Bank of Indiana.

9.4 Limitations on Acquisitions. Borrower and its Subsidiaries shall not purchase or otherwise acquire or become obligated for the purchase of all or substantially all or any material portion of the assets or business interests or a division or other business unit of any person, firm or corporation except for Permitted Acquisitions.

9.5 Limitations on Liens. Borrower and its Subsidiaries shall not affirmatively pledge or mortgage any of its assets (including any property or revenue), whether now owned or hereafter acquired, or create, suffer or permit to exist any Lien, security interest in, or encumbrance thereon, except:

(a) for the benefit of Bank;

(b) the Permitted Liens;

(c) Liens described in Schedule 9.5(c) and continuations or renewals of such Liens, provided that such continuations or renewals do not extend to any additional property or assets of any Loan Party or secure any additional obligations, and that any Indebtedness secured by such Liens satisfies the requirements of Section 9.1(b); and

(d) Liens and security interests securing Indebtedness permitted by Section 9.1(c) or 9.1(j) provided that (i) such Liens are created upon fixed or capital assets acquired, constructed or improved by Borrower after the Effective Date (including by virtue of a Capital Lease); (ii) any such Lien or security interest is created solely for the purpose of securing indebtedness representing, or incurred to finance, the cost of the acquisition, construction, improvement or leasing of the item of property subject thereto; (iii) the principal amount of the Debt or Capital Lease secured by such Lien does not exceed 100% of the fair value of the property at the time it was acquired; and (iv) the Lien or security interest does not cover any property other than such item of property; provided, however, that no such Lien shall be created over any owned real property of any Loan Party for which Bank has received a mortgage or for which such Loan Party is required to execute a mortgage pursuant to the terms of this Agreement.

9.6 Restricted Payments. The Borrower shall not declare or pay any dividends or make any other distribution upon its equity interests if at the time declared or paid or if after giving effect thereto (a) a Default or Event of Default (or event which with the giving of notice or the passage of time or both would constitute an Event of Default) shall have occurred and be continuing or would result therefrom or (b) the Borrower shall not be in pro forma compliance with the financial covenants set forth in Section 8.15 hereof.

9.7 Change in Existing Investment Policies. The Borrower will not, and will not permit its Subsidiaries to, permit or suffer any material adverse change in its investment policies with respect to cash and marketable securities that would have a Material Adverse Effect on the Borrower or its Subsidiaries.

9.8 Transactions with Affiliates. Except as set forth on Schedule 9.8, Borrower and its Subsidiaries shall not enter into any transaction or series of transactions with any Affiliate other than (a) transactions expressly permitted under this Agreement, (b) employment arrangements and employee benefit plans entered into in the ordinary course of business, (c) transactions among the Loan Parties and their respective Subsidiaries, not involving other Affiliates, (d) customary director's fees for directors of any Loan Party which are not employees, directors or officers of the holders of any Subordinated Debt or of any equity holder of Borrower, and are otherwise deemed to be "outside" directors, (e) equity issuances by Borrower, and (f) transactions on terms and conditions as favorable to the applicable Loan Party as would be obtainable in a comparable arms-length transaction with a Person other than an Affiliate.

9.9 Acquisition or Creation of new Subsidiaries. Borrower shall, with respect to each Person (other than an Insurance Subsidiary) which becomes a wholly-owned Subsidiary of any Loan Party subsequent to the date of this Agreement, promptly (and, in any event, within ten (10) Business Days after such Person becomes a Subsidiary) cause each such Subsidiary to execute and deliver to Bank, (i) a guaranty or joinder to guaranty, as applicable and (ii) a joinder to the Security Agreement, together with such supporting documentation, including without limitation corporate authority items, certificates and opinions of counsel, as reasonably required by Bank. All documents delivered under this Section 9.9 shall be, in form and substance, reasonably acceptable to Bank. In addition, Borrower shall take, or cause to be taken, such steps as are necessary or advisable under applicable law to perfect and ensure the first priority of the Liens required to be granted under this Section 9.9, subject to the Liens permitted under Section 9.5.

9.10 Limitations on Investments. Borrower and its Subsidiaries shall not make or allow to remain outstanding any investment (whether such investment shall be of the character of investment in

shares of stock, evidence of indebtedness or other securities or otherwise) in, or any loans or advances or extensions of credit to, any person, firm, corporation or other entity or association, except:

(a) investments of surplus cash in Cash Equivalents and cash and investments in accordance with Borrower's investment policies as in effect from time to time;

(b) sales on open account and in the ordinary course of business;

(c) deposits made in the ordinary course of business in order to obtain goods or services;

(d) the investments listed on Schedule 9.10(d);

(e) investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business and not to exceed $200,000 in the aggregate at any one time outstanding;

(f) investments consisting of (i) prepaid expenses, (ii) negotiable instruments held for collection, (iii) lease, utility, workers' compensation, performance and other similar deposits (iv) insurance claim receivables and (v) stock, obligations and securities received in satisfaction of judgments, foreclosure of Liens or settlement of debts (whether pursuant to a plan of reorganization or similar arrangement or otherwise), provided, however, for those investments described in (iv) and (v) hereof, a first priority security interest is granted over such investments for the benefit of Bank; and

(g) investments not of the types listed above and not exceeding $5,000,000 in the aggregate at any time outstanding, provided, in each case, that no Default or Event of Default has occurred and is continuing or would result from such loan, investment or advance being made.

9.11 Limitation on Other Restrictions. Borrower and its Subsidiaries shall not enter into any agreement, contract or arrangement (excluding this Agreement and the other Loan Documents and the Note Purchase Agreement) restricting the ability of any Subsidiary of Borrower to (a) pay or make dividends or distributions in cash or kind to Borrower, to make loans, advances or other payments of whatever nature to any Loan Party, or (b) make transfers or distributions of all or any part of its assets to any Loan Party, excluding: (i) usual and customary restrictions on subletting or assignment of any lease governing a leasehold interest of any Loan Party, (ii) restrictions required by regulatory authorities, (iii) restrictions established in the ordinary course of the insurance business under customary practices (including but not limited to collateral and trust accounts established for reinsurance operations), and (iv) restrictions on the transfer of property which is the subject of an existing sale agreement which is permitted under this Agreement.

9.12 Prepayment of Debt. Borrower and its Subsidiaries shall not prepay, purchase, redeem or defease any Indebtedness for money borrowed, excluding the Obligations, except for the Subordinated Debt to the extent specifically permitted under the applicable subordination provisions of the Note Purchase Agreement and this Agreement and except for the Indebtedness under the Note Purchase Agreement upon satisfaction of the Refinance Prepayment Conditions or the TNW Prepayment Conditions; provided, that, for the avoidance of doubt, this provision shall not prohibit payments of regularly scheduled interest (including capitalized "paid-in-kind" interest), fees, expenses and indemnification obligations pursuant to the Note Purchase Agreement.

9.13 Amendment of Debt Documents. Borrower and its Subsidiaries shall not amend, modify or otherwise alter any of the material terms and conditions of those documents or instruments evidencing or otherwise related to (a) any Indebtedness set forth on Schedule 9.1(b) (excluding Subordinated Debt), in a manner (i) that makes any term materially more onerous, restrictive or adverse to the applicable Loan Party or the rights of Bank under this Agreement or any other Loan Document, (ii) that would violate the

terms and conditions of this Agreement, or (iii) that would reasonably be expected to have a Material Adverse Effect, and (b) the Subordinated Debt in a manner materially adverse to the interests of the Bank (as determined in Bank's reasonable judgment), except as permitted by the applicable Subordination Agreement or otherwise with the consent of the Bank (not to be unreasonably withheld, conditioned or delayed).

9.14 Amendment to Organizational Documents. Borrower and its Subsidiaries shall not make, permit or consent to any amendment or other modification to the constitutional documents of any of the Loan Parties except to the extent that any such amendment (i) does not violate the terms and conditions of this Agreement, (ii) does not materially adversely affect the interest of Bank as creditor under this Agreement or any other document or instrument in any respect and (iii) would not reasonably be expected to have a Material Adverse Effect; Borrower shall provide ten (10) days prior written notice to the Bank of any amendment or other modification.

9.15 Change in Business. Neither Borrower nor any of its Subsidiaries shall (i) change its name, (ii) change its jurisdiction of incorporation or organization, or (iii) change its warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral or its books, in each case without at least ten (10) days prior written notice to Bank and after Bank's written acknowledgment that any reasonable action requested by Bank to continue the perfection of any Liens in favor of Bank in any Collateral, has been completed or taken, and provided that any such new location shall be in the continental United States.

9.16 Limitation on Sale – Leaseback Transactions. The Borrower will not, and will not permit its Subsidiaries to, engage in a sale leaseback, synthetic lease or similar transaction involving any of its assets, in excess of $1,500,000 in the aggregate through the Revolving Credit Maturity Date.

9.17 Fiscal Year and Accounting Principles. Neither Borrower nor any of its Subsidiaries shall permit the fiscal year of Borrower and its Subsidiaries to end on a day other than December 31, nor permit any changes in its accounting principles without the consent of the Bank, except for those principles expressly required to be changed under new GAAP or SAP pronouncements.

9.18 Anti-Terrorism Laws. Neither Borrower nor any of its Subsidiaries shall at any time, (a) directly or through its Affiliates and agents, conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (b) directly or through its Affiliates and agents, deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224; (c) directly or through its Affiliates and agents, engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law; or (d) fail to deliver to Bank any certification or other evidence reasonably requested from time to time by Bank in its sole discretion, confirming the compliance of Borrower with this section.

10. EVENTS OF DEFAULT.

10.1 Event of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

(a) non-payment when due of (i) the principal or interest on the Obligations under this Agreement and/or the Note, or (ii) any reimbursement obligation with respect to any Letter of Credit, or (iii) any fees or other amounts payable by any Loan Party hereunder or under any other Loan Document; provided that in the case of the payment of interest and fees, the continuance thereof for a period of three (3) Business Days;

(b) the Borrower defaults in the performance of or compliance with any term contained in Section 8 or Section 9; or

(c) the Borrower defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a) or (b) of this Section 10.1) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Borrower receiving written notice of such default from Bank (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (c) of Section 10.1); or

(d) any representation or warranty made in writing by or on behalf of Borrower or by any officer of the Borrower in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(e) (i) the Borrower or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make- whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $1,500,000 beyond any period of grace provided with respect thereto, or (ii) the Borrower or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $1,500,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests) the Borrower or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $1,500,000 (or its equivalent in the relevant currency of payment); or

(f) the Borrower or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing of a petition against it for relief or reorganization or rehabilitation, conservation, supervision, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, rehabilitation, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(g) a court of competent jurisdiction or Governmental Authority enters an order appointing, without consent by the Borrower or any of its Subsidiaries, a custodian, receiver, rehabilitator, supervisor, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization, rehabilitation, conservation, supervision, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up, rehabilitation, liquidation or any similar relief of or with respect to the Borrower or any of its Subsidiaries, or any such petition shall be filed against the Borrower or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

(h) a final order, orders, judgment or judgments for the payment of money aggregating in excess of $10,000,000 (net of reinsurance recoveries) are rendered against one or more of the Borrower and its Subsidiaries and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay;

(i) if any of the Insurance Subsidiaries shall be prohibited by any Regulatory Agency from issuing new insurance policies in any jurisdiction and such prohibition shall have a Material Adverse Effect on such Insurance Subsidiary's business;

(j) if the operation of the Borrower or any of its Subsidiaries shall become subject to the control of any Regulatory Agency, other than in the normal course of business;

(k) Bank fails to have an enforceable first lien (except for any prior liens to which the Bank has consented in writing) on or security interest in any Collateral;

(l) (i) any material provision of any Subordination Agreement shall cease to be valid binding and enforceable on any applicable Subordinated Lender, the validity, binding effect or enforceability thereof shall be contested by any Loan Party or by, in the case of any Subordination Agreement, against any applicable Subordinated Lender, or (ii) any Loan Party, shall deny that it has any or further liability or obligation under any Loan Document, or any such Loan Document shall be terminated (other than in accordance with the terms thereof), invalidated, revoked or set aside or in any way cease to give or provide to Bank the benefits purported to be created thereby;

(m) Borrower fails to comply with or to perform any term, obligation, covenant or condition contained in or the occurrence or existence of any event of default, termination event or other similar event under or with respect to any Hedging Contract;

(n) Bank reasonably determines that a material adverse change has occurred with respect to the value of the Collateral, or the priority of Bank's lien on any Collateral; or

(o) if there shall occur any Event of Default (as defined in the Note Purchase Agreement) under the Note Purchase Agreement.

10.2 Exercise of Remedies. If an Event of Default has occurred and is continuing hereunder:

(a) Bank may declare the Revolving Credit Commitment terminated and shall have no obligation to extend credit to Borrower; and

(b) Bank may declare the entire unpaid principal Obligations, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by Borrower;

(c) Upon the occurrence of any Event of Default specified in subsection 10.1(f) or (g), above, and notwithstanding the lack of any declaration by Bank, the entire unpaid principal Obligations shall become automatically and immediately due and payable, and the Revolving Credit Commitment shall be automatically and immediately terminated and Bank shall have no obligation to extend credit to Borrower; and

(d) Bank may exercise any remedy permitted by this Agreement, the other Loan Documents or law.

10.3 Application of Proceeds. All of the Obligations shall constitute one loan secured by Bank's security interest in the Collateral and by all other security interests, mortgages, Liens, claims, and

encumbrances now and from time to time hereafter granted by any Loan Party to Bank. Upon the occurrence and during the continuance of an Event of Default, to the extent permissible under applicable law, Bank may in its sole discretion apply the Collateral to any portion of the Obligations. Bank may apply to any court of competent jurisdiction for, and obtain appointment without bond of, a receiver for the Collateral and any other assets or business of the Borrower and with respect to any sale of Collateral consisting of real estate. The proceeds of any sale or other disposition of the Collateral authorized by this Agreement or any of the other Loan Documents shall be applied by Bank, first upon all expenses authorized by the Code (or other applicable law) or otherwise in connection with the sale and all reasonable attorneys' fees and legal expenses incurred by Bank; the balance of the proceeds of such sale or other disposition shall be applied in the payment of the Obligations, first to interest, then to principal, then to other Obligations and the surplus, if any, shall be paid over to the applicable Loan Party or to such other Person or Persons as may be entitled thereto under applicable law. Borrower shall remain liable for any deficiency, which Borrower shall pay to Bank immediately upon demand.

10.4 Rights Cumulative. The remedies provided for herein are cumulative to the remedies for collection of the Obligations as provided by law, in equity or by any mortgage, security agreement or other document contemplated hereby. Nothing herein contained is intended, nor shall it be construed, to preclude Bank from pursuing any other remedy for the recovery of any other sum to which Bank may be or become entitled for the breach of this Agreement by Borrower.

10.5 Set-Off. Upon the occurrence and during the continuance of any Event of Default, Bank may at any time and from time to time, without notice to Borrower (any requirement for such notice being expressly waived by Borrower), set off and apply against the Obligations, any and all deposits (general or special, time or demand, provisional or final) at any time held and other Obligations at any time owing by Bank to or for the credit or the account of Borrower, irrespective of whether or not such deposits held or Obligations owing by Bank may be contingent and unmatured and regardless of whether any Collateral then held by Bank is adequate to cover the Obligations. Promptly following any such setoff, Bank shall give written notice to Borrower of the occurrence thereof. Borrower hereby grants to Bank a Lien on and security interest in all such deposits, Obligations and property as collateral security for the payment and performance of all of the obligations of Borrower under this Agreement. The rights of Bank under this Section 10.5 are in addition to the other rights and remedies (including, without limitation, other rights of setoff) which Bank may have.

10.6 Waiver of Defaults. No Event of Default may be waived by Bank except in a writing signed by an officer of Bank. No single or partial exercise of any right, power or privilege hereunder, nor any delay in the exercise thereof, shall preclude other or further exercise of its rights by Bank. No waiver of any Event of Default shall extend to any other or further Event of Default. No forbearance on the part of Bank in enforcing any of its rights shall constitute a waiver of any of its rights. Borrower expressly agrees that this Section 10.6 may not be waived or modified by Bank by course of performance, estoppel or otherwise.

10.7 Waiver by Borrower of Certain Laws. To the extent permitted by applicable law, Borrower hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, on any claim for interest on the Note or any of them, or any security interest or mortgage contemplated by or granted under or in connection with this Agreement. These waivers have been voluntarily given, with full knowledge of the consequences thereof.

11. MISCELLANEOUS.

11.1 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Borrower and Bank and their respective successors and assigns, except that neither the credit provided for under this Agreement nor any part thereof nor any obligation of Bank hereunder shall be assignable or otherwise transferable by Borrower, and no assignment by Borrower of its rights or duties hereunder shall be made (or be effective) in either case, without the prior written approval of Bank.

11.2 Attorney Fees and Expenses. Borrower agrees to pay all reasonable out-of-pocket costs, expenses (including reasonable attorneys' fees), and disbursements incurred by Bank on Borrower's behalf (a) in all efforts made to enforce payment of the Obligations or effect collection of any Collateral, (b) in connection with entering into, modifying, amending, and enforcing this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, (c) in maintaining, or preserving any Collateral, or in instituting, enforcing and foreclosing on Bank's security interest in any Collateral or possession of any premises containing any Collateral, whether through judicial proceedings or otherwise, (d) in defending or prosecuting any actions or proceedings arising out of or relating to Bank's transactions with Borrower, or (e) in connection with any advice given to Bank with respect to its rights and obligations under this Agreement and all related agreements. Expenses being reimbursed by Borrower under this section include reasonable out-of-pocket costs and expenses incurred in connection with: (w) background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of Bank; (x) taxes, fees and other charges for (i) lien and title searches and (ii) the filing of any financing statements and continuations, and other actions to perfect, protect, and continue Bank's security interests; (y) sums paid or incurred to take any action required of Borrower under the Loan Documents that Borrower fails to pay or take; and (z) forwarding loan proceeds, collecting checks and other items of payment, and costs and expenses of preserving and protecting the Collateral.

11.3 Indulgence. No delay or failure of Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Bank under this Agreement are cumulative and not exclusive of any right or remedies which Bank would otherwise have.

11.4 Notices. Except as expressly provided otherwise in this Agreement, all notices and other communications provided to any party hereto under this Agreement shall be in writing and shall be given by personal delivery, by mail, by reputable overnight courier, or by facsimile and addressed or delivered to it at its address set forth below or at such other address as may be designated by such party in a notice to the other parties that complies as to delivery with the terms of this Section 11.4. Any notice, if personally delivered or if mailed and properly addressed with postage prepaid and sent by registered or certified mail, shall be deemed given when received; any notice, if given to a reputable overnight courier and properly addressed, shall be deemed given two (2) Business Days after the date on which it was sent, unless it is actually received sooner by the named addressee; and any notice, if transmitted by facsimile, shall be deemed given when received (receipt confirmed in the case of telecopies). Bank may, but shall not be required to, take any action on the basis of any notice given to it by telephone, but Borrower shall promptly confirm such notice in writing or by facsimile, and such notice will not be deemed to have been received until such confirmation is deemed received in accordance with the provisions of this Section set forth above. If such telephonic notice conflicts with any such confirmation, the terms of such telephonic notice shall control.

To Borrower:

Address:
550 W. Merrill Street, Suite 200
Birmingham, Michigan 48009
Attention: Brian Roney-President
Fax No.: (248) 559-0870

To Bank:

The Huntington National Bank
Two Towne Square
6th Floor SOU603
Southfield, Michigan 48076
Telephone No.: (248) 228-1653
Fax No.: (877) 277-4090
Attention: Andrew R. Craig

With a copy to:

Bodman PLC
1901 St. Antoine Street
6th Floor at Ford Field
Detroit, MI 48226
Attn: Larry R. Shulman

11.5 Law of Michigan; Consent to Jurisdiction. This Agreement and the Notes have been delivered at Southfield, Michigan, and shall be governed by and construed and enforced in accordance with the laws of the State of Michigan. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Borrower and Bank hereby irrevocably submit to the non-exclusive jurisdiction of any United States Federal Court sitting in the Eastern District of Michigan or Michigan state court sitting in Oakland County, Michigan in any action or proceeding arising out of or relating to this Agreement or any of the Loan Documents and Borrower and Bank hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal Court or Michigan state court. Borrower irrevocably consents to the service of any and all process in any such action or proceeding brought in any such court by the delivery of copies of such process to Borrower at its respective address specified herein or by certified mail directed to such address or such other address as may be designated by Borrower in a notice to the other parties that complies as to delivery with the terms of Section 11.4. Nothing in this Section shall affect the right of Bank to serve process in any other manner permitted by law or limit the right of Bank to bring any such action or proceeding against any Loan Party or any of its or their property in the courts with subject matter jurisdiction of any other jurisdiction. Borrower hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

11.6 Amendment and Waiver. No amendments or waiver of any provisions of this Agreement nor consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Bank and Borrower, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, waiver or consent with respect to any provision of this Agreement shall affect any other provision of this Agreement.

11.7 Payments.

(a) All sums payable by Borrower to Bank under this Agreement or the other documents contemplated hereby shall be paid directly to Bank at its principal office set forth in Section 11.4 hereof in immediately available United States funds, without set off, deduction or counterclaim; and

(b) Any payment of the Obligations made by mail will be deemed tendered and received only upon actual receipt by Bank at the address designated for such payment, whether or not Bank has authorized payment by mail or any other manner, and shall not be deemed to

have been made in a timely manner unless received on the date due for such payment, time being of the essence. Borrower expressly assumes all risks of loss or liability resulting from non-delivery or delay of delivery of any item of payment transmitted by mail or in any other manner. Acceptance by Bank of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be a Default or an Event of Default, and at any time thereafter and until the entire amount then due has been paid, Bank shall be entitled to exercise any and all rights conferred upon it herein upon the occurrence of a Default or an Event of Default. Upon the occurrence and during the continuance of an Event of Default, Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Bank from or on behalf of Borrower. Upon the occurrence and during the continuance of an Event of Default, Borrower agrees that Bank shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times hereafter against the Obligations in such manner as Bank may deem advisable, notwithstanding any entry by Bank upon any of its books and records. Borrower expressly agrees that to the extent that Bank receives any payment or benefit and such payment or benefit, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside or is required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or benefit, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made and, further, any such repayment by Bank, to the extent that Bank did not directly receive a corresponding cash payment, shall be added to and be additional Obligations payable upon demand by Bank.

11.8 Interest. In the event Borrower's obligation to pay interest on the principal balance of any Note is or becomes in excess of the maximum interest rate which Borrower is permitted by law to contract or agree to pay, giving due consideration to the execution date of this Agreement, then, in that event, the rate of interest applicable to such Note shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of such maximum rate shall be deemed to have been payments in reduction of principal and not of interest.

11.9 Waiver of Consequential, Indirect, Special and Punitive Damages. The Borrower hereby agrees to waive its right to make a claim against the Bank for consequential, indirect, special or punitive damages (a) based upon or arising out of this Agreement, or the other Loan Documents, or (b) arising from any banking relationship existing in connection with this Agreement. The Borrower acknowledges that this waiver is a material inducement for the Bank to enter into or continue a business relationship with the Borrower. The Borrower further warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its right to make any claim for consequential, indirect, special or punitive damages following consultation with its legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement and the other Loan Documents.

11.10 WAIVER OF JURY TRIAL. **The parties acknowledge and agree that there may be a constitutional right to a jury trial in connection with any claim, dispute or lawsuit arising between or among them, but that such right may be waived. Accordingly, the parties agree that, notwithstanding such constitutional right, in this commercial matter the parties believe and agree that it shall be in their best interests to waive such right, and, accordingly, hereby waive such right to a jury trial, and further agree that the best forum for hearing any claim, dispute, or lawsuit, if any, arising in connection with this Agreement, the Loan Documents, or the relationship among the parties, in each case whether now existing or hereafter arising, or whether sounding in contract or tort or otherwise, shall be a court of competent jurisdiction sitting without a jury.**

11.11 Counterparts. This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but such counterparts together shall constitute but one and the same instrument.

11.12 Complete Agreement; Conflicts. This Agreement, the Notes and any Requests for Advance hereunder, and the other Loan Documents contain the entire agreement of the parties hereto, superseding all prior agreements, discussions and understandings relating to the subject matter hereof, and none of the parties shall be bound by anything not expressed in writing. In the event of any conflict between the terms of this Agreement and the other Loan Documents, this Agreement shall govern.

11.13 Severability. In case any one or more of the obligations of any Loan Party under this Agreement, the Note or any of the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of such Loan Party shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of such Loan Party under this Agreement, the Note or any of the other Loan Documents in any other jurisdiction.

11.14 Independence of Covenants. Each covenant hereunder shall be given independent effect (subject to any exceptions stated in such covenant) so that if a particular action or condition is not permitted by any such covenant (taking into account any such stated exception), the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default.

11.15 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of any Loan Party to any of the Loan Documents made herein or in any of the Loan Documents or in any certificate, report, financial statement or other document furnished by or on behalf of any Loan Party in connection with this Agreement or any of the Loan Documents shall be deemed to have been relied upon by Bank, notwithstanding any investigation heretofore or hereafter made by Bank, and those covenants and agreements of the Borrower set forth in Sections 11.2 and 11.16 (together with any other indemnities of any Loan Party contained elsewhere in this Agreement or in any of the other Loan Documents) shall survive the repayment in full of the Obligations and the termination of any obligation of Bank to extend credit to Borrower, and any termination of the Loan Documents, or any of them, in connection with any payoff of the Obligations.

11.16 Indemnification.

(a) Borrower agrees to indemnify and hold Bank harmless from all loss, damage, liability and reasonable out-of-pocket expenses and costs, including reasonable house and outside attorneys' fees and disbursements (but without duplication of fees and expenses for the same services), incurred by Bank by reason of any intentional breach of any representation or breach of any warranty, covenant or agreement of the Loan Parties in this Agreement or the other Loan Documents, including the occurrence of any Default or an Event of Default, or by reason of enforcing the obligations of any Loan Party under this Agreement or any of the other Loan Documents, as applicable, or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement or any of the Loan Documents, excluding, however, any loss, cost, damage, liability or expenses arising solely as a result of the gross negligence or willful misconduct of the party seeking to be indemnified under this Section 11.16(a), as determined by a court of competent jurisdiction by final and non-appealable judgment; and

(b) Borrower agrees to defend, indemnify and hold harmless Bank, and its respective employees, agents, officers and directors from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, reasonable out-of-pocket costs or reasonable expenses of whatever kind or nature (including without limitation, reasonable attorneys and consultants fees, investigation and laboratory fees, environmental studies

required by Bank in connection with the violation of Environmental Laws, court costs and litigation expenses, excluding however, those arising solely as a result of the gross negligence or willful misconduct of the Person seeking indemnification, as the case may be, as determined by a court of competent jurisdiction by final and non-appealable judgment) arising out of or related to (i) the presence, use, disposal, release or threatened release of any Hazardous Materials on, from or affecting any premises owned or occupied by any Loan Party in violation of or non-compliance with applicable Environmental Laws, (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (iii) any lawsuit or other proceeding brought or threatened, settlement reached or governmental order or decree relating to such Hazardous Materials, (iv) the cost of remediation or monitoring of all Hazardous Materials in violation of or non-compliance with applicable Environmental Laws from all or any portion of any premises owned by any Loan Party, (v) complying or coming into compliance with all Environmental Laws and/or (vi) any violation of Environmental Laws. The obligations of Borrower under this Section 11.16(b) shall be in addition to any and all other obligations and liabilities Borrower may have to Bank at common law or pursuant to any other agreement.

11.17 <u>Disclosure</u>. Bank agrees that it will not disclose without the prior consent of Borrower (other than to its employees, its Subsidiaries, its Affiliates or to its auditors or counsel) any information with respect to Borrower and Borrower's Subsidiaries which is furnished pursuant to this Agreement or any of the other Loan Documents; provided that Bank may disclose any such information (a) as has become generally available to the public or has been lawfully obtained by Bank from any third party under no duty of confidentiality to Borrower or any of Borrower's Subsidiaries, (b) as may be required in any report, statement or testimony submitted to, or in respect to any inquiry by, any municipal, state or federal regulatory body having or claiming to have jurisdiction over Bank, including the Board of Governors of the Federal Reserve System of the United States, the Michigan Financial Institutions Bureau, the Office of the Comptroller of the Currency or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to Bank, and (e) to any permitted transferee or assignee of, or with respect to, this Agreement, the Note or the other Loan Documents (subject to such transferee or assignee agreeing to the terms of this Section 11.17); provided that in the case of clauses (b), (c) or (d), Bank shall provide (unless prohibited by applicable law) prior written notice to Borrower of such disclosure requirement so that Borrower may seek appropriate protection.

11.18 **<u>Patriot Act Notice</u>. IMPORTANT INFORMATION ABOUT PROCEDURES REQUIRED BY THE USA PATRIOT ACT.** To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each Person who opens an account or establishes a relationship with Bank.

What this shall mean: When a Person opens an account or establishes a relationship with Bank, Bank may ask for the name, address, date of birth, and other information that will allow the Bank to identify the Person who opens an account or establishes a relationship with Bank. Bank may also ask to see identifying documents for the Person.

[Signatures on following page]

WITNESS the due execution hereof as of the day and year first above written.

CONIFER HOLDINGS, INC.

By: ______________________
Name: Brian Roney
Title: President

By: ______________________
Name: Nicholas Petcoff
Title: Executive Vice President

THE HUNTINGTON NATIONAL BANK

By: ______________________
Name: Andrew R. Craig
Title: Senior Vice President

WITNESS the due execution hereof as of the day and year first above written.

CONIFER HOLDINGS, INC.

By:______________________________
Name: Brian Roney
Title: President

By:______________________________
Name: Nicholas Petcoff
Title:______________________________

THE HUNTINGTON NATIONAL BANK

By:______________________________
Name: Andrew R. Craig
Title: Senior Vice President

EXHIBIT A

Form of Covenant Compliance Report

(See attached)

EXHIBIT A

FORM OF COVENANT COMPLIANCE REPORT

TO: The Huntington National Bank

RE: Credit Agreement dated as of June 21, 2018 (as amended, restated or otherwise modified from time to time) by and between Conifer Holdings, Inc. ("Borrower") and The Huntington National Bank ("Bank").

This Covenant Compliance Report ("Report") is furnished pursuant to Section 8.1(h) of the Credit Agreement and sets forth various information as of _____________, 20___ (the "Computation Date").

1. Tangible Net Worth (Section 8.15(a)). On the Computation Date, the Tangible Net Worth, which was required to be not less than $_____________ was $__________, as computed in the support documents attached hereto as Schedule 1.

2. Fixed Charge Coverage Ratio (Section 8.15(b)). On the Computation Date, the Fixed Charge Coverage Ratio, which is required to be not less than 1.25 to 1.00 was _____ to 1.00, as computed in the supporting documents attached hereto as Schedule 2.

3. Dividend Paying Capacity (Section 8.15(c)). On the Computation Date, the Dividend Paying Capacity of each Insurance Subsidiary, which is required to be no less than $1,000,000 was $___________, as computed in the support documents attached hereto as Schedule 3.

4. Total Adjusted Capital (Section 8.15(e)). On the Computation Date, the total adjusted capital, which was required to be at least 300% of the applicable "authorized control level of risk-based capital" was _____%, as computed in the support documents attached hereto as Schedule 4.

5. Total Consolidated Indebtedness Ratio. On the Computation Date, the ratio of total Consolidated Indebtedness to Total Capital, which is required to be not more than 0.45 to 1.00 was ___ to 1.00, as computed in the support documents attached hereto as Schedule 5.

The undersigned officer of Borrowers hereby certifies that:

A. To the best of my knowledge, all of the information set forth in this Report (and in any Schedule attached hereto) is true and correct in all material respects.

B. To the best of my knowledge, the representation and warranties of the Loan Parties contained in the Credit Agreement and in the Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and at the date hereof, except to the extent that such representations and warranties

expressly relate to an earlier specific date, in which case such representations and warranties were true and correct in all material respects as of the date when made.

C. I have reviewed the Credit Agreement and this Report is based on an examination sufficient to assure that this Report is accurate.

D. To the best of my knowledge, except as stated in Schedule 6 hereto (which shall describe any existing Default or Event of Default and the notice and period of existence thereof and any action taken with respect thereto or contemplated to be taken by Borrower or any other Loan Party), no Default or Event of Default has occurred and is continuing on the date of this Report.

Capitalized terms used in this Report and in the Schedules hereto, unless specifically defined to the contrary, have the meanings given to them in the Credit Agreement.

IN WITNESS WHEREOF, Borrower has caused this Report to be executed and delivered by their duly authorized officer this ______ day of __________________, ____.

CONIFER HOLDINGS, INC.

By:____

Its:____

EXHIBIT B

Form of Revolving Credit Note

(See attached)

EXHIBIT B

FORM OF REVOLVING CREDIT NOTE

PROMISSORY NOTE

(LIBO Rate)

$10,000,000	Note No.:______________
Maturity Date: June 21, 2019	Dated: June 21, 2018

FOR VALUE RECEIVED, the undersigned (individually and collectively, the "Borrower") promises to pay to the order of **THE HUNTINGTON NATIONAL BANK, a national banking association, at Two Towne Square, Southfield, Michigan 48076, Mailcode: SOU 603** (the "Bank"), or at any office of the Bank located in the State of Michigan or at such other place as Bank may designate in writing, the principal sum of **TEN MILLION DOLLARS ($10,000,000)** (or so much of such sum as has been advanced and is outstanding under this promissory note ("Note")), plus interest as provided herein, on the Maturity Date set forth above, when the entire unpaid balance of principal, interest and all other sums hereunder shall be due and payable in full (unless sooner accelerated in accordance with the terms of this Note).

Accrued interest shall be due monthly on the first (1st) day of each month commencing on August 1, 2018. If not sooner paid, the outstanding principal balance under this Note and all accrued unpaid interest and other charges hereunder shall be due and payable in full on the Maturity Date.

If any payment hereunder is due on a day that is not a Business Day, then payment will be due on the next Business Day; provided, however, that if the next Business Day occurs in the following calendar month, then the payment shall be due on the immediately preceding Business Day.

This Note is subject to the terms and conditions of the Credit Agreement. This is a Note under which advances, repayments and readvances may be made, subject to the terms of the Credit Agreement.

The unpaid principal balance of this Note shall bear interest at a rate of interest which is equal to a variable rate of interest per annum, which shall change in the manner set forth below, equal to the Applicable Rate. Upon and after the occurrence of a Default and during the continuance thereof, at the election of Bank, all interest accruing in respect of any loan or other obligation of Borrower under this Note shall be increased by a per annum percentage equal to three percent (3%) over the Applicable Rate. In addition to the foregoing, Bank shall be entitled

to assess a late charge against Borrower in the amount of five (5%) percent of any payment not received by Bank within ten (10) calendar days after the date the payment was due.

Interest on the unpaid principal balance of this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Any reference in this Note to a "per annum" rate shall be based on a year of 360 days.

In the event that Bank reasonably determines that by reason of (a) any change arising after the date of this Note affecting the interbank eurocurrency market or affecting the position of Bank with respect to such market, adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the LIBO Rate then being determined is to be fixed, (b)(1) any change arising after the date of this Note in any applicable law or governmental rule, regulation or order (or any interpretation thereof, including the introduction of any new law or governmental rule, regulation or order), or (b)(2) any other circumstance affecting Bank or the interbank eurocurrency market (such as, but not limited to, official reserve requirements required by Regulation D of the Board of Governors of the Federal Reserve System), the LIBO Rate plus two and three quarters percent (2.75%), shall not represent the effective cost to Bank of funding or maintaining amounts accruing interest based upon the LIBO Rate, then, and in any such event, the accrual of interest based upon the LIBO Rate shall be suspended until Bank shall notify Borrower that the circumstances causing such suspension no longer exist, and beginning on the date of such suspension, interest shall accrue at a variable rate of interest per annum, which shall change in the manner set forth below, equal to the Prime Commercial Rate.

In the event that on any date Bank shall have reasonably determined that accruing interest hereunder based upon the LIBO Rate has become unlawful by compliance by Bank in good faith with any law, governmental rule, regulation or order, then, and in any such event, Bank shall promptly give notice thereof to Borrower. In such case, interest shall accrue hereunder at a variable rate of interest per annum, which shall change in the manner set forth below, equal to the Prime Commercial Rate. Notwithstanding the preceding sentence, if the circumstances of the first sentence of this paragraph occur and Borrower has the ability to request advances hereunder based on interest rates other than the LIBO Rate, then Borrower shall repay any advances based on the LIBO Rate with advances under one of the other rates available to Borrower hereunder.

If, due to (a) the introduction of or any change in or in the interpretation of any law or regulation, (b) the compliance with any guideline or request from any central bank or other public authority (whether or not having the force of law), or (c) the failure of Borrower to pay any amount when required by the terms of this Note, there shall be any loss or increase in the cost to Bank of accruing interest hereunder based upon the LIBO Rate, then Borrower agrees that Borrower shall, from time to time, upon demand by Bank, pay to Bank additional amounts sufficient to compensate Bank for such loss or increased cost. A certificate prepared in good faith by Bank and showing in reasonable detail the basis for the determination of the amount of such loss or increase cost, submitted to Borrower by Bank, shall be conclusive evidence, absent manifest error, of the correctness of such amount.

All payments of principal, interest and other amounts payable hereunder, or under any of the other Loan Documents (as defined in the Credit Agreement) must be made to Bank not later

than 11:00 a.m. on the due date to ensure credit on the due date. Bank shall not be required to credit any account maintained by Borrower at Bank for the amount of any item of payment or other payment that is unsatisfactory to Bank. All credits shall be provisional, subject to verification and final settlement. Bank may charge any loan account maintained by Borrower at Bank for the amount of any item of payment or other payment that is returned to Bank unpaid or otherwise not collected.

Prior to a Default under this Note, payments shall be applied first to interest, then to principal, then to any fees or other amounts due and owing to Bank in connection with the Indebtedness. After and during the continuance of a Default under this Note, payments may be applied, at Bank's option, as follows: first to any reasonable out-of-pocket collection costs or expenses (including reasonable attorneys' fees), then to any late charges or other fees owing under the Loan Documents (as defined in the Credit Agreement), then to accrued interest, then to principal. To the extent that Borrower makes a payment or Bank receives any payment or proceeds of the Collateral (defined below) for Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Indebtedness or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Bank.

Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any other Loan Document, without deduction whatsoever, including any deduction for any setoff or counterclaim.

In the event that any prepayment of a loan accruing interest on a variable rate based on a LIBO Rate is made on a date other than the last Business Day of then current LIBO Rate Interest Period with respect thereto, Borrower shall indemnify Bank for any increase costs to Bank resulting from such prepayment.

Borrower expressly assumes all risks of loss or delay in the delivery of any payments made by mail, and no course of conduct or dealing shall affect Borrower's assumption of these risks. Borrower shall not be required to pay interest at a rate greater than the maximum allowed by law and any interest payment received by Bank which exceeds the maximum legal rate shall be automatically credited upon the unpaid principal balance of this Note.

This Note and the Indebtedness are secured by and the Bank is granted a security interest in and lien upon all items deposited in any account of the Borrower with the Bank and by all proceeds of these items (cash or otherwise), all account balances of the Borrower from time to time with the Bank, by all property of Borrower from time to time in the possession of the Bank and by any other collateral, rights and properties described in each and every deed of trust, mortgage, security agreement, pledge, assignment and other security or collateral agreement which has been, or will at any time(s) later be, executed by the Borrower to or for the benefit of the Bank (collectively "Collateral").

Upon the occurrence and at any time during the continuance or existence of any Event of Default (as defined in the Credit Agreement) (each a "Default"), Bank may, at its option and

without prior notice to the Borrower, declare any or all of the Indebtedness to be immediately due and payable (notwithstanding any provisions contained in the evidence of it to the contrary), sell or liquidate all or any portion of the Collateral, set off against the Indebtedness any amounts owing by the Bank to the Borrower, charge interest at the default rate provided in the document evidencing the relevant Indebtedness and exercise any one or more of the rights and remedies granted to the Bank by any agreement with the Borrower or given to it under applicable law.

No delay or omission on Bank's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default, nor shall any single or partial exercise thereof preclude the exercise of any other right, remedy, power or privilege. No delay or failure of Bank at any time to demand strict adherence to the terms of this Note shall be deemed to constitute a course of conduct inconsistent with Bank's right at any time, before or after any Default, to demand strict adherence to the terms of this Note. All remedies contained in this Note or afforded by law are cumulative and all are available to the Bank until this Note has been paid in full.

Acceptance by Bank of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and Bank's acceptance of any such partial payment shall not constitute a waiver of Bank's right to receive the entire amount due. Borrower hereby waives notice of non-payment, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein. Borrower also waives any defenses under 3-605 of the Michigan Uniform Commercial Code, the release of any collateral or part thereof, with or without substitution, and Bank diligence in collection or bringing suit, and consents to any and all extensions of time, renewals, waivers or modifications as may be granted by Bank with respect to payment or any other provisions of this Note. The liability of the Borrower under this Note shall be absolute and unconditional, without regard to the liability of any other party.

This Note, if executed by more than one (1) Person, shall be the joint and several obligations of all of such Persons, and shall be binding upon each Borrower and its heirs, personal representatives, successors and assigns, whether expressed or not. The liability of each Borrower shall be absolute and unconditional, without regard to the liability of any other party hereto.

The terms of this Note bind and benefit Borrower and Bank and their respective successors and assigns, except that Borrower shall not assign its rights or obligations under this Note. Bank may at any time sell to one or more Persons participating interests in this Note. Bank may assign to one or more Persons all or any part of its rights and obligations under this Note, and Borrower releases the Bank for the amount so assigned.

This Note shall be deemed to have been executed in Michigan, and is to be construed in accordance with the internal laws (but not the law of conflicts) of the State of Michigan. Borrower irrevocably submits to the non-exclusive jurisdiction of any United States federal or state court sitting in the State of Michigan in any action or proceeding arising out of or relating to this Note, and Borrower irrevocably agrees that all such claims may be heard and determined in

any such court and irrevocably waives any present and future objection it may have as to the venue of any action or proceeding brought in that court, or that that court is an inconvenient forum. Nothing herein shall limit the right of Bank to bring any action or proceeding against Borrower in the courts of any other jurisdiction.

For the purposes of this Note, the following terms have the following meanings:

"Applicable Rate" shall mean the LIBO Rate plus two and three quarters percent (2.75%), per annum.

"Business Day" means any day other than a Saturday, a Sunday, or other day on which Bank is authorized or required to be closed; and if the applicable Business Day relates to any loan or other obligation hereunder accruing interest based on the LIBO Rate, such day must also be a day for trading by and between banks in US dollar deposits in the London interbank market.

"Credit Agreement" shall mean the Credit Agreement dated as of June 21, 2018 by and between Borrower and Bank, as the same may be amended or modified from time to time.

"Indebtedness" shall mean any indebtedness and liabilities of any kind of the Borrower to the Bank, and any and all modifications, renewals or extensions of it, whether joint or several, contingent or absolute, now existing or later arising, and however evidenced and whether incurred voluntarily or involuntarily, known or unknown, or originally payable to the Bank or to a third party and subsequently acquired by Bank including, without limitation, any late charges; loan fees or charges; overdraft indebtedness; reasonable out-of-pocket costs incurred by Bank in establishing, determining, continuing or defending the validity or priority of any security interest, pledge or other lien or in pursuing any of its rights or remedies under any loan document (or otherwise) or in connection with any proceeding involving the Bank as a result of any financial accommodation to the Borrower; and reasonable out-of-pocket costs and expenses of attorneys and paralegals, whether inside or outside counsel is used, and whether any suit or other action is instituted, and to court costs if suit or action is instituted, and whether any such fees, costs or expenses are incurred at the trial court level or on appeal, in bankruptcy, in administrative proceedings, in probate proceedings or otherwise.

"LIBO Rate" shall mean the rate obtained by dividing: (1) the actual or estimated per annum rate, or the arithmetic mean of the per annum rates, of interest for deposits in U.S. dollars in the London Interbank market for the related LIBO Rate Interest Period, as determined by Bank in its discretion based upon reference to information which appears on page LIBOR01, captioned ICE Benchmark Administration Interest Settlement Rates, of the Reuters America Network, a service of Reuters America Inc. (or such other page that may replace that page on that service for the purpose of displaying London interbank offered rates; or, if such service ceases to be available or ceases to be used by Bank, such other reasonably comparable money rate service as Bank may select) or upon information obtained from any other reasonable procedure, as of two Business Days prior to the first day of a LIBO Rate Interest Period; by (2) an amount equal to one minus the stated maximum rate (expressed as a decimal), if any, of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is specified on the first day of each LIBO Rate Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for

determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System, or any other regulations of any governmental authority having jurisdiction with respect thereto as conclusively determined by Bank. Subject to any maximum or minimum interest rate limitation specified herein or by applicable law, any variable rate of interest on the obligation evidenced hereby shall change automatically, without notice to the Borrower, on the first day of each LIBO Rate Interest Period. The interest rate change will not occur more often than each month. If the LIBO Rate becomes unavailable, Bank may designate a substitute index after notifying Borrower. The reference sources for the index used by Bank, as stated in this Note, may quote the index on any given day to as many as 5 places to the right of the decimal point. Therefore, the index value used to calculate the interest rate on and the amount of interest due under this Note will be up to 5 places to the right of the decimal point.

"LIBO Rate Interest Period" shall mean one (1) month, provided that, if any LIBO Rate Interest Period would otherwise expire on a day which is not a Business Day, the LIBO Rate Interest Period shall be extended to the next succeeding Business Day (provided, however, that if such next succeeding Business Day occurs in the following calendar month, then the LIBO Rate Interest Period shall expire on the immediately preceding Business Day).

"Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or governmental body.

"Prime Commercial Rate" shall mean the rate established by Bank from time to time based on its consideration of economic, money market, business and competitive factors, and it is not necessarily Bank's most favored rate. Subject to any maximum or minimum interest rate limitation specified herein or by applicable law, any variable rate of interest on the obligation evidenced hereby based on the Prime Commercial Rate shall change automatically without notice to Borrower immediately with each change in the Prime Commercial Rate. The interest rate change will not occur more often than each Business Day. If the Prime Commercial Rate becomes unavailable, Bank may designate a substitute index after notifying Borrower.

IMPORTANT INFORMATION ABOUT PROCEDURES REQUIRED BY THE USA PATRIOT ACT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each entity or person who opens an account or establishes a relationship with Bank.

What this means: When an entity or person opens an account or establishes a relationship with Bank, Bank may ask for the name, address, date of birth, and other information that will allow the Bank to identify the entity or person who opens an account or establishes a relationship with Bank. Bank may also ask to see identifying documents for the entity or person.

[Remainder of Page Intentionally Left Blank]

THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT THERE MAY BE A CONSTITUTIONAL RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY CLAIM, DISPUTE OR LAWSUIT ARISING BETWEEN OR AMONG THEM, BUT THAT SUCH RIGHT MAY BE WAIVED. ACCORDINGLY, THE PARTIES AGREE THAT, NOTWITHSTANDING SUCH CONSTITUTIONAL RIGHT, IN THIS COMMERCIAL MATTER THE PARTIES BELIEVE AND AGREE THAT IT SHALL BE IN THEIR BEST INTERESTS TO WAIVE SUCH RIGHT, AND, ACCORDINGLY, HEREBY WAIVE SUCH RIGHT TO A JURY TRIAL, AND FURTHER AGREE THAT THE BEST FORUM FOR HEARING ANY CLAIM, DISPUTE, OR LAWSUIT, IF ANY, ARISING IN CONNECTION WITH THIS NOTE, THE LOAN DOCUMENTS, OR THE RELATIONSHIP AMONG THE PARTIES HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, OR WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, SHALL BE A COURT OF COMPETENT JURISDICTION SITTING WITHOUT A JURY.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

CONIFER HOLDINGS, INC.

By: ______________________________

Its: ______________________________

By: ______________________________

Its: ______________________________

EXHIBIT C

Form of Letter of Credit Application

(See attached)

EXHIBIT D

FORM OF LETTER OF CREDIT APPLICATION AND AGREEMENT

The Huntington National Bank
International Services EA2E85
7 Easton Oval
Columbus, Ohio 43219
Tel: 614 480-4685 / Fax: 888 409 9486
International.Standby@Huntington.com

Standby Letter of Credit Application and Agreement

Huntington

Please issue an Irrevocable Standby Letter of Credit as follows: Date: Date

Applicant: (Full name and address)

Contact: Name
Phone: Number
E-mail: E-mail

Beneficiary: (Full name and street address, *P.O. Box not acceptable*)

Beneficiary

Advising Bank: *(if applicable)*

Advising Bank

Amount: Up to an aggregate amount of

USD Amount

Expiration Date:

Date

Automatic Extension:

☒ Letter of Credit to contain an automatic extension clause with an extension period of one year.
Notify the beneficiary of non-extension [1] or more days before the expiration date.
The expiration date is not subject to automatic extension beyond one (1) year. [2] *(maximum 8 years)*

Available by Beneficiary's sight draft on you, accompanied by the following document(s):

☐ Per Attached Sample, bearing Applicant's initials, which forms an integral part of this Application and Agreement.

☐ Beneficiary's Statement dated and signed by one purporting to be an authorized representative of (Beneficiary) stating "(Applicant) has failed to comply with the terms of that certain Contract no. dated [3] by and between (Beneficiary) and (Applicant) and the amount drawn is due and owing."

☐ other

Additional Conditions:

enter conditions

---

[1] **To be confirmed with loan officer.**

[2] **To be confirmed with loan officer.**

[3] **To be confirmed with loan officer.**

Instructions to Huntington:

☐ You are hereby authorized to debit our account number for commissions, in the amount of fees, charges, commissions, and other amounts due from time to time under this Application and Agreement.

☐ Please invoice us for fees *($50.00 invoice fee will apply)* via: ☐ mail ☐ e-mail to: enter e-mail

Purpose: Please provide a brief description of the purpose of the Standby Letter of Credit including project/goods description, as applicable:

enter description

TERMS AND CONDITIONS OF
APPLICATION AND AGREEMENT FOR
STANDBY LETTER OF CREDIT

The undersigned applicant (the "Applicant") requests The Huntington National Bank (the "Bank") to issue an Irrevocable Standby Letter of Credit (herein the "Credit") for the Applicant's account substantially as shown in the Applicant's application appearing on the first page hereof (the "Application"). In consideration of the Bank issuing, or the Bank's application for the issuance by its correspondent at the Applicant's request, of the Credit, the Applicant agrees to the terms and conditions of this Agreement for Standby Letter of Credit (the "Agreement") as follows:

1. **Reimbursement**. As to demands for payment, deferred payment or acceptance under or appearing to be under the Credit (each a "Demand") that are payable in United States currency, reimbursement will be made by the Applicant to the Bank at the Bank's issuing office, on demand, in immediately available United States legal tender, in the amount paid on such draft or other Demand, or, if so demanded, in advance in the amount required to pay such Demand.

   As to Demands that are payable in currency other than United States currency, the Applicant will reimburse the Bank on demand (which may include a demand for advance payment) (i) at the Bank's issuing office, the equivalent in immediately available United States legal tender of such amount in such other currency, at the Bank's then prevailing selling rate for cable transfers to the place of payment and in the currency in which such Demand is drawn, or (ii) in the amount of the Demand in the currency specified in a place, form and manner acceptable to the Bank.

   With respect to Demands that are payable in currency other than United States currency, if the parties are unable timely to negotiate a rate of exchange and the Applicant fails timely to deliver in the specified foreign currency the amount demanded, the Applicant shall pay interest to the Bank on demand at the rate provided in Section 3 hereof and shall in addition be responsible for all charges and expenses incurred by the Bank in making payment upon the Credit. If for any reason whatsoever there shall be at the time of demand by the Bank for reimbursement or payment no rate of exchange current for effective cable transfers to the place of payment in the currency in which any such Demand is made, the Applicant agrees to pay, on demand, in United States legal tender, an amount which in the Bank's sole judgment shall be sufficient to meet the Bank's obligations there under, which amount may be applied by the Bank at any time as a payment on account of such obligations, or, at the Bank's option, held as security therefore; it being understood, however, that the Applicant shall remain liable for any deficiency which may result if such amount in United States legal tender shall prove to be insufficient to effect full payment or reimbursement at the time when a rate of exchange for such cable transfers shall be again current, and the Bank shall be liable to similarly refund any surplus.

   Notice sent to the Bank from the Bank's correspondents of payment, acceptance, or other action under the Credit, authenticated in accordance with customary letters of credit practice, shall be presumptive evidence of the Applicant's liability to reimburse the Bank.

2. **Interest**. Interest will accrue on any amount not timely reimbursed pursuant to Sections 1 or 3 of this Agreement at a variable rate of interest per annum, which shall change in the manner set forth below, equal to the Prime Commercial Rate set by the Bank from time to time plus 2.00 percent per annum.

   All interest shall be calculated on the basis of a 360-day year for the actual number of days the amount to be reimbursed or paid, or any part thereof, remains unreimbursed or unpaid. The amount of any payment shall first be applied to the payment of any interest which is due. As used herein, Prime Commercial Rate shall mean the rate established by the Bank from time to time based on its consideration of economic, money market, business and competitive factors, and it is not necessarily the lowest rate offered by the Bank to business borrowers. Subject to any maximum or minimum interest rate limitation specified herein or by applicable law, any variable rate of interest on the obligation evidenced hereby shall change automatically without notice to the Applicant immediately with each change in the Prime Commercial Rate.

3. **Other Fees and Charges**. The Applicant agrees to pay the Bank on demand: (i) commissions based on the Bank's then current scheduled charge for the Credit and (ii) all charges, expenses and legal fees paid or incurred by the Bank in connection with the Credit or this Agreement. If the Applicant has checked the box on the Application next to "You are hereby authorized to debit our account for commissions," the Applicant acknowledges and agrees that the Bank is hereby authorized to debit the account indicated on the Application in the amount of commissions due to the Bank under the Credit, and holds harmless Lender if any check or withdrawal is dishonored or refused as a result of a debit pursuant to this authorization.

4. **Governing Standards for Credits**. Except as otherwise expressly stated in the Credit, the Credit shall be subject to the International Standby Practices (promulgated by the International Chamber of Commerce) in effect as of the time of issuance of the Credit (herein called the "ISP") and shall so state; and the Bank may, without limiting the type of document acceptable according to any other provisions of this Agreement, accept documents of any character that comply with the ISP or that comply with the laws or regulations in force in and the customs and usages of the place of negotiation. This Agreement shall be subject to and governed by the provisions of the ISP except (i) when the Credit or Application by the Applicant for the issuance of the Credit expressly states that the Credit is subject to the Uniform Customs and Practice for Documentary Credits (promulgated by the International Chamber of Commerce) in effect as of the time of issuance of the Credit (herein called the "UCP"), in which event this Agreement shall also be subject to the UCP in effect as of the time of issuance of the Credit or (ii) to the extent that the text of this Agreement or the Application by the Applicant for the issuance of the Credit shall be contrary or in addition to the provisions of the ISP, in which event, the right, obligation, or liability shall be as stated in this Agreement or the Application, and the ISP shall be superseded to the extent of the contrary or additional provisions.

5. **Extensions and Modifications; Release of Documents**. In the event of amendment to the Credit which extends the maturity or time for presentment of Demands, acceptances or documents, or any other modification of the terms of the Credit at the request of the Applicant, with or without notification to others obligated under the Credit, or in the event of any increase in the amount of the Credit at the request of the Applicant, this Agreement shall be binding upon the Applicant with regard to the Credit so increased or otherwise modified, to Demands, acceptances, documents and property covered thereby, and to any action taken by the Bank or any of its correspondents in accordance with such extension, increase or other modification. Any request made by the Applicant for the Bank to release documents to the Applicant or to any other party shall be deemed a waiver of any discrepancies and a grant of approval for the Bank to make payment pursuant to the Credit.

6. **Discrepancies or Irregularities Between Demands and the Credit's Requirements**. Except as otherwise expressly stated in the Credit, the Bank and each of its correspondents are hereby expressly authorized to accept and pay at their option any Demands notwithstanding any discrepancies or irregularities between the Demands and documents presented and those required by the terms of the Credit; provided that, as to material discrepancies and irregularities not waived by the Applicant, when so accepting or paying, an indemnity satisfactory to the Applicant and the Bank and running in the favor of both the Applicant and the Bank, covering the discrepancies or irregularities, but limited to the actual damage directly attributable to such discrepancies or irregularities, must be obtained by the Bank from the beneficiary of the Credit. If the Bank sends the Applicant notice of discrepancies in the documents, it is for the Applicant's convenience and does not require the Bank to send the Applicant a notice of discrepancies in other instances. Waiver of discrepancies by the Applicant will not in any instance bind the Bank to waive the discrepancies or pay the Demands. The Bank has no duty to inquire into the existence of any disputes or controversies between the Applicant, the beneficiary of the Credit, or any other person, firm or corporation, or the respective rights, duties, or liabilities of any of them or whether any facts or occurrences represented in any of the documents presented under the Credit are true or correct.

7. **Risks and Liabilities**. All risks of the acts or omissions of the beneficiary of the Credit are assumed by the Applicant.

The Applicant assumes all responsibility for the completeness, accuracy and sufficiency of the text of the Credit issued hereunder. The Applicant acknowledges that it has not relied on the Bank in any manner in connection with the wording of the Credit, including the draw conditions or the structuring of the underlying transaction.
The failure of the Applicant, within three (3) business days following notice given by the Bank of any action taken or withheld by the Bank with respect to the Credit, to object to such action or inaction shall automatically waive all objections by the Applicant, authorize the Bank's action or inaction and absolutely preclude the Applicant from raising any such objections as a defense or claim against the Bank.
If the Credit provides that payment is to be made by the Bank's correspondent, neither the Bank nor such correspondent shall be responsible for the failure of any of the documents specified in the Credit to come into the Bank's hands or for any delay in connection therewith, and the obligation to reimburse for payment made or obligations incurred shall not be affected by such failure or delay in the receipt of any of such documents. In furtherance and extension and not in limitation of the specific provisions herein before set forth, any action taken by the Bank or any correspondent under or in connection with the Credit or the relative demands for payment, documents or property, unless in breach of good faith, shall be binding, and shall not put the Bank or correspondent under any resulting liability; and the Applicant makes like agreement as to any inaction or omission, unless in breach of good faith. In no event shall the Bank be responsible for any errors, neglect or default of any of the Bank's

correspondents.
The Bank shall not in any way be liable for any failure to pay or accept any demand for payment, deferred payment or acceptance under the Credit resulting from any censorship, law, control or restriction rightfully or wrongfully exercised by any de facto or de jure domestic or foreign government or agency or from any other cause beyond the Bank's reasonable control or the reasonable control of any correspondent, agent or subagent or for any loss or damage resulting from any such failure to pay or accept, all such risks being expressly assumed by the Applicant. The Applicant agrees to indemnify and hold harmless the Bank and its correspondents from any claim, loss, liability or expense arising by reason of such failure to pay or accept. The Applicant is responsible for all obligations imposed with respect to the Credit or the relative demands for payment, documents or property, resulting from any such censorship, law, control or restriction, or from any such other cause.

8. **Security Interests.** As security for the prompt payment of all of the Applicant's obligations and liabilities under this Agreement, whether present or future, absolute or contingent, or due or to become due (the "Obligations"), and in addition to any other security given to the Bank by separate agreement, the Applicant grants to the Bank a first priority security interest in, and the right to possession and disposition of the Applicant's present and future rights in, all now-existing or hereafter-acquired: (i) drafts, documents, instruments, contracts (including shipping documents, warehouse receipts, or policies or certificates of insurance), inventory, accounts, chattel paper or general intangibles, arising from or in connection with the Credit; (ii) property in the Bank's possession or control; (iii) deposits, credits or claims against the Bank, which shall be subject to a right of set-off; and (iv) proceeds of the foregoing (the "Collateral"). The Applicant agrees that this Agreement may be filed as a financing statement and that the Applicant will execute financing statements or other documents as the Bank deems necessary to perfect or maintain its security interest, and to pay all costs of filing. The Applicant also agrees that the Bank may execute on the Applicant's behalf financing statements, and is hereby irrevocably appointed as the Applicant's attorney-in-fact for that purpose. The Applicant is responsible to the Bank for ensuring that the Collateral is at all times protected for the benefit of the Bank. The Bank may at any time and from time to time, without notice, transfer into the Bank's own name or that of the Bank's nominee any property so held as part of the Collateral. Any delivery of the Collateral to the Applicant shall be deemed to have been made in trust, and the Applicant shall, on demand, sign and return a trust receipt for any such delivery.

In the event the Bank receives some, but not all, of the documents against which availments may be made and, at the Applicant's request, the Bank delivers such documents to the Applicant, against trust receipt or otherwise, prior to the presentation of the relative draft or other demand for payment, the Applicant agrees to pay the Bank on demand the amount of any claim made against the Bank by reason thereof and authorizes the Bank to pay or accept (as the case may be) such draft when it is presented, regardless of whether or not such draft or any document which may accompany it complies with the terms of the Credit.

The Applicant hereby recognizes and admits the Bank's unqualified right to the possession and disposal of all the Collateral until such time as all the obligations and liabilities of the Applicant to the Bank at any time existing under or with reference to the Credit or this Agreement, or any other credit or any other obligation or liability to the Bank, whether now-existing or hereafter-created or arising, have been fully paid and discharged, all as security for such obligations and liabilities; and that all or any of such Collateral coming into the possession of the Bank or any of the Bank's correspondents, may be held and disposed of by the Bank as herein provided. The receipt by the Bank, or any of the Bank's correspondents, at any time of other security, of whatever nature, including cash, shall not be deemed a waiver of any of the Bank's rights or powers herein recognized.

9. **Default.** The Applicant agrees that upon the failure of the Applicant at all time to keep a margin of security with the Bank satisfactory to the Bank, or upon the non-payment or non-fulfillment of any liability or obligation incurred pursuant to this Agreement when the same shall become due, or upon the non-payment or non-fulfillment of any liabilities or obligations incurred pursuant to any agreement with the Bank when the same shall become due, or upon insolvency, or upon the suspension of business, or upon the issuance of an assignment of or attachment against the credit or any of the Applicant's property, or upon the making of an assignment for the benefit of creditors, or upon the application for the appointment or the appointment of a trustee or receiver for the Applicant or any of the property of the Applicant, or upon taking possession by any public official having regulatory powers over the Applicant's property for the purpose of conserving the assets of the Applicant under or purporting to be under any bankruptcy, organization, arrangement, readjustment of debt, receivership, liquidation or similar law or statue of any jurisdiction, (each, an "Event of Default"), then and in any such event, the Bank may terminate this Agreement, and any and all Obligations shall, at the Bank's option, become and immediately due and payable, in all other cases without presentation, demand of payment or protest or notice of any other kind, all of the foregoing being hereby

expressly waived.

Upon the occurrence and during the continuance of any Event of Default:

a. The Bank may pursue any remedy available at law or in equity to secure, collect, enforce, or satisfy the Obligations, whether against the Applicant or other person, whether under this Agreement or any separate security agreement, guaranty, or other agreement or undertaking supporting this Agreement, and whether under the law applicable to letter of credit agreements or to unjust enrichment, subrogation, setoff, possessory liens, warranties on presentation, or otherwise. The Bank may pursue its rights and remedies separately, successively or concurrently.

b. The Bank shall have the right from time to time to sell, re-sell, assign and deliver all or any part of the collateral, arrived or to arrive, at any Brokers' Board of Exchange, or at public or private sale, at the Bank's option, without having the property at the place of sale, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Bank may deem proper, and in connection therewith may grant options, all without demand, advertisement or notice to the Applicant, all of which are hereby expressly waived, and to apply the net proceeds of such sale or sales to the payment of any and all such liabilities and the Applicant will continue to be liable to the Bank for any deficiency, with interest. Upon each such sale, the Bank may purchase the whole or any part of the Collateral being sold, free from any right of redemption, which the Applicant hereby expressly waives and releases. Demands or calls for collateral on or any notices to the Applicant (a) may be made or given by the Bank by leaving same at the last known address of the Applicant or by mailing, telegraphing, cabling, radioing, telephoning or otherwise sending same, to such address, with the same effect as if delivered to the Applicant in person, (b) shall be considered made as of the time of such leaving or mailing, telegraphing, cabling, radioing, telephoning or other sending by public agencies of communication. The Applicant agrees that with or without notification to the Applicant, the Bank may exchange, release, surrender, realize upon, release on trust receipt to the Applicant, or otherwise deal with the Collateral and any other property by whomsoever pledged, mortgaged, or subjected to a security interest to secure directly or indirectly any of the obligations hereunder or for which the Applicant may be liable.

c. As to Obligations which are absolute but not then due, the Bank may, without demand or notice to the Applicant, declare them immediately due and payable, provided that in the case of accelerated Obligations to reimburse the Bank for an unmatured draft accepted or a deferred payment undertaking incurred by the Bank, the Bank shall give credit to the Applicant in the amount of the discount the Bank would have given if the Bank had purchased such accepted draft or deferred payment undertaking from the holder.

d. As to Obligations which are contingent and might not be made absolute by a drawing under the Credit within a reasonable period of time (not to exceed ninety (90) days after the occurrence of an Event of Default), the Applicant must, on demand, deliver collateral satisfactory to the Bank or procure the beneficiary's release of the Credit by procuring another bank's substitute letter of credit or by other means.

e. To the fullest extent permitted by law, the Bank may set off and apply all deposits (general or special, time or demand, provisional or final) and other credits as to which the Bank is debtor and the Applicant is creditor against all the Obligations, without notice and without regard to the place or currency of payment or to the contingent, absolute, or matured status of such credits or of the Obligations. To the extent that the Bank honors a presentation for which it remains unpaid, the Bank may assert its rights of subrogation under applicable law, whether the Bank's honor satisfies all or only part of the underlying Obligation. The Applicant must, on reasonable notice, cooperate with the Bank in its assertion of the Applicant's rights against the beneficiary, the beneficiary's rights against the Applicant and any other rights that the Bank may have by subrogation or assignment. The Applicant will bear and pay all expenses of every kind (including all charges for legal services) for the enforcement of any of the Bank's rights herein mentioned, and will repay expenses incurred as provided in Section 3 above.

10. **Default by Bank or Correspondent**. In the event of the breach of this Agreement by the Bank, or the Bank's correspondent who has issued the Credit pursuant to this Agreement, the Applicant shall have any and all remedies available at law or in equity. Notwithstanding the foregoing, except as otherwise expressly provided in this Agreement, the Bank shall not be liable to the Applicant in contract, tort or otherwise for any special, indirect, consequential, incidental or punitive damages. In no event shall the Bank be liable to the Applicant for attorney fees or other expenses of litigation. All claims for damages against the Bank must be instituted within one year after the claim arises.

11. **Correspondent Issuing Credit**. The Applicant authorizes the Credit to be issued pursuant to this Agreement by any

one or more of the Bank's correspondents and authorizes the Bank to select any of its branches or affiliates or any other bank to act as advising, transferring, confirming or nominated bank. If the Credit is issued by one of the Bank's correspondents in accordance with this Agreement, each of the warranties, liabilities and other terms of this Agreement or of the Credit shall run in the Bank's favor as well as that of its correspondent so issuing the Credit.

12. **General Provisions.** This Agreement shall be binding upon and inure to the benefit of the Bank and the Applicant and their respective successors and permitted assigns. The Applicant may not assign or transfer this Agreement or any of its rights or obligations without the prior written consent of the Bank. If this Agreement is signed by two or more parties, it shall be the joint and several agreement of such parties and whenever used herein, the singular number shall include the plural, and the plural the singular. If this Agreement should be terminated or revoked by operation of law as to the Applicant, each party will indemnify and save the other harmless from any loss which may be suffered or incurred in acting hereunder prior to the receipt of notice in writing of such termination or revocation.

Except as otherwise provided in Section 4 hereof, this Agreement shall be governed by and construed in accordance with the ISP in effect from time to time, and, to the extent not inconsistent with the ISP, in accordance with the law of the State of Ohio, including the Uniform Commercial Code as in effect in the State of Ohio. The Applicant hereby irrevocably submits to the jurisdiction of any federal or state court sitting in the federal district in which the Bank's main office is located; irrevocably waives any right to object on grounds of improper venue or inconvenient forum; and agrees that service of process will grant personal jurisdiction over it.

Except as set forth herein, this Agreement shall be amended only by a writing signed by the Bank and the Applicant. None of the Bank's options, powers or rights (including those hereunder) shall be waived unless the Bank or its authorized agent shall have signed such waiver in writing. No such waiver, unless expressly stated therein, shall be effective as to any transaction which occurs subsequent to the date of such waiver, nor as to any continuance of a breach after such waiver. No segregation or specific allocation by the Bank of specified Collateral against any liability shall waive or affect any lien of any sort against securities or property or any of the Bank's options, powers or rights (including those hereunder).

If the Applicant is a banking institution, the Applicant hereby appoints the Bank as its agent to the extent of issuing the Credit in accordance with, and subject to the terms and provisions of, the foregoing Application and Agreement for Standby Letter of Credit.

13. **Indemnification.** The Applicant will indemnify the Bank on demand for any loss, costs, damage or expense, including reasonable attorney fees, arising out of any action by the Bank or the Applicant for any claims in connection with this Agreement or the Credit, unless the Bank is finally adjudged by a court to have acted with gross negligence or to have committed willful misconduct.

14. **WAIVER OF RIGHT TO TRIAL BY JURY**

THE PARTIES AGREE THAT, AS TO ANY AND ALL DISPUTES THAT MAY ARISE BETWEEN THE APPLICANT AND THE BANK, THE COMMERCIAL NATURE OF THE TRANSACTION OUT OF WHICH THIS AGREEMENT ARISES WOULD MAKE ANY SUCH DISPUTE UNSUITABLE FOR TRIAL BY JURY. ACCORDINGLY, THE APPLICANT AND THE BANK HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY AS TO ANY AND ALL DISPUTES THAT MAY ARISE RELATING TO THIS AGREEMENT OR TO THE LETTER OF CREDIT OR OTHER INSTRUMENTS OR DOCUMENTS ISSUED OR EXECUTED IN CONNECTION HEREWITH.

Applicant Name: Applicant ______________________
(Print Applicant Name)

Signed By: Name ______________________
(Print Name of Authorized Signature)

Title: Title ______________________

Signature: ______________________

Date: Date ______________________

EXHIBIT D

Form of Security Agreement

(See attached)

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the "**Agreement**") dated as of June 21, 2018, is entered into by and among the Borrower (as defined below), the undersigned and such other entities which from time to time become parties hereto (collectively, including the Borrower, the "**Debtors**" and each individually a "**Debtor**") and The Huntington National Bank ("**Bank**"). The addresses for the Debtors and the Bank, as of the date hereof, are set forth on the signature pages attached hereto.

RECITALS:

A. Conifer Holdings, Inc. **(the "Borrower"**) has entered into that certain Credit Agreement dated as of June 21, 2018 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "**Credit Agreement**") pursuant to which the Bank has agreed, subject to the satisfaction of certain terms and conditions, to extend or to continue to extend financial accommodations to the Borrower, as provided therein.

B. Pursuant to the Credit Agreement, the Bank has required that certain of the Debtors guaranty the Obligations (as defined below) and that each of the Debtors grant (or cause to be granted) certain Liens to the Bank, for the benefit of the Bank, all to secure the obligations of the Borrower and/or any Debtor to Bank under the Credit Agreement or any Loan Document (including any Guaranty) or otherwise.

C. The Debtors have directly and indirectly benefited and will directly and indirectly benefit from the transactions evidenced by and contemplated in the Credit Agreement and the Loan Documents.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
Definitions

Section 1.1 Definitions. As used in this Agreement, except as otherwise provided, capitalized terms not otherwise defined herein have the meanings provided for such terms in the Credit Agreement. References to "Sections," "subsections," "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided including any amendments, modifications, or replacements thereto. All references to statutes and regulations shall include any amendments of the same and any successor statutes and regulations. References to particular sections of the UCC should be read to refer also to parallel sections of the Uniform Commercial Code as enacted in each state or other jurisdiction which may be applicable to the grant and perfection of the Liens held by the Bank pursuant to this Agreement.

The following terms have the meanings indicated below, all such definitions to be equally applicable to the singular and plural forms of the terms defined:

"**Account**" means any "account," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all rights of such Debtor to payment for goods sold or leased or services rendered, whether or not earned by performance, (b) all accounts receivable of such Debtor, (c) all rights of such Debtor to receive any payment of money or other form of consideration, (d) all security pledged, assigned or granted to or held by such Debtor to secure any of the foregoing, (e) all guaranties of, or indemnifications with respect to, any of the foregoing, and (f) all rights of such Debtor as an unpaid seller of goods or services, including, but not limited to, all rights of stoppage in transit, replevin, reclamation and resale.

"**Account Debtors**" shall mean any Account debtor, as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by any Debtor.

"**Affiliate**" shall mean as to any Person, any other Person (excluding any Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" a Person if such Person possesses, directly or indirectly, power either (i) to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

"**Anti-Terrorism Laws**" means those laws and sanctions relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act (Public Law 107-56), the Bank Secrecy Act (Public Law 91-508), the Trading with the Enemy Act (50 U.S.C. App. Section 1 et. seq.), the International Emergency Economic Powers Act (50 U.S.C. Section 1701 et. seq.), and the sanction regulations promulgated pursuant thereto by the Office of Foreign Assets Control, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957 (as any of the foregoing may from time to time be amended, renewed, extended or replaced).

"**Blocked Person**" means any of the following: (a) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224; (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224; (c) a Person with which Bank is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (d) a Person that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order No. 13224; (e) a Person that is named as a "specially designated national" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or (f) a Person who is affiliated or associated with a Person listed above.

"**Business Day**" means any day other than a Saturday, a Sunday, or other day on which Bank is authorized or required to be closed; and if the applicable Business Day relates to any loan or other obligation hereunder accruing interest based on the LIBO Rate, such day must also be a day for trading by and between banks in US dollar deposits in the London interbank market.

"**Chattel Paper**" means any "chattel paper," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor, and shall include both electronic Chattel Paper and tangible Chattel Paper.

"**Collateral**" means all of the personal property owned by a Debtor, whether now owned or existing, or hereafter arising or acquired or received by a Debtor, wherever located, including, without limitation, all of the following personal property owned by a Debtor:

(a) all Accounts; all Inventory; all Equipment and Fixtures; all General Intangibles, Payment Intangibles, and Intellectual Property Collateral; all Investment Property and Subsidiary Interests; all Deposit Accounts and any and all monies credited by or due from any financial institution or any other depository; all Goods and other personal property, including all merchandise returned or rejected by Account Debtors, relating to or securing any of the Accounts; all rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; all additional amounts due to a Debtor from any Account Debtors relating to the Accounts; other property, including warranty claims, relating to any Goods; all contract rights, rights of payment earned under a contract right, Instruments (including, without limit, promissory notes), Chattel Paper (including, without limit, electronic Chattel Paper), Documents, warehouse receipts, letters of credit, and money; all Commercial Tort Claims (whether now existing or hereafter arising); all Letter-of-Credit Rights (whether or not such letter of credit is evidenced by a writing); all Supporting Obligations; all personal property of third parties in which a Debtor has been granted a lien or security interest as security for the payment or enforcement of Accounts; and any other goods or personal property, if any, in which a

Debtor may hereafter in writing grant a security interest to Bank hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Bank and Debtors, or any of them; and

(b) each Debtor's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any such Debtor or in which it has an interest), computer programs, electronic media, tapes, disks and documents relating to subsection (a) of this definition of Collateral; and

(c) all proceeds and products of subsections (a) and (b) of this definition of Collateral in whatever form, including: cash, Deposit Accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, Chattel Paper, security agreements, Documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

"**Commercial Tort Claims**" shall mean any Commercial tort claims, as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by any Debtor.

"**Computer Records**" means any computer records now owned or hereafter acquired by any Debtor.

"**Copyright Licenses**" shall mean all license agreements with any other Person in connection with any of the Copyrights or such other Person's copyrights, whether a Debtor is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on ***Schedule 1.1*** hereto and made a part hereof, subject, in each case, to the terms of such license agreements and the right to prepare for sale, sell and advertise for sale, all inventory now or hereafter covered by such licenses.

"**Copyrights**" shall mean all copyrights and mask works, whether or not registered, and all applications for registration of all copyrights and mask works, including, but not limited to all copyrights, mask works, and applications for registration of all copyrights and mask works identified on ***Schedule 1.1*** attached hereto and made a part hereof, and including without limitation (a) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof; (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Copyright Licenses entered into in connection therewith, and damages and payments for past or future infringements thereof); and (c) all rights corresponding thereto and all modifications, adaptations, translations, enhancements and derivative works, renewals thereof, and all other rights of any kind whatsoever of a Debtor accruing thereunder or pertaining thereto.

"**Deposit Account**" shall mean a demand, time, savings, passbook, or similar account maintained with a bank. The term does not include Investment Property, investment accounts or accounts evidenced by an Instrument.

"**Document**" means any "document," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by any Debtor, including, without limitation, all documents of title and all receipts covering, evidencing or representing goods now owned or hereafter acquired by a Debtor.

"**Equipment**" means any "equipment," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor and, in any event, shall include, without limitation, all machinery, equipment, furniture, trade fixtures, tractors, trailers, rolling stock, vessels, aircraft and Vehicles now owned or hereafter acquired by such Debtor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

"**Foreign Subsidiary**" shall mean any Subsidiary (a) that is a "controlled foreign corporation" within the meaning of Section 957 of the Code, (b) substantially all of the assets of which consist of equity interests in one or more Subsidiaries described in clause (a) of this definition, or (c) the equity interests of which are directly or indirectly owned by any subsidiary described in clause (a).

"**GAAP**" means Generally Accepted Accounting Principles as promulgated by the United States of America Financial Accounting Standards Board in the United States of America in effect from time to time.

"**General Intangibles**" means any "general intangibles," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all of such Debtor's Intellectual Property Collateral; (b) all of such Debtor's books, records, data, plans, manuals, computer software, computer tapes, computer disks, computer programs, source codes, object codes and all rights of such Debtor to retrieve data and other information from third parties; (c) all of such Debtor's contract rights, commercial tort claims, partnership interests, membership interests, joint venture interests, securities, deposit accounts, investment accounts and certificates of deposit; (d) all rights of such Debtor to payment under chattel paper, documents, instruments and similar agreements; (e) letters of credit, letters-of-credit rights supporting obligations and rights to payment for money or funds advanced or sold to such Debtor; (f) all tax refunds and tax refund claims of such Debtor; (g) all choses in action and causes of action of such Debtor (whether arising in contract, tort or otherwise and whether or not currently in litigation) and all judgments in favor of such Debtor; (h) all rights and claims of such Debtor under warranties and indemnities, (i) all Health-Care-Insurance Receivables; and (j) all rights of such Debtor under any insurance, surety or similar contract or arrangement.

"**Goods**" shall mean any Goods, as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by any Debtor.

"**Governmental Authority**" shall mean any nation or government, any state, province or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

"**Health-Care-Insurance Receivable**" shall mean any Health-Care-Insurance receivable, as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by any Debtor.

"**Hedging Contract**" shall mean any foreign exchange contract, currency swap agreement, futures contract, commodities hedge agreement, interest rate protection agreement, interest rate future agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, option agreement or any other similar hedging agreement or arrangement entered into by a Person in the ordinary course of business.

"**Instrument**" shall mean any "instrument," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by any Debtor, and, in any event, shall include all promissory notes (including without limitation, any Intercompany Notes held by such Debtor), drafts, bills of exchange and trade acceptances, whether now owned or hereafter acquired.

"**Insurance Proceeds**" shall have the meaning set forth in **Section 4.4** of this Agreement.

"**Intellectual Property Collateral**" shall mean all of a Debtor's right, title, and interest in Patents, Patent Licenses, Copyrights, Copyright Licenses, Trademarks, Trademark Licenses, trade secrets, registrations, goodwill, franchises, permits, proprietary information, customer lists, designs, inventions and all other intellectual property and proprietary rights, including without limitation those described on ***Schedule 1.1*** attached hereto and incorporated herein by reference.

"**Inventory**" means any "inventory," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all goods and other personal property of such Debtor that are held for sale or lease or to be furnished under any contract of service; (b) all raw materials, work-in-process, finished goods, supplies and materials of such Debtor; (c) all wrapping, packaging, advertising and shipping materials of such Debtor and (d) all goods that have been returned to, repossessed by or stopped in transit by such Debtor.

"**Investment Property**" means any "investment property" as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor, and in any event, shall include without limitation all shares of stock and other equity, partnership or membership interests constituting securities, of the Subsidiaries of such Debtor from time to time owned or acquired by such Debtor in any manner (including, without limitation, the Pledged Shares), and the certificates and all dividends, cash, instruments, rights and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such shares, but excluding any shares of stock or other equity, partnership or membership interests in any (i) Insurance Subsidiaries of such Debtor and (ii) first tier Foreign Subsidiaries of such Debtor in excess of sixty five percent (65%) of the voting power of all classes of capital stock or other equity, partnership or membership interests in such foreign Subsidiaries entitled to vote.

"**Lien**" shall mean the security interest or lien arising from any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, trust receipt, conditional sale or title retaining contract, sale and leaseback transaction, Capital Lease, consignment or bailment for security, or any other type of lien, charge, encumbrance, title exception, preferential or priority arrangement affecting property, whether based on common law or statute.

"**Loan Documents**" shall mean this Agreement, any notes any letter of credit, any guaranties, security agreements, collateral assignments, pledge agreements, dominion of funds/lockbox agreement, account assignments, control agreements, letter of credit application and agreement or other reimbursement agreements, any subordination agreements, intercreditor agreements and any and all agreements, instruments and documents, including powers of attorney, consents, and all other writings heretofore, now or hereafter executed by any Debtor or delivered to Bank in connection with this Agreement or otherwise.

"**Obligations**" shall mean all loans, advances, Indebtedness, obligations and liabilities of each Debtor to Bank under the Credit Agreement, or any Loan Document, together with all other Indebtedness, obligations and liabilities whatsoever of such Debtor to Bank arising under or in connection with the Credit Agreement or any Loan Document, or otherwise, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and any renewals or refinancing of the same.

"**Patent Licenses**" shall mean all license agreements with any other Person in connection with any of the Patents or such other Person's patents, whether a Debtor is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on ***Schedule 1.1*** hereto and made a part hereof, subject, in each case, to the terms of such license agreements and the right to prepare for sale, sell and advertise for sale, all inventory now or hereafter covered by such licenses.

"**Patents**" shall mean all letters patent, patent applications and patentable inventions, including, without limitation, all letters patent and patent applications identified on ***Schedule 1.1*** attached hereto and made a part hereof, and including without limitation, (a) all inventions and improvements described and claimed therein, and patentable inventions, (b) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (c) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Patent Licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (d) all rights corresponding thereto and all

reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of a Debtor accruing thereunder or pertaining thereto.

"**Payment Intangibles**" shall mean any Payment intangibles, as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by any Debtor.

"**Permitted Liens**" shall have the meaning given for such term in the Credit Agreement if any.

"**Person**" means any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or governmental body.

"**Pledged Shares**" means the shares of capital stock or other equity, partnership or membership interests described on ***Schedule 1.2*** attached hereto and incorporated herein by reference, and all other shares of capital stock or other equity (other than capital stock or equity in Insurance Subsidiaries), partnership or membership interests acquired by any Debtor after the date hereof, but excluding any shares of stock or other equity, partnership or membership interests in any first tier Foreign Subsidiaries of such Debtor in excess of 65% of the voting power of all classes of capital stock or other equity, partnership or membership interests in such Foreign Subsidiaries entitled to vote.

"**Proceeds**" means any "proceeds," as such term is defined in Article or Chapter 9 of the UCC and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to a Debtor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to a Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting, or purporting to act, for or on behalf of any Governmental Authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

"**Records**" are defined in **Section 3.2** of this Agreement.

"**Restricted Assets**" are defined in **Section 2.1** of this Agreement.

"**Software**" means all (i) computer programs and supporting information provided in connection with a transaction relating to the program, and (ii) computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program whether or not the program is associated with the goods in such a manner that it customarily is considered part of the goods, and whether or not, by becoming the owner of the goods, a Person acquires a right to use the program in connection with the goods, and whether or not the program is embedded in goods that consist solely of the medium in which the program is embedded.

"**Subsidiary**" means, with respect to any Person, a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, are owned, directly or indirectly, by such Person; provided that such term shall not include any Insurance Subsidiary (as defined in the Credit Agreement).

"**Subsidiary Interests**" shall mean all of the issued and outstanding equity interests of any Subsidiary owned by a Debtor (not to exceed sixty-five percent (65%) of the equity interests of any first tier Foreign Subsidiary).

"**Supporting Obligations**" shall mean any Supporting obligations, as such term is defined in Article of Chapter 9 of the UCC, now owned or hereafter acquired by any Debtor.

"**Trademark Licenses**" shall mean all license agreements with any other Person in connection with any of the Trademarks or such other Person's names or trademarks, whether a Debtor is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on ***Schedule 1.1*** hereto and made a part hereof, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, and to sell and advertise for sale, all inventory now or hereafter covered by such licenses.

"**Trademarks**" shall mean all trademarks, service marks, trade names, trade dress or other indicia of trade origin, trademark and service mark registrations, and applications for trademark or service mark registrations (except for "intent to use" applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed), and any renewals thereof, including, without limitation, each registration and application identified on ***Schedule 1.1*** attached hereto and made a part hereof, and including without limitation (a) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Trademark Licenses entered into in connection therewith, and damages and payments for past or future infringements thereof) and (c) all rights corresponding thereto and all other rights of any kind whatsoever of a Debtor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin.

"**UCC**" means the Uniform Commercial Code as in effect in the State of Michigan; provided, that if, by applicable law, the perfection or effect of perfection or non-perfection of the security interest created hereunder in any Collateral is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.

"**Vehicles**" means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

Section 1.2 Accounting Terms. All accounting terms not specifically defined herein shall be defined in accordance with GAAP. All financial computations to be made under this Agreement, unless otherwise specifically provided herein, shall be construed in accordance with GAAP. Whenever the term "Debtor" is used in respect of a financial covenant or a related definition, it shall be understood to mean Debtor and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

Section 1.3 Uniform Commercial Code. All capitalized terms used herein with reference to the Collateral and defined in the UCC from time to time shall have the meaning given therein unless otherwise defined herein. To the extent the definition of any category or type of Collateral is expanded by any amendment, modification or revision to the UCC, such expanded definition will apply automatically as of the effective date of such amendment, modification or revision.

ARTICLE 2
Security Interest

Section 2.1 Grant of Security Interest. As collateral security for the prompt payment and performance in full when due of the Obligations, whether at stated maturity, by acceleration or otherwise, each Debtor hereby pledges, assigns, transfers and conveys to the Bank as collateral, and grants the Bank a continuing Lien on and security interest in, all of such Debtor's right, title and interest in and to the Collateral, whether now owned or hereafter arising or acquired and wherever located; provided, however, that "Collateral" shall not include (i) any shares of stock or other equity, partnership or membership interests in (x) any Insurance Subsidiaries of such Debtor, or (y) any first tier Foreign Subsidiaries of such

Debtor in excess of 65% of the voting power of all classes of capital stock or other equity, partnership or membership interests in such Foreign Subsidiaries entitled to vote or (ii) rights under or with respect to any General Intangible, license, permit or authorization to the extent any such General Intangible, license, permit or authorization, by its terms or by law, prohibits the assignment of, or the granting of a Lien over, the rights of a grantor thereunder or which would be invalid or unenforceable upon any such assignment or grant (the "**Restricted Assets**"), provided that (A) the Proceeds of any Restricted Asset shall continue to be deemed to be "Collateral", and (B) this provision shall not limit the grant of any Lien on or assignment of any Restricted Asset to the extent that the UCC or any other applicable law provides that such grant of Lien or assignment is effective irrespective of any prohibitions to such grant provided in any Restricted Asset (or the underlying documents related thereto). Concurrently with any such Restricted Asset being entered into or arising after the date hereof, the applicable Debtor shall be obligated to obtain any waiver or consent (in form and substance reasonably acceptable to the Bank) necessary to allow such Restricted Asset to constitute Collateral hereunder if the failure of such Debtor to have such Restricted Asset would reasonably be expected to have a Material Adverse Effect.

Section 2.2 **Debtors Remain Liable**. Notwithstanding anything to the contrary contained herein, (a) the Debtors shall remain liable under the contracts, agreements, documents and instruments included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Bank of any of its rights or remedies hereunder shall not release the Debtors from any of their duties or obligations under the contracts, agreements, documents and instruments included in the Collateral, and (c) the Bank shall not have any Indebtedness, liability or obligation (by assumption or otherwise) under any of the contracts, agreements, documents and instruments included in the Collateral by reason of this Agreement, and none of them shall be obligated to perform any of the obligations or duties of the Debtors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

ARTICLE 3
Representations and Warranties

To induce the Bank to enter into this Agreement and the Bank to enter into the Credit Agreement, each Debtor represents and warrants to the Bank as follows, each such representation and warranty being a continuing representation and warranty, surviving until termination of this Agreement in accordance with the provisions of **Section 7.15** of this Agreement:

Section 3.1 **Title**. Such Debtor is, and with respect to Collateral acquired after the date hereof such Debtor will be, the legal and beneficial owner of the Collateral free and clear of any Lien or other encumbrance, except for the Permitted Liens and other Liens expressly permitted by the Credit Agreement.

Section 3.2 **Change in Form or Jurisdiction; Successor by Merger; Location of Books and Records**. As of the date hereof, each Debtor (a) is duly organized and validly existing as a corporation (or other business organization) under the laws of its jurisdiction of organization; (b) is formed in the jurisdiction of organization and has the registration number and tax identification number set forth on ***Schedule 3.2*** attached hereto; (c) has not changed its respective corporate form or its jurisdiction of organization at any time during the five years immediately prior to the date hereof, except as set forth on such ***Schedule 3.2***; (d) except as set forth on such ***Schedule 3.2*** attached hereto, no Debtor has, at any time during the five years immediately prior to the date hereof, become the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise of any other Person, and (e) keeps true and accurate books and records regarding the Collateral (the "**Records**") in the office indicated on such ***Schedule 3.2.***

Section 3.3 **Representations and Warranties Regarding Certain Types of Collateral**.

(a) **Location of Inventory and Equipment.** As of the date hereof, (i) all Inventory (except Inventory in transit) and Equipment (except trailers, rolling stock, vessels, aircraft and

Vehicles) of each Debtor are located at the places specified on ***Schedule 3.3(a)*** attached hereto, (ii) the name and address of the landlord leasing any location to any Debtor is identified on such ***Schedule 3.3(a)***, and (iii) the name of and address of each bailee or warehouseman which holds any Collateral and the location of such Collateral is identified on such ***Schedule 3.3(a)***.

(b) **Account Information.** As of the date hereof, all Deposit Accounts, cash collateral accounts or investment accounts of each Debtor (except for those Deposit Accounts located with the Bank) are located at Bank or the banks specified on ***Schedule 3.3(b)*** attached hereto which Schedule sets forth the true and correct name of each bank where such accounts are located, such bank's address, the type of account and the account number.

(c) **Documents.** As of the date hereof, except as set forth on ***Schedule 3.3(c)***, none of the Inventory or Equipment of such Debtor (other than trailers, rolling stock, vessels, aircraft and Vehicles) is evidenced by a Document (including, without limitation, a negotiable document of title).

(d) **Intellectual Property.** Set forth on ***Schedule 1.1*** (as the same may be amended from time to time) is a true and correct list of the registered Patents, Patent Licenses, registered Trademarks, Trademark Licenses, registered Copyrights and Copyright Licenses owned by the Debtors (including, in the case of the Patents, Trademarks and Copyrights, the applicable name, date of registration (or of application if registration not completed) and application or registration number).

Section 3.4 Pledged Shares.

(a) **Duly Authorized and Validly Issued**. The Pledged Shares that are shares of a corporation have been duly authorized and validly issued and are fully paid and nonassessable, and the Pledged Shares that are membership interests or partnership units (if any) have been validly granted, under the laws of the jurisdiction of organization of the issuers thereof, and, to the extent applicable, are fully paid and nonassessable. No such membership or partnership interests constitute "securities" within the meaning of Article 8 of the UCC, and each Debtor covenants and agrees not to allow any such membership or partnership interest to become "securities" for purposes of Article 8 of the UCC.

(b) **Valid Title; No Liens; No Restrictions.** Each Debtor is the legal and beneficial owner of the Pledged Shares, free and clear of any Lien (other than Permitted Liens) and other Liens expressly permitted by the Credit Agreement), and such Debtor has not sold, granted any option with respect to, assigned, transferred or otherwise disposed of any of its rights or interest in or to the Pledged Shares. None of the Pledged Shares are subject to any contractual or other restrictions upon the pledge or other transfer of such Pledged Shares, other than those imposed by securities laws generally or the organizational documents of the applicable issuers of any membership interests or partnership units. No issuer of Pledged Shares is party to any agreement granting "control" (as defined in Section 8-106 of the UCC) of such Debtor's Pledged Shares to any third party. All such Pledged Shares are held by each Debtor directly and not through any securities intermediary.

(c) **Description of Pledged Shares; Ownership.** The Pledged Shares constitute the percentage of the issued and outstanding shares of stock, partnership units or membership interests of the issuers thereof indicated on ***Schedule 1.2*** and such Schedule contains a description of all shares of capital stock, membership interests and other equity interests of or in any Subsidiaries owned by such Debtor.

Section 3.5 **[Reserved]**.

Section 3.6 **Priority**. No financing statement, security agreement or other Lien instrument covering all or any part of the Collateral is on file in any public office with respect to any outstanding obligation of such Debtor except (i) as may have been filed in favor of the Bank pursuant to this Agreement and the Credit Agreement or the other Loan Documents and (ii) financing statements filed in connection with Permitted Liens and the other Liens expressly permitted by the Credit Agreement.

Section 3.7 **Perfection**. Upon (a) the filing of Uniform Commercial Code financing statements in the jurisdictions listed on ***Schedule 3.7*** attached hereto, and (b) the recording of this Agreement in the United States Patent and Trademark Office and the United States Copyright Office, the security interest in favor of the Bank created herein will constitute a valid and perfected Lien upon and security interest in the Collateral which may be created and perfected either by filing financing statements under the UCC or by a filing with the United States Patent and Trademark Office and the United States Copyright Office.

Section 3.8 **Anti-Terrorism Laws.** No Debtor is in violation of any Anti-Terrorism Law or is engaged in nor has conspired to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. No Debtor nor any other Loan Party (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, nor (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

ARTICLE 4
Covenants

Each Debtor covenants and agrees with the Bank, until termination of this Agreement in accordance with the provisions of **Section 7.15** hereof, as follows:

Section 4.1 **Covenants Regarding Certain Kinds of Collateral**.

(a) **Promissory Notes and Tangible Chattel Paper.** If Debtors, now or at any time hereafter, collectively hold or acquire any promissory notes or tangible Chattel Paper (other than the promissory notes and Chattel Paper listed on Schedule 4.1(a) attached to this Agreement) for which the principal amount thereof or the obligations evidenced thereunder are, in the aggregate, in excess of $500,000, the applicable Debtors shall promptly notify the Bank in writing thereof and, at the request and sole option of the Bank, forthwith endorse, assign and deliver the same to the Bank, accompanied by such instruments of transfer or assignment duly executed in blank as the Bank may from time to time reasonably specify, and cause all such Chattel Paper to bear a legend reasonably acceptable to the Bank indicating that the Bank has a security interest in such Chattel Paper.

(b) **Electronic Chattel Paper and Transferable Records.** If Debtors, now or at any time hereafter, collectively hold or acquire an interest in any electronic Chattel Paper or any "transferable record," as that term is defined in the federal Electronic Signatures in Global and National Commerce Act, or in the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, worth, in the aggregate, in excess of $500,000, the applicable Debtors shall promptly notify the Bank thereof and, at the request and option of the Bank, shall take such action as the Bank may reasonably request to vest in the Bank control, under Section 9-105 of the UCC, of such electronic chattel paper or control under the federal Electronic Signatures in Global and National Commerce Act, or the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

(c) **Letter-of-Credit Rights**. If Debtors, now or at any time hereafter, collectively are or become beneficiaries under letters of credit, with an aggregate face amount in excess of $500,000, the applicable Debtors shall promptly notify the Bank thereof and, at the request of the Bank, the applicable

Debtors shall, pursuant to an agreement in form and substance reasonably satisfactory to the Bank, use commercially reasonable efforts to either arrange (i) for the issuer and any confirmer of such letters of credit to consent to an assignment to the Bank of the proceeds of the letters of credit or (ii) for the Bank to become the transferee beneficiary of the letters of credit, together with, in each case, any such other actions as reasonably requested by the Bank to perfect its first priority Lien in such Letter of Credit Rights. The applicable Debtor shall retain the proceeds of the applicable letters of credit until an Event of Default has occurred and is continuing whereupon the proceeds are to be delivered to the Bank and applied as set forth in the Credit Agreement or other Loan Documents.

(d) **Commercial Tort Claims**. If Debtors, now or at any time hereafter, collectively hold or acquire any Commercial Tort Claims, the reasonably estimated value of which are in the aggregate in excess of $500,000, the applicable Debtors shall immediately notify the Bank in a writing signed by such Debtors of the particulars thereof and grant to the Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Bank.

(e) **Pledged Shares.** All certificates or instruments representing or evidencing the Pledged Shares or any Debtor's rights therein shall be delivered to the Bank promptly upon Debtor gaining any rights therein, in suitable form for transfer by delivery or accompanied by duly executed stock powers or instruments of transfer or assignments in blank, all in form and substance reasonably acceptable to the Bank.

(f) **Equipment and Inventory.**

(i) **Location.** Each Debtor shall keep the Equipment (other than Vehicles) and Inventory (other than Inventory in transit) which is in such Debtor's possession or in the possession of any bailee or warehouseman at any of the locations specified on ***Schedule 3.3(a)*** attached hereto or as otherwise disclosed in writing to the Bank from time to time, subject to compliance with the other provisions of this Agreement, including subsection (ii) below.

(ii) **Landlord Consents and Bailee's Waivers.** If requested by Bank, each Debtor shall use commercially reasonably efforts to provide, as applicable, a bailee's waiver or landlord consent, in form and substance reasonably acceptable to the Bank, for each non-Debtor owned location of Collateral (including without limit the locations disclosed on ***Schedule 3.3(a)*** or otherwise disclosed to the Bank in writing), promptly after leasing such location, and shall take all other actions reasonably required by the Bank to perfect the Bank's security interest in the Equipment and Inventory with the priority required by this Agreement.

(iii) **Maintenance.** Each Debtor shall maintain the Equipment and Inventory in such condition as may be specified by the terms of the Credit Agreement or other Loan Documents.

(g) **[Reserved].**

(h) **Accounts and Contracts.** Each Debtor shall, in accordance with its usual business practices in effect from time to time, endeavor to collect or cause to be collected from each Account Debtor under its Accounts, as and when due, any and all amounts owing under such Accounts. So long as no Default or Event of Default has occurred and is continuing and except as otherwise provided in **Section 6.4**, each Debtor shall have the right to collect and receive payments on its Accounts, and to use and expend the same in its operations in each case in compliance with the terms of the Credit Agreement and other Loan Documents.

(i) **Vehicles; Aircraft and Vessels.** Notwithstanding any other provision of this Agreement, no Debtor shall be required to make any filings as may be necessary to perfect the Bank's Lien on its Vehicles, aircraft and vessels, unless required by Bank in its sole discretion.

(j) **Life Insurance Policies.** If any Debtor, now or any time hereafter, is the beneficiary of a "key man life insurance policy", it shall promptly notify the Bank thereof, provide the Bank with a true and correct list of the Persons insured, the name and address of the insurance company providing the coverage, the amount of such insurance and the policy number, and, unless otherwise waived by the Bank in writing, take such actions as Bank may reasonably deem necessary or the Bank shall deem reasonably desirable to collaterally assign such policy to the Bank.

(k) **Deposit Accounts.** Each Debtor agrees to promptly notify the Bank in writing of all Deposit Accounts, cash collateral accounts or investments accounts opened after the date hereof (except with Bank), and such Debtor shall take such actions as may be reasonably necessary or deemed reasonably desirable by the Bank (including the execution and delivery of an account control agreement in form and substance reasonably satisfactory to the Bank) to grant the Bank a perfected, first priority Lien over each of the Deposit Accounts, cash collateral accounts or investment accounts excluding accounts specifically and exclusively used for state regulatory security deposits, reinsurance trust deposits, quota share trust deposits, escrows, deposits, payroll, payroll taxes and other employee wage and benefit payments. Notwithstanding anything to the contrary in the foregoing, providing notice or taking any other action shall not waive the occurrence or existence of any Default or Event of Default arising as a result of the establishment or existence of such accounts.

Section 4.2 Encumbrances. Each Debtor shall not create, permit or suffer to exist, and shall defend the Collateral against any Lien (other than Liens in favor of Bank and the Permitted Liens and other Liens expressly permitted by the Credit Agreement) or any restriction upon the pledge or other transfer thereof (other than as specifically permitted in the Credit Agreement or other Loan Documents), and shall defend such Debtor's title to and other rights in the Collateral and the Bank's pledge and collateral assignment of and security interest in the Collateral against the claims and demands of all Persons. Except to the extent permitted by the Credit Agreement or other Loan Documents or in connection with any release of Collateral under **Section 7.16** hereof (but only to the extent of any Collateral so released), such Debtor shall do nothing to impair the rights of the Bank in the Collateral.

Section 4.3 Disposition of Collateral; Payment of Taxes. (a) Except as otherwise permitted under the Credit Agreement or other Loan Documents, no Debtor shall enter into or consummate any transfer or other disposition of Collateral.

(b) Each Debtor shall pay when due all taxes and other governmental charges with respect to such Debtor and/or the Collateral, except as otherwise expressly permitted in the Credit Agreement.

Section 4.4 Insurance. The Collateral pledged by such Debtor or the Debtors will be insured (to the extent such Collateral is insurable) with insurance coverage in such amounts and of such types as are reasonably required by Bank. In the case of all such insurance policies, each such Debtor shall designate the Bank, as mortgagee or lender loss payee and such policies shall provide that any loss be payable to the Bank, as mortgagee or lender loss payee, as its interests may appear. Further, upon the reasonable request of the Bank, each such Debtor shall deliver certificates evidencing such policies, including all endorsements thereon and those required hereunder, to the Bank; and each such Debtor assigns to the Bank, as additional security hereunder, all its rights to receive proceeds of insurance with respect to the Collateral. All such insurance shall, by its terms, provide that the applicable carrier shall, prior to any cancellation before the expiration date thereof, mail thirty (30) days' prior written notice to the Bank of such cancellation (or ten (10) days' prior written notice to the Bank of such cancellation due to the failure to pay premiums). Each Debtor further shall provide the Bank upon Bank's

request with evidence reasonably satisfactory to the Bank that each such Debtor is at all times in compliance with this paragraph. Upon the occurrence and during the continuance of an Event of Default, the Bank may, at its option, act as each such Debtor's attorney-in-fact in obtaining, adjusting, settling and compromising such insurance and endorsing any drafts. Upon such Debtor's failure to insure the Collateral as required in this covenant, the Bank may, at its option, procure such insurance and its costs therefor shall be charged to such Debtor, payable on demand, with interest at the highest rate set forth in the Credit Agreement or other Loan Documents and added to the Obligations secured hereby. The disposition of proceeds payable to such Debtor of any insurance on the Collateral (the "**Insurance Proceeds**") shall be governed by the following:

(a) provided that no Event of Default has occurred and is continuing hereunder, (i) if the amount of Insurance Proceeds in respect of any loss or casualty does not exceed Five Hundred Thousand Dollars ($500,000), such Debtor shall be entitled, in the event of such loss or casualty, to receive all such Insurance Proceeds and to apply the same toward the replacement of the Collateral affected thereby or to the purchase of other assets to be used in such Debtor's business (provided that such assets shall be subjected to a first priority Lien in favor of the Bank and such repurchase of assets shall occur within 180 days of such Debtor receiving the Insurance Proceeds); and (ii) if the amount of Insurance Proceeds in respect of any loss or casualty exceeds Five Hundred Thousand Dollars ($500,000), such Insurance Proceeds shall be paid to and received by the Bank, for release to such Debtor for the replacement of the Collateral affected thereby or to the purchase of other assets to be used in such Debtor's business (provided that such assets shall be subjected to a first priority Lien in favor of the Bank); or, upon written request of such Debtor (accompanied by reasonable supporting documentation), for such other use or purpose as approved by the Bank, in its reasonable discretion, it being understood and agreed in connection with any release of funds under this subparagraph (ii), that the Bank may impose reasonable and customary conditions on the disbursement of such Insurance Proceeds; and

(b) if an Event of Default has occurred and is continuing and is not waived as provided in the Credit Agreement or other Loan Documents, all Insurance Proceeds in respect of any loss or casualty shall be paid to and received by the Bank, to be applied by the Bank against the Obligations in the manner specified in the Credit Agreement or other Loan Documents and/or to be held by the Bank as cash collateral for the Obligations, as the Bank may direct in its sole discretion.

Section 4.5 **Corporate Changes; Books and Records; Inspection Rights**. Each Debtor shall (a) not change its respective name, identity, corporate structure or jurisdiction of organization, or identification number in any manner that might make any financing statement filed in connection with this Agreement seriously misleading within the meaning of Section 9-506 of the UCC unless such Debtor shall have given the Bank ten (10) Business Days prior written notice with respect to any change in such Debtor's corporate structure, jurisdiction of organization, name or identity and shall have taken all action deemed reasonably necessary by the Bank under the circumstances to protect its Liens and the perfection and priority thereof, (b) keep the Records at the location specified on ***Schedule 3.2*** as the location of such books and records or as otherwise specified in writing to the Bank and (c) permit the Bank and its agents and representatives to enter upon all premises where Collateral is located or kept and conduct inspections, discussion, appraisals and audits of the Collateral in accordance with the terms of the Credit Agreement or other Loan Documents.

Section 4.6 **Notification of Lien; Continuing Disclosure**. Each Debtor shall promptly notify the Bank in writing of any Lien, encumbrance or claim (other than a Permitted Lien and other Liens expressly permitted the Credit Agreement, to the extent not otherwise subject to any notice requirements under the Credit Agreement or other Loan Documents) that has attached to or been made or asserted against any of the Collateral upon becoming aware of the existence of such Lien, encumbrance or claim.

Section 4.7 **Covenants Regarding Pledged Shares**

(a) **Voting Rights and Distributions.**

(i) So long as no Event of Default shall have occurred and be continuing (both before and after giving effect to any of the actions or other matters described in clauses (A) or (B) of this subparagraph):

(A) Each Debtor shall be entitled to exercise any and all voting and other consensual rights (including, without limitation, the right to give consents, waivers and ratifications) pertaining to any of the Pledged Shares or any part thereof; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken without the prior written consent of the Bank which would violate any provision of this Agreement, the Credit Agreement or other Loan Documents; and

(B) Except as otherwise provided by the Credit Agreement or other Loan Documents, such Debtor shall be entitled to receive and retain any and all dividends, distributions and interest paid in respect to any of the Pledged Shares.

(ii) Upon the occurrence and during the continuance of an Event of Default:

(A) The Bank may, without notice to such Debtor, transfer or register in the name of the Bank or any of its nominees, any or all of the Pledged Shares and the Proceeds thereof (in cash or otherwise) held by the Bank hereunder, and the Bank or its nominee may thereafter, after delivery of notice to such Debtor, exercise all voting and corporate rights at any meeting of any corporation issuing any of the Pledged Shares and any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Shares as if the Bank were the absolute owner thereof, including, without limitation, the right to exchange, at its discretion, any and all of the Pledged Shares upon the merger, consolidation, reorganization, recapitalization or other readjustment of any corporation issuing any of such Pledged Shares or upon the exercise by any such issuer or the Bank of any right, privilege or option pertaining to any of the Pledged Shares, and in connection therewith, to deposit and deliver any and all of the Pledged Shares with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Bank may determine, all without liability except to account for property actually received by it, but the Bank shall have no duty to exercise any of the aforesaid rights, privileges or options, and the Bank shall not be responsible for any failure to do so or delay in so doing.

(B) All rights of such Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to **Section 4.7(a)(i)(A)** and to receive the dividends, interest and other distributions which it would otherwise be authorized to receive and retain pursuant to **Section 4.7(a)(i)(B)** shall be suspended until such Event of Default shall no longer exist, and all such rights shall, until such Event of Default shall no longer exist, thereupon become vested in the Bank which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive, hold and dispose of as Pledged Shares such dividends, interest and other distributions.

(C) All dividends, interest and other distributions which are received by such Debtor contrary to the provisions of this **Section 4.7(a)(ii)** shall be

received in trust for the benefit of the Bank, shall be segregated from other funds of such Debtor and shall be forthwith paid over to the Bank as Collateral in the same form as so received (with any necessary endorsement).

(D) Each Debtor shall execute and deliver (or cause to be executed and delivered) to the Bank all such proxies and other instruments as the Bank may reasonably request for the purpose of enabling the Bank to exercise the voting and other rights which it is entitled to exercise pursuant to this **Section 4.7(a)(ii)** and to receive the dividends, interest and other distributions which it is entitled to receive and retain pursuant to this **Section 4.7(a)(ii)**. The foregoing shall not in any way limit the Bank's power and authority granted pursuant to the other provisions of this Agreement.

(b) **Possession; Reasonable Care.** Regardless of whether a Default or an Event of Default has occurred or is continuing, the Bank shall have the right to hold in its possession all Pledged Shares pledged, assigned or transferred hereunder and from time to time constituting a portion of the Collateral. The Bank may appoint one or more agents (which in no case shall be a Debtor or an affiliate of a Debtor) to hold physical custody, for the account of the Bank, of any or all of the Collateral. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Bank accords its own property, it being understood that the Bank shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Bank has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Following the occurrence and continuance of an Event of Default, the Bank shall be entitled to take ownership of the Collateral in accordance with the UCC.

Section 4.8 **New Subsidiaries; Additional Collateral**

(a) With respect to each Person (other than an Insurance Subsidiary as defined in the Credit Agreement) which becomes a wholly-owned Subsidiary of a Debtor subsequent to the date hereof, such Debtor shall cause such Subsidiary to execute and deliver a Joinder Agreement in the form of Exhibit B hereto or security agreements or other pledge documents as are required by the Credit Agreement or other Loan Documents, within the time periods set forth therein.

(b) Each Debtor agrees that, (i) except with the written consent of the Bank, it will not permit any domestic Subsidiary (whether now existing or formed after the date hereof) to issue to such Debtor or any of such Debtor's other Subsidiaries any shares of stock, membership interests, partnership units, notes or other securities or instruments (including without limitation the Pledged Shares) in addition to or in substitution for any of the Collateral, unless, concurrently with each issuance thereof, any and all such shares of stock, membership interests, partnership units, notes or instruments are encumbered in favor of the Bank under this Agreement or otherwise (it being understood and agreed that all such shares of stock, membership interests, partnership units, notes or instruments issued to such Debtor shall, without further action by such Debtor or the Bank, be automatically encumbered by this Agreement as Pledged Shares) and (ii) it will promptly following the issuance thereof deliver to the Bank (A) an amendment, duly executed by such Debtor, in substantially the form of ***Exhibit A*** hereto in respect of such shares of stock, membership interests, partnership units, notes or instruments issued to Debtor or (B) if reasonably required by the Bank, a new stock pledge, duly executed by the applicable Debtor, in substantially the form of this Agreement (a "**New Pledge**"), in respect of such shares of stock, membership interests, partnership units, notes or instruments issued to any Debtor granting to the Bank, a first priority security interest,

pledge and Lien thereon, together in each case with all certificates, notes or other instruments representing or evidencing the same, together with such other documentation as the Bank may reasonably request. Such Debtor hereby (x) authorizes the Bank to attach each such amendment to this Agreement, (y) agrees that all such shares of stock, membership interests, partnership units, notes or instruments listed in any such amendment delivered to the Bank shall for all purposes hereunder constitute Pledged Shares, and (z) is deemed to have made, upon the delivery of each such amendment, the representations and warranties contained in **Section 3.4** of this Agreement with respect to the Collateral covered thereby.

(c) With respect to any Intellectual Property Collateral owned, licensed or otherwise acquired by any Debtor after the date hereof, and with respect to any Patent, Trademark or Copyright which is not registered or filed with the U.S. Patent and Trademark Office and/or the U.S. Copyright Office at the time such Collateral is pledged by a Debtor to the Bank pursuant to this Agreement, and which is subsequently registered or filed by such Debtor in the appropriate office, such Debtor shall promptly after the acquisition or registration thereof execute or cause to be executed and delivered to the Bank, (i) an amendment, duly executed by such Debtor, in substantially the form of ***Exhibit A*** hereto, in respect of such additional or newly registered collateral or (ii) at the Bank's option, a new security agreement, duly executed by the applicable Debtor, in substantially the form of this Agreement, in respect of such additional or newly registered collateral, granting to the Bank, a first priority security interest, pledge and Lien thereon (subject only to the Permitted Liens and other Liens expressly permitted by the Credit Agreement), and shall, upon the Bank's request, execute or cause to be executed any financing statement or other document (including without limitation, filings required by the U.S. Patent and Trademark Office and/or the U.S. Copyright Office in connection with any such additional or newly registered collateral) granting or otherwise evidencing a Lien over such new Intellectual Property Collateral. Each Debtor hereby (x) authorizes the Bank to attach each amendment to this Agreement, (y) agrees that all such additional collateral listed in any amendment delivered to the Bank shall for all purposes hereunder constitute Intellectual Property Collateral, and (z) is deemed to have made, upon the delivery of each such Amendment, the representations and warranties contained in **Section 3.3(d)** and **Section 3.5** of this Agreement with respect to the Collateral covered thereby.

Section 4.9 **Further Assurances** (a) At any time and from time to time, upon the request of the Bank, and at the sole expense of the Debtors, each Debtor shall promptly execute and deliver all such further agreements, documents and instruments and take such further action as the Bank may reasonably deem necessary or appropriate to (i) preserve, ensure the priority, effectiveness and validity of and perfect the Bank's security interest in and pledge and collateral assignment of the Collateral (including causing the Bank's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition of the Bank's ability to enforce its security interest in such Collateral), unless such actions are specifically waived under the terms of this Agreement and the other Loan Documents, (ii) carry out the provisions and purposes of this Agreement and (iii) to enable the Bank to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral. Except as otherwise expressly permitted by the terms of the Credit Agreement relating to disposition of assets and except for Permitted Liens, each Debtor agrees to maintain and preserve the Bank's security interest in and pledge and collateral assignment of the Collateral hereunder and the priority thereof.

(b) Each Debtor hereby irrevocably authorizes the Bank at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto that (i) indicate any or all of the Collateral upon which the Debtors have granted a Lien, and (ii) provide any other information required by Part 5 of Article 9 of the UCC, including organizational information and in the case of a fixture filing or a filing for Collateral consisting of as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Bank may determine, in

its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Bank herein, including describing such property as "all assets" or "all personal property, whether now owned or hereafter acquired" or words of similar import. Each Debtor agrees to furnish any such information required by this paragraph to the Bank promptly upon request.

Section 4.10 **Anti-Terrorism Laws.** No Debtor shall, at any time, (a) directly or through its Affiliates and agents, conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (b) directly or through its Affiliates and agents, deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224; (c) directly or through its Affiliates and agents, engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law; or (d) fail to deliver to Bank any certification or other evidence requested from time to time by Bank in its sole discretion, confirming the compliance of each Debtor with this section.

Section 4.11 **Environmental Compliance.** Each Debtor shall:

(a) Use and operate all of its facilities and properties in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations under Environmental Laws in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;

(b) Promptly notify Bank and provide copies upon receipt of all written claims, complaints, notices or inquiries received by such Debtor of a material nature relating to its facilities and properties or compliance with Environmental Laws, and shall promptly cure all violations of or noncompliance with all Environmental Laws to the extent that such violations would reasonably be likely to have a Material Adverse Effect and shall diligently undertake to have dismissed with prejudice to the satisfaction of Bank any actions and proceedings relating to compliance with Environmental Laws to which such Debtor is named a party, other than such actions or proceedings being contested in good faith and with the establishment of a reasonable reserve;

(c) To the extent necessary to materially comply with Environmental Laws, remediate or monitor contamination arising from a release or disposal of Hazardous Material; and

(d) Provide such information and certifications which Bank may reasonably request from time to time to evidence compliance with this **Section 4.11**.

ARTICLE 5
Rights of the Bank

Section 5.1 **Power of Attorney.** Each Debtor hereby irrevocably constitutes and appoints the Bank and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of such Debtor or in its own name, to take, after the occurrence and during the continuance of an Event of Default, any and all actions, and to execute any and all documents and instruments which the Bank at any time and from time to time reasonably deems necessary, to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, such Debtor hereby gives the Bank the power and right on behalf of such Debtor and in its own name to do any of the following after the occurrence and during the continuance of an Event of Default, without notice to or the consent of such Debtor:

(a) to demand, sue for, collect or receive, in the name of such Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title or any other instruments for the payment of money under the Collateral or any policy of insurance;

(b) to pay or discharge taxes, Liens (other than Permitted Liens and other Liens expressly permitted by the Credit Agreement) or other encumbrances levied or placed on or threatened against the Collateral;

(c) (i) to direct Account Debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Bank or as the Bank shall direct; (ii) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications and notices in connection with accounts and other documents relating to the Collateral; (iv) to commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (v) to defend any suit, action or proceeding brought against such Debtor with respect to any Collateral; (vi) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Bank may deem appropriate; (vii) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms as the Bank may determine; (viii) to add or release any guarantor, indorser, surety or other party to any of the Collateral; (ix) to renew, extend or otherwise change the terms and conditions of any of the Collateral; (x) to make, settle, compromise or adjust any claim under or pertaining to any of the Collateral (including claims under any policy of insurance); (xi) subject to any pre-existing rights or licenses, to assign any Patent, Copyright or Trademark constituting Intellectual Property Collateral (along with the goodwill of the business to which any such Patent, Copyright or Trademark pertains), for such term or terms, on such conditions and in such manner, as the Bank shall in its sole discretion determine, and (xii) to sell, transfer, pledge, convey, make any agreement with respect to, or otherwise deal with, any of the Collateral as fully and completely as though the Bank were the absolute owner thereof for all purposes, and to do, at the Bank's option and such Debtor's expense, at any time, or from time to time, all acts and things which the Bank deems necessary to protect, preserve, maintain, or realize upon the Collateral and the Bank's security interest therein.

This power of attorney is a power coupled with an interest and shall be irrevocable. The Bank shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Bank in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. This power of attorney is conferred on the Bank solely to protect, preserve, maintain and realize upon its security interest in the Collateral. The Bank shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve or maintain any Lien given to secure the Collateral.

Section 5.2 **Setoff**. In addition to and not in limitation of any rights of the Bank under applicable law, the Bank shall, upon the occurrence and continuance of an Event of Default, without notice or demand of any kind, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due) any and all balances, credits, deposits, accounts or moneys of Debtors then or thereafter on deposit with Bank; provided, however, that any such amount so applied by

any Bank on any of the Obligations owing to it shall be subject to the provisions of the Credit Agreement and other Loan Documents.

Section 5.3 **<u>Assignment by the Bank</u>**. The Bank may at any time assign or otherwise transfer all or any portion of its rights and obligations as Bank under this Agreement and the other Loan Documents (including, without limitation, the Obligations) to any other Person, to the extent permitted by, and upon the conditions contained in, the Credit Agreement and other Loan Document and such Person shall thereupon become vested with all the benefits and obligations thereof granted to the Bank herein or otherwise.

Section 5.4 **<u>Performance by the Bank</u>.** If any Debtor shall fail to perform any covenant or agreement contained in this Agreement, the Bank may (but shall not be obligated to) perform or attempt to perform such covenant or agreement on behalf of the Debtors, in which case Bank shall exercise good faith and make diligent efforts to give Debtors prompt prior written notice of such performance or attempted performance. In such event, the Debtors shall, at the request of the Bank, promptly pay any reasonable out-of-pocket amount expended by the Bank in connection with such performance or attempted performance to the Bank, together with interest thereon at the default interest rate set forth in the Note, from and including the date of such expenditure to but excluding the date such expenditure is paid in full and such amounts expended by Bank shall be added to the Obligations. Notwithstanding the foregoing, it is expressly agreed that the Bank shall not have any liability or responsibility for the performance (or non-performance) of any obligation of the Debtors under this Agreement.

Section 5.5 **<u>Certain Costs and Expenses</u>**. The Debtors shall pay or reimburse the Bank within five (5) Business Days after demand for all reasonable out-of-pocket costs and expenses (including reasonable attorneys' and paralegal fees) incurred by it in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement, the Credit Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of any of the Obligations (including in connection with any "workout" or restructuring regarding the Obligations, and including in any insolvency proceeding or appellate proceeding). The agreements in this **<u>Section 5.5</u>** shall survive the payment in full of the Obligations and the termination of this Agreement, the Credit Agreement and/or the Loan Documents in connection with any payoff of the Obligations.

Section 5.6 **<u>Indemnification</u>**. The Debtors shall indemnify, defend and hold the Bank, each of its officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "**<u>Indemnified Person</u>**") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable attorneys' and paralegals' fees) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Obligations and the termination, resignation or replacement of the Bank) be imposed on, incurred by or asserted against any such Indemnified Person in any way relating to or arising out of this Agreement or any other Loan Document or any document relating to or arising out of or referred to in this Agreement or any other Loan Document, or the transactions contemplated hereby, or any action taken or omitted by any such Indemnified Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any bankruptcy proceeding or appellate proceeding) related to or arising out of this Agreement or the Obligations or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "**<u>Indemnified Liabilities</u>**"); <u>provided</u>, that the Debtors shall have no obligation under this **<u>Section 5.6</u>** to any Indemnified Person with respect to Indemnified Liabilities to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this **<u>Section 5.6</u>** shall survive payment of all other Obligations and the termination of this Agreement, the Credit Agreement and/or the Loan Documents in connection with any payoff of the Obligations.

ARTICLE 6
Default

Section 6.1 **Events of Default**. The occurrence of any of the following shall constitute an Event of Default under this Agreement:

(a) the occurrence of any Event of Default under and as defined in the Credit Agreement or any Loan Document;

(b) any substantial loss, theft, damage or destruction to or of any material portion of the Collateral, or the issuance or filing of any attachment, levy, garnishment or the commencement of any proceeding in connection with any Collateral with an aggregate value in excess of $3,000,000 or of any other judicial process of, upon or in respect of Borrower, any Debtor, any Guarantor, or any Collateral, with an aggregate value in excess of $3,000,000;

(c) there shall occur any sale or other disposition by Borrower, any Debtor, or any Guarantor of any substantial portion of its assets or property not permitted under the Credit Agreement or voluntary suspension of the transaction of business by Borrower, Debtor, or any Guarantor.

Section 6.2 **Rights and Remedies**. If an Event of Default shall have occurred and be continuing, the Bank shall have the following rights and remedies:

(a) The Bank may exercise any of the rights and remedies set forth in this Agreement (including, without limitation, **Article 5** hereof), in the Credit Agreement, or in any other Loan Document, or by applicable law.

(b) In addition to all other rights and remedies granted to the Bank in this Agreement, the Credit Agreement, the other Loan Documents, or by applicable law, the Bank shall have all of the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and the Bank may also, without previous demand or notice except as specified below or in the Credit Agreement or the other Loan Documents, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Bank's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Bank may, in its reasonable discretion, deem commercially reasonable or otherwise as may be permitted by law. Without limiting the generality of the foregoing, the Bank may (personally or by agents, attorneys or appointment of a receiver) (i) without demand or notice to the Debtors (except as required under the Credit Agreement, the Loan Documents or applicable law), collect, receive or take possession of the Collateral or any part thereof, and for that purpose the Bank (and/or its agents, servicers or other independent contractors) may enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable, and/or (ii) sell, lease or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at the Bank's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Bank may, in its reasonable discretion, deem commercially reasonable or otherwise as may be permitted by law. The Bank shall have the right at any public sale or sales, and, to the extent permitted by applicable law, at any private sale or sales, to bid (which bid may be, in whole or in part, in the form of cancellation of Indebtedness) and become a purchaser of the Collateral or any part thereof free of any right of redemption on the part of the Debtors, which right of redemption is hereby expressly waived and released by the Debtors to the extent permitted by applicable law. The Bank may require the Debtors to assemble the Collateral and make it available to the Bank at any place designated by the Bank that is reasonably convenient to all parties to allow the Bank to take possession or dispose of

such Collateral. The Debtors agree that the Bank shall not be obligated to give more than ten (10) days' prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. The foregoing shall not require notice if none is required by applicable law. The Bank shall not be obligated to make any sale of Collateral if, in the exercise of its reasonable discretion, it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. The Bank may, without notice or publication (except as required by applicable law), adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. The Debtors shall be liable for all reasonable out-of-pocket expenses of retaking, holding, preparing for sale or the like, and all reasonable out-of-pocket attorneys' fees, legal expenses and other costs and expenses incurred by the Bank in connection with the collection of the Obligations and the enforcement of the Bank's rights under this Agreement, the Credit Agreement and the Loan Documents. The Debtors shall, to the extent permitted by applicable law, remain liable for any deficiency if the proceeds of any such sale or other disposition of the Collateral (conducted in conformity with this clause (b) and applicable law) applied to the Obligations are insufficient to pay the Obligations in full. The Bank shall apply the proceeds from the sale of the Collateral hereunder against the Obligations in such order and manner as provided in the Credit Agreement and the Loan Documents.

(c) The Bank may cause any or all of the Collateral held by it to be transferred into the name of the Bank or the name or names of the Bank's nominee or nominees.

(d) The Bank may exercise any and all rights and remedies of the Debtors under or in respect of the Collateral, including, without limitation, any and all rights of the Debtors to demand or otherwise require payment of any amount under, or performance of any provision of, any of the Collateral and any and all voting rights and corporate powers in respect of the Collateral.

(e) On any sale of the Collateral, the Bank is hereby authorized to comply with any limitation or restriction with which compliance is necessary (based on a reasoned opinion of the Bank's counsel) in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable Governmental Authority.

(f) The Bank may direct Account Debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Bank or as the Bank shall direct.

(g) In the event of any sale, assignment or other disposition of the Intellectual Property Collateral, the goodwill of the business connected with and symbolized by any Collateral subject to such disposition shall be included, and the Debtors shall supply to the Bank or its designee the Debtors' know-how and expertise related to the Intellectual Property Collateral subject to such disposition, and the Debtors' notebooks, studies, reports, records, documents and things embodying the same or relating to the inventions, processes or ideas covered by and to the manufacture of any products under or in connection with the Intellectual Property Collateral subject to such disposition.

Section 6.3 **<u>Private Sales.</u>**

(a) In view of the fact that applicable securities laws may impose certain restrictions on the method by which a sale of the Pledged Shares may be effected after an Event of Default, Debtors agree that upon the occurrence and during the continuance of an Event of Default, the Bank may from time to time attempt to sell all or any part of the Pledged

Shares by a private sale in the nature of a private placement, restricting the bidders and prospective purchasers to those who will represent and agree that they are "accredited investors" within the meaning of Regulation D promulgated pursuant to the Securities Act of 1933, as amended (the "**Securities Act**"), and are purchasing for investment only and not for distribution. In so doing, the Bank may solicit offers for the Pledged Shares, or any part thereof, from a limited number of investors who might be interested in purchasing the Pledged Shares. Without limiting the methods or manner of disposition which could be determined to be commercially reasonable, if the Bank hires a firm of regional or national reputation that is engaged in the business of rendering investment banking and brokerage services to solicit such offers and facilitate the sale of the Pledged Shares, then the Bank's acceptance of the highest offer (including its own offer at any such sale) obtained through such efforts of such firm shall be deemed to be a commercially reasonable method of disposition of such Pledged Shares. The Bank shall not be under any obligation to delay a sale of any of the Pledged Shares for the period of time necessary to permit the issuer of such securities to register such securities under the laws of any jurisdiction outside the United States, under the Securities Act or under any applicable state securities laws, even if such issuer would agree to do so.

(b) The Debtors further agree to do or cause to be done, to the extent that the Debtors may do so under applicable law, all such other reasonable acts and things as may be necessary to make such sales or resales of any portion or all of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Debtors' expense.

Section 6.4 Establishment of Cash Collateral Account; and Lock Box.

(a) Immediately upon the occurrence and during the continuance of an Event of Default (without the necessity of any notice hereunder), there shall be established by each Debtor with the Bank in the name of the Bank, a segregated non-interest bearing cash collateral account (the "**Cash Collateral Account**") bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Bank; provided, however, that the Cash Collateral Account may be an interest-bearing account with a commercial bank if determined by the Bank, in its reasonable discretion, to be practicable, invested by the Bank in its sole discretion, but without any liability for losses or the failure to achieve any particular rate of return. Furthermore, in connection with the establishment of a Cash Collateral Account under the first sentence of this **Section 6.4** (and on the terms and within the time periods provided thereunder), (i) each Debtor agrees to establish and maintain (and the Bank, may establish and maintain) at Debtor's sole expense a United States Post Office lock box (the "**Lock Box**"), to which the Bank shall have exclusive access and control and each Debtor expressly authorizes the Bank, from time to time, to remove the contents from the Lock Box for disposition in accordance with this Agreement; and (ii) each Debtor shall notify all Account Debtors that all payments made to such Debtor (a) other than by electronic funds transfer, shall be remitted, for the credit of such Debtor, to the Lock Box, and such Debtor shall include a like statement on all invoices, and (b) by electronic funds transfer, shall be remitted to the Cash Collateral Account, and Debtor shall include a like statement on all invoices. Each Debtor agrees to execute all documents and authorizations as reasonably required by the Bank to establish and maintain the Lock Box and the Cash Collateral Account. It is acknowledged by the parties hereto that any lockbox presently maintained or subsequently established by a Debtor with the Bank may be used, subject to the terms hereof, to satisfy the requirements set forth in the first sentence of this **Section 6.4**.

(b) Immediately upon the occurrence and during the continuance of an Event of Default, any and all cash (including amounts received by electronic funds transfer), checks, drafts and

other instruments for the payment of money received by each Debtor at any time, in full or partial payment of any of the Collateral consisting of Accounts or Inventory, shall forthwith upon receipt be transmitted and delivered to the Bank, properly endorsed, where required, so that such items may be collected by the Bank. Any such amounts and other items received by a Debtor shall not be commingled with any other of such Debtor's funds or property, but will be held separate and apart from such Debtor's own funds or property, and upon express trust for the benefit of the Bank until delivery is made to the Bank. All items or amounts which are remitted to a Lock Box or otherwise delivered by or for the benefit of a Debtor to the Bank on account of partial or full payment of, or any other amount payable with respect to, any of the Collateral shall, at the Bank's option, be applied to any of the Obligations, whether then due or not, in the order and manner set forth in the Credit Agreement. No Debtor shall have any right whatsoever to withdraw any funds so deposited. Each Debtor further grants to the Bank a first security interest in and Lien on all funds on deposit in such account. Each Debtor hereby irrevocably authorizes and directs the Bank to endorse all items received for deposit to the Cash Collateral Account, notwithstanding the inclusion on any such item of a restrictive notation, e.g., "paid in full", "balance of account", or other restriction.

ARTICLE 7
Miscellaneous

Section 7.1 **No Waiver; Cumulative Remedies**. No failure on the part of the Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

Section 7.2 **Successors and Assigns**. Subject to the terms and conditions of the Credit Agreement, and the other Loan Documents, this Agreement shall be binding upon and inure to the benefit of the Debtors and the Bank and their respective heirs, successors and assigns, except that the Debtors may not assign any of their rights or obligations under this Agreement without the prior written consent of the Bank.

Section 7.3 **Waiver of Notice**. Each Debtor hereby waives notice of non-payment, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

Section 7.4 **Delay**. No delay or omission on Bank's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Event of Default.

Section 7.5 **Attorneys' Fee and Expenses.** Each Debtor agrees to pay all reasonable out-of-pocket costs, expenses (including reasonable out-of-pocket attorneys' fees), and disbursements incurred by Bank on Debtor's behalf (a) in all efforts made to enforce payment of the Obligations or effect collection of any Collateral, (b) in connection with entering into, modifying, amending, and enforcing this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, (c) in maintaining, storing, or preserving any Collateral, or in instituting, enforcing and foreclosing on Bank's security interest in any Collateral or possession of any premises containing any Collateral, whether through judicial proceedings or otherwise, (d) in defending or prosecuting any actions or proceedings arising out of or relating to Bank's transactions with Borrower, or (e) in connection with any advice given to Bank with respect to its rights and obligations under this Agreement and all related agreements. Expenses being reimbursed by each under this section include reasonable out-of-pocket costs and expenses incurred in connection with: (i) appraisals and insurance reviews; (ii) environmental examinations and reports; (iii) field examinations and the preparation of reports based thereon; (iv) the

fees charged by a third party retained by Bank or the internally allocated fees for each Person employed by Bank with respect to each field examination; (v) background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of Bank; (vi) taxes, fees and other charges for (A) lien and title searches and title insurance and (B) the recording of any mortgages, filing of any financing statements and continuations, and other actions to perfect, protect, and continue Bank's security interests; (vii) sums paid or incurred to take any action required of Borrower, Debtors, or any of them under the Credit Agreement or other Loan Documents that each Person(s) fail(s) to pay or take; and (viii) forwarding loan proceeds, collecting checks and other items of payment, and costs and expenses of preserving and protecting the Collateral.

Section 7.6 **AMENDMENT; ENTIRE AGREEMENT**. THIS AGREEMENT AND THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

Section 7.7 **Notices**. All notices, requests, consents, approvals, waivers and other communications hereunder shall be in writing (including, by facsimile transmission) and mailed, faxed or delivered to the address or facsimile number specified for notices on signature pages hereto; or, as directed to the Debtors or the Bank, to such other address or number as shall be designated by such party in a written notice to the other. All such notices, requests and communications shall, when sent by overnight delivery, or faxed, be effective when delivered for overnight (next business day) delivery, or transmitted in legible form by facsimile machine (with electronic confirmation of receipt), respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if otherwise delivered, upon delivery; except that notices to the Bank shall not be effective until actually received by the Bank.

Section 7.8 **GOVERNING LAW; SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.**

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF MICHIGAN.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF MICHIGAN OR OF THE UNITED STATES FOR THE EASTERN DISTRICT OF MICHIGAN SITTING IN DETROIT, MICHIGAN, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE DEBTORS AND THE BANK CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE DEBTORS AND THE BANK IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY LOAN DOCUMENT.

Section 7.9 **Headings**. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 7.10 **Survival of Representations and Warranties**. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the

execution and delivery of this Agreement, and no investigation by the Bank shall affect the representations and warranties or the right of the Bank to rely upon them.

Section 7.11 **Counterparts**. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 7.12 **Waiver of Bond**. In the event the Bank seeks to take possession of any or all of the Collateral by judicial process, the Debtors hereby irrevocably waive any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

Section 7.13 **Severability**. Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.14 **Construction**. Each Debtor and the Bank acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Debtors and the Bank.

Section 7.15 **Termination**. If all of the Indebtedness (other than contingent liabilities pursuant to any indemnity or expense reimbursement, including without limitation **Section 5.5** and **Section 5.6** hereof, for claims which have not been asserted, or which have not yet accrued) shall have been indefeasibly paid and performed in full (in cash) and all commitments to extend credit or other credit accommodations under the Credit Agreement or any other Loan Document have been terminated, the Bank shall, upon the written request of the Debtors, execute and deliver to the Debtors a proper instrument or instruments acknowledging the release and termination of the Liens created by this Agreement, and shall duly assign and deliver to the Debtors (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Bank and has not previously been sold or otherwise applied pursuant to this Agreement.

Section 7.16 **Release of Collateral**. The Bank shall, upon the written request of the Debtors, execute and deliver to the Debtors a proper instrument or instruments acknowledging the release of the security interest and Liens established hereby on any Collateral if the sale or other disposition of such Collateral is permitted under the terms of the Credit Agreement or the other Loan Documents and, at the time of such proposed release, both before and after giving effect thereto, no Default or Event of Default has occurred and is continuing.

Section 7.17 **Consistent Application**. The rights and duties created by this Agreement shall, in all cases, be interpreted consistently with, and shall be in addition to (and not in lieu of), the rights and duties created by the Credit Agreement or the other Loan Documents. In the event that any provision of this Agreement shall be inconsistent with any provision of the Credit Agreement, such provision of the Credit Agreement shall govern.

Section 7.18 **Continuing Lien**. The security interest granted under this Agreement shall be a continuing security interest in every respect (whether or not the outstanding balance of the Indebtedness is from time to time temporarily reduced to zero) and the Bank's security interest in the Collateral as granted herein shall continue in full force and effect for the entire duration that the Credit Agreement and other Loan Documents remain in effect and until all of the Indebtedness (other than contingent liabilities pursuant to any indemnity or expense reimbursement, including without limitation Section 5.5 and Section 5.6 hereof, for claims which have not been asserted, or which have not yet accrued) is repaid and discharged in full, and no commitment (whether optional or obligatory) to extend any credit under the Credit Agreement or any other Loan Document[s] remains outstanding.

Section 7.19 <u>**Patriot Act Notice**</u>. **IMPORTANT INFORMATION ABOUT PROCEDURES REQUIRED BY THE USA PATRIOT ACT.** To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each entity or person who opens an account or establishes a relationship with Bank.

What this means: When an entity or person opens an account or establishes a relationship with Bank, Bank may ask for the name, address, date of birth, and other information that will allow the Bank to identify the entity or person who opens an account or establishes a relationship with Bank. Bank may also ask to see identifying documents for the entity or person.

Section 7.20 <u>**Jury Waiver**</u>. **The parties hereto acknowledge and agree that there may be a constitutional right to a jury trial in connection with any claim, dispute or lawsuit arising between or among them, but that such right may be waived. Accordingly, the parties agree that, notwithstanding such constitutional right, in this commercial matter the parties believe and agree that it shall in their best interests to waive such right, and, accordingly, hereby waive such right to a jury trial, and further agree that the best forum for hearing any claim, dispute, or lawsuit, if any, arising in connection with this Agreement, the Loan Documents, or the relationship among the parties hereto, in each case whether now existing or hereafter arising, or whether sounding in contract or tort or otherwise, shall be a court of competent jurisdiction sitting without a jury.**

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

DEBTORS:

CONIFER HOLDINGS, INC.

By: ______________________________
Name: Brian Roney
Title: President

By: ______________________________
Name: Nicholas Petcoff
Title:______________________________

AMERICAN COLONIAL INSURANCE SERVICES, INC.

By: ______________________________
Name: Nicholas Petcoff
Title:______________________________

By: ______________________________
Name: Andrew Petcoff
Title:______________________________

SYCAMORE INSURANCE AGENCY, INC.

By: ______________________________
Name: Nicholas Petcoff
Title:______________________________

By: ______________________________
Name: Andrew Petcoff
Title:______________________________

Address for Notices to Debtors:
550 W. Merrill Street, Suite 200
Birmingham, Michigan 48009
Attn: Brian Roney-President
Fax: (___) ___________

BANK:

THE HUNTINGTON NATIONAL BANK

By: ______________________________
Name: Andrew R. Craig
Title: Senior Vice President

Address for Notices:
Two Towne Square
Southfield, Michigan 48076
Mailcode: SOU 603
Telephone No.: (248) 228-1653
Attention: Andrew R. Craig

EXHIBIT A
TO
SECURITY AGREEMENT

FORM OF AMENDMENT

This Amendment, dated ________________, 201__, is delivered pursuant to **Section [ ]** of the Security Agreement referred to below. The undersigned hereby agrees that this Amendment may be attached to the Security Agreement dated as of June __, 2018, between the Debtors party thereto and The Huntington National Bank (the "**Security Agreement**"), and (a) [that the intellectual property listed on ***Schedule A***]/[that the shares of stock, membership interests, partnership units, notes or other instruments listed on ***Schedule A***] annexed hereto shall be and become part of the Collateral referred to in the Security Agreement and shall secure payment and performance of all Obligations as provided in the Security Agreement and (b) that ***Schedule A*** shall be deemed to amend [________________ ______] by supplementing the information provided on such Schedule with the information set forth on ***Schedule A***.

Capitalized terms used herein but not defined herein shall have the meanings therefor provided in the Security Agreement.

CONIFER HOLDINGS, INC., for itself and the other Debtors

By: ________________________
Name: ________________________
Title: ________________________

THE HUNTINGTON NATIONAL BANK

By: ________________________
Name: ________________________
Title: ________________________

EXHIBIT B

JOINDER AGREEMENT
(Security Agreement)

THIS JOINDER AGREEMENT (the "**Joinder Agreement**") is dated as of _____________, 201__ by _____________, a ________ ("**New Debtor**").

WHEREAS, pursuant to **Section 9.9** of the Credit Agreement dated as of June __, 2018 (as amended or otherwise modified from time to time, the "Credit Agreement") by and between Conifer Holdings, Inc. and The Huntington National Bank ("Bank"), the New Debtor is required to execute and deliver a joinder agreement to the Security Agreement.

WHEREAS, in order to comply with the Credit Agreement, New Debtor executes and delivers this Joinder Agreement in accordance therewith.

NOW THEREFORE, as a further inducement to Bank to continue to provide credit accommodations to the Borrower, New Debtor hereby covenants and agrees as follows:

A. All capitalized terms used herein shall have the meanings assigned to them in the Security Agreement (as defined in the Credit Agreement) unless expressly defined to the contrary.

B. New Debtor hereby enters into this Joinder Agreement in order to comply with **Section 9.9** of the Credit Agreement and does so in consideration of the Advances made or to be made from time to time under the Credit Agreement and the other Loan Documents.

C. Schedule **[insert appropriate Schedule]** attached to this Joinder Agreement is intended to supplement Schedule [insert appropriate Schedule] of the Security Agreement with the respective information applicable to New Debtor.

D. New Debtor shall be considered, and deemed to be, for all purposes of the Credit Agreement, the Security Agreement and the other Loan Documents, a Debtor under the Security Agreement as fully as though New Debtor had executed and delivered the Security Agreement at the time originally executed and delivered under the Credit Agreement and hereby ratifies and confirms its obligations under the Security Agreement, all in accordance with the terms thereof and shall be deemed to have made each representation and warranty set forth in the Security Agreement.

E. As collateral security for the prompt payment and performance in full when due of the Obligations (whether at stated maturity, by acceleration or otherwise), New Debtor hereby pledges, assigns, transfers and conveys to the Bank as Collateral, and grants the Bank a continuing Lien on and security interest in, all of such Debtor's right, title and interest in and to the Collateral.

F. This Joinder Agreement shall be governed by the laws of the State of Michigan and shall be binding upon New Debtor and its successors and assigns.

IN WITNESS WHEREOF, the undersigned New Debtor has executed and delivered this Joinder Agreement as of ________________, 201__.

[NEW DEBTOR]

By:______________________________

Its:______________________________

Accepted:

THE HUNTINGTON NATIONAL BANK

By:______________________________

Its:______________________________

[Exhibit B]

Schedule 1.1

Intellectual Property Collateral

CONIFER HOLDINGS, INC.
TRADEMARK REPORT
(as of June 14, 2018)

	Mark	Owner Name
(1)	AMERICAN COLONIAL INSURANCE & DESIGN American Colonial Insurance	Conifer Holdings, Inc.
(2)	AMERICAN COLONIAL INSURANCE COMPANY	Conifer Holdings, Inc.
(3)	BLUE SPRUCE LOGO	Sycamore Insurance Agency, Inc., DBA Blue Spruce Underwriters
(4)	BLUE SPRUCE UNDERWRITERS	Sycamore Insurance Agency, Inc., DBA Blue Spruce Underwriters
(5)	CONIFER HOLDINGS INSURANCE GROUP	Conifer Holdings, Inc.
(6)	CONIFER HOLDINGS, INC.	Conifer Holdings, Inc.
(7)	CONIFER INSURANCE COMPANY	Conifer Holdings, Inc.
(8)	CONIFER INSURANCE GROUP	Conifer Holdings, Inc.
(9)	CONIFER LOGO	Conifer Holdings, Inc.
(10)	DESIGN (Two Sycamore leaves with vine)	Conifer Holdings, Inc.
(11)	WHITE PINE INSURANCE COMPANY	Conifer Holdings, Inc.
(12)	WHITE PINE LOGO	Conifer Holdings, Inc.

Schedule 1.2

Pledged Shares

None.

Schedule 3.2

Books and Records

(1) Conifer Holdings, Inc., TAX ID: 27-1298795 / MI ID NO.: 03113N

(2) American Colonial Insurance Services, Inc.,
TAX ID: 26-4055514 / FL ID NO.: P08000110740

(3) Sycamore Insurance Agency, Inc.,
TAX ID: 37-1690754 / MI ID NO.: 0098038

Schedule 3.3(a)

Collateral Locations

	Location	Landlord
(1)	550 Merrill Street, Suites #200, 230, 100, Birmingham, MI 48009	Merrill Street Investments LLC 320 Martin St., Suite #100 Birmingham, MI 48009
(2)	30555 Southfield Road, Suite 305, Southfield, MI 48076	IPSOS Public Affairs, LLC 1271 Avenue of the Americas 15th Floor New York, NY, 10020
(3)	Georgian Place, Somerset, PA Suite 209	SOAR Somerset, LLC, c/o SugarOak Management Services, LLC, 481 Carlisle Drive, Herndon, VA 20170
(4)	Gramercy Woods, Jacksonville #100 (Property #35064), 9000 Southside Blvd, Bldg 100, Jacksonville, FL	GPT GIG BOA PORTFOLIO OWNER LLC, 550 Blair Mill Road, Ste 120, Horsham, PA 19044 attn Lease Admin with a copy to:c/o Gramercy Property Trust, 90 Park Avenue, 32nd Floor, NY, NY 10016
(5)	5728 Major Blvd., Suite 301, Orlando, FL 32819	Emerson Investments International. Inc., 370 CenterPointe Circle, Suite 1136, Altamonte Springs, FL 32701
(6)	7990 SW 117 Ave, Ste 215, Miami, FL 33183	William & Phyllis Grossman, Co-Trustees of the 7990 Land Trust Dated 6/20/86 DBA The 7990 Building 9655 S Dixie Hwy, Ste 300 Miami, FL 33156
(7)	278 Franklin Road, No. 4-238, City Park, Brentwood, TN	Mooreland Investors, LP 2000 Meridan Blvd., Ste 250 Frankli n, TN 37067 Attn: Property Management

Schedule 3.3(b)

Accounts

Huntington Bank Credit Agreement
EXHIBIT C - Security Agreement
Schedule 3.3(b)
List of Accounts

Company	Description	Bank	Acct #
Conifer Holdings, Inc.	Operating	Comerica	1852580065
Conifer Holdings, Inc.	Payroll	Comerica	1852580073
Conifer Holdings, Inc.	PPM	Comerica	1853033239
Conifer Holdings, Inc.	Law Office	Comerica	1853033338
American Colonial Insurance Services, Inc.	Operating	Comerica	1853146924
American Colonial Insurance Services, Inc.	Claims FBO: Home State	Wells Fargo	2000048813697
American Colonial Insurance Services, Inc.	Commissions	Wells Fargo	2000048814418
American Colonial Insurance Services, Inc.	Operating	Wells Fargo	2000048813956
American Colonial Insurance Services, Inc.	Payroll	Wells Fargo	2000048813969
American Colonial Insurance Services, Inc.	Premium Trust FBO ACIC	Wells Fargo	2000048815103
American Colonial Insurance Services, Inc.	Premium Trust FBO Home State	Wells Fargo	2000048813765
Sycamore Insurance Agency, Inc.	Operating	Comerica	1852854213
Sycamore Insurance Agency, Inc.	Checking	Comerica	1853147179
Sycamore Insurance Agency, Inc.	BSU	Fifth Third	7976867932

Schedule 3.3(c)

Collateral Evidenced by Documents

None.

Schedule 3.7

Jurisdictions

(1) Michigan
(2) Pennsylvania
(3) Florida
(4) Tennessee

Schedule 4.1

Existing Promissory Notes and Tangible Chattel Paper

None.

Conifer Holding, Inc.
Credit Agreement
Dated as of June 21, 2018
Huntington Bank

Schedule 6.1

Jurisdictions

(1) Michigan

(2) Florida

Conifer Holdings, Inc.
Credit Agreement
Dated as of June 21, 2018
Huntington Bank

Schedule 6.2

Names

Sycamore Insurance Agency, Inc. DBA Names:

1) Blue Spruce Underwriters
2) Blue Spruce Insurance Services in CA
3) Blue Spruce Underwriters Services in NY
4) Blue Spruce
5) Blue Spruce Underwriters
6) Indica
7) Blue Spruce Underwriters, Inc.
8) Indica Insurance Group
9) Indica Group

Conifer Holdings, Inc.
Credit Agreement
Dated as of June 21, 2018
Huntington Bank

Schedule 7.3(b)

Real Property

None.

Conifer Holdings, Inc.
Credit Agreement
Dated as of June 21, 2018
Huntington Bank

Schedule 7.5

Compliance with Laws

None.

Conifer Holdings, Inc.
Credit Agreement
Dated as of June 21, 2018
Huntington Bank

Schedule 7.7

ERISA

None.

Conifer Holdings, Inc.
Credit Agreement
Dated as of June 21, 2018
Huntington Bank

Schedule 7.11

Subsidiaries of Borrower

(1) American Colonial Insurance Services, Inc.
(2) Conifer Insurance Company
(3) Red Cedar Insurance Company
(4) Sycamore Insurance Agency, Inc.
(5) White Pine Insurance Company

Conifer Holdings, Inc.
Credit Agreement
Dated as of June 21, 2018
Huntington Bank

Schedule 7.12

Environmental

None.

Conifer Holdings, Inc.
Credit Agreement
Dated as of June 21, 2018
Huntington Bank

Schedule 7.17

Union Contracts

None.

Conifer Holdings, Inc.
Credit Agreement
Dated as of June 21, 2018
Huntington Bank

Schedule 9.1(b)

Debt

None.

Conifer Holdings, Inc.
Credit Agreement
Dated as of June 21, 2018
Huntington Bank

Schedule 9.3

Guarantees

None.

Conifer Holdings, Inc.
Credit Agreement
Dated as of June 21, 2018
Huntington Bank

Schedule 9.5(c)

Liens

None.

Conifer Holdings, Inc.
Credit Agreement
Dated as of June 21, 2018
Huntington Bank

Schedule 9.8

Affiliate Transactions

None.

Conifer Holdings, Inc.
Credit Agreement
Dated as of June 21, 2018
Huntington Bank

Schedule 9.10

Investments

None.